FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-03

Morgan Stanley Capital I Trust 2016-UBS11

Free Writing Prospectus

 Structural and Collateral Term Sheet

$719,759,663

(Approximate Total Mortgage Pool Balance)

$632,488,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

UBS Real Estate Securities Inc.

KeyBank National Association

Natixis Real Estate Capital LLC

Morgan Stanley Mortgage Capital Holdings LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2016-UBS11

August 8, 2016

MORGAN STANLEY Co-Lead Bookrunning Manager	UBS Securities LLC Co-Lead Bookrunning Manager

KeyBanc Capital Markets Co-Manager	Natixis Securities Americas LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

2

MSC 2016-UBS11	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s/S&P)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)/AAA(sf)	$42,100,000	30.000%	(7)	2.47	1 - 56	17.7%	37.8%
Class A-2	AAAsf/AAA(sf)/Aaa(sf)/AAA(sf)	$60,300,000	30.000%	(7)	4.88	56 - 59	17.7%	37.8%
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)/AAA(sf)	$55,900,000	30.000%	(7)	7.26	59 - 113	17.7%	37.8%
Class A-3	AAAsf/AAA(sf)/Aaa(sf)/AAA(sf)	$170,000,000	30.000%	(7)	9.87	113 - 120	17.7%	37.8%
Class A-4	AAAsf/AAA(sf)/Aaa(sf)/AAA(sf)	$175,531,000	30.000%	(7)	9.97	120 - 120	17.7%	37.8%
Class X-A	AAAsf/AAA(sf)/Aaa(sf)/AAA(sf)	$503,831,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR/NR	$128,657,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa3(sf)/AA(sf)	$60,280,000	21.625%	(7)	9.97	120 - 120	15.8%	42.3%
Class B	AA-sf/AA(sf)/NR/NR	$34,189,000	16.875%	(7)	9.97	120 - 120	14.9%	44.9%
Class C	A-sf/A(sf)/NR/NR	$34,188,000	12.125%	(7)	9.97	120 - 120	14.1%	47.5%

Privately Offered Certificates(10)

Class	Expected Ratings (Fitch/KBRA/Moody’s/S&P)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/BBB-(sf)/NR/NR	$36,888,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/BB-(sf)/NR/NR	$17,994,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-F	B-sf/B(sf)/NR/NR	$7,198,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/NR/NR	$25,191,662(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	BBB-sf/BBB-(sf)/NR/NR	$36,888,000	7.000%	(7)	9.97	120 - 120	13.3%	50.2%
Class E	BB-sf/BB-(sf)/NR/NR	$17,994,000	4.500%	(7)	9.97	120 - 120	13.0%	51.6%
Class F	B-sf/B(sf)/NR/NR	$7,198,000	3.500%	(7)	9.97	120 - 120	12.8%	52.1%
Class G	NR/NR/NR/NR	$25,191,662	0.000%	(7)	9.97	120 - 120	12.4%	54.0%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc.(“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated August 8, 2016 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(4)	The Expected Weighted Average Life and Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

3

MSC 2016-UBS11	Structural Overview

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the outstanding certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

4

MSC 2016-UBS11	Structural Overview

Issue Characteristics

Offered Certificates:	$632,488,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and UBS Securities LLC
Co-Managers:	KeyBanc Capital Markets Inc. and Natixis Securities Americas LLC
Mortgage Loan Sellers:	UBS Real Estate Securities Inc., KeyBank National Association, Natixis Real Estate Capital LLC and Morgan Stanley Mortgage Capital Holdings LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and S&P Global Ratings
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	CWCapital Asset Management LLC
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Ellington Management Group, LLC or an affiliate thereof
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2016 (or, in the case of any mortgage loan that has its first due date in September 2016, the date that would have been its due date in August 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of August 8, 2016
Expected Closing Date:	Week of August 22, 2016
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in September 2016.
Rated Final Distribution Date:	The distribution date in August 2049
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSC 2016-UBS11<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

5

MSC 2016-UBS11	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F and Class X-G certificates and other than the Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class V and Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to 0.25% per annum. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

6

MSC 2016-UBS11	Structural Overview

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement–Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Control Eligible Certificates) for that distribution date. Any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-G certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each class of principal balance certificates then entitled to distributions of principal on the related distribution date the product of (a) any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage, (b) the related Base Interest Fraction for such class and the applicable principal prepayment and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date. Any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Subordinate Distribution Amount”) will be distributed to the holders of the Class X certificates as follows: (1) first, to the Class X-E and Class X-F certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Subordinate Distribution Amount for the applicable distribution date, and (2) second, to the Class X-G certificates, in an amount equal to the portion of the Class X YM Subordinate Distribution Amount remaining after the distributions to the holders of the Class X-E and Class X-F certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

7

MSC 2016-UBS11	Structural Overview

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.

Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan”) that will be serviced pursuant to the related intercreditor agreement and (subject to the discussion in the next paragraph) the pooling and servicing agreement for this transaction: SSTII Self Storage Portfolio, 132 West 27th Street, Plaza Mexico – Los Angeles and Sixty Soho. With respect to each such mortgaged property, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.

With respect to the Sixty Soho whole loan, the pooling and servicing agreement for this transaction will govern servicing of the whole loan until the securitization of the related control note; however, servicing of the whole loan will generally be directed by the holder of such control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, the Sixty Soho whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “non-serviced pari passu companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Vertex Pharmaceuticals HQ and Sixty Soho (after the securitization of the Sixty Soho control note). With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced pari passu whole loan.” Each non-serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced pari passu whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be Ellington Management Group, LLC or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

8

MSC 2016-UBS11	Structural Overview

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G certificates.
Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class E certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder and the operating advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to the terms of the pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the closing date, it is expected that there will be no Excluded Loans in this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

9

MSC 2016-UBS11	Structural Overview

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and the Sixty Soho whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such non-serviced whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the appraised value of the related mortgaged property plus (y) any capital or additional collateral contributed by the related borrower at the time the loan became an AB Modified Loan plus (z) certain escrows or reserves (including letters of credit) in addition to any amounts set forth in the immediately preceding clause (y) held with respect to the mortgage loan.

As used herein, a “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or Consultation Termination Event and the allocation of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to obtain (and will be required to use reasonable efforts to obtain within 60 days from receipt of the Requesting Holders’ written request) an appraisal prepared on an “as is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans), the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Cumulative Appraisal Reduction Amounts on serviced mortgage loans) will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

10

MSC 2016-UBS11	Structural Overview

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Sale of Defaulted Loans:

Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer may offer to sell a defaulted serviced mortgage loan, in which event it is required to use reasonable efforts to solicit offers for such defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the first or highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, a holder of any related companion loan or mezzanine loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a companion loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If the first or highest offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party, and the trustee will be entitled to rely on the opinion of an independent appraiser or other independent expert retained by the trustee in connection with making such determination. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines (with respect to any mortgage loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a serviced whole loan or an REO property related to a serviced whole loan, the related companion loan holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to a serviced whole loan or REO property related to a serviced whole loan, the holder(s) of the related companion loan(s), as a collective whole as if such Certificateholders and, if applicable, the related companion holder(s) constituted a single lender (taking into account the subordinate nature of any subordinate companion loan), so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2016-UBS11 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced at any time by the Directing Certificateholder.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

11

MSC 2016-UBS11	Structural Overview

such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, which such vote must occur within 180 days of the posting of such notice.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 75% of the aggregate voting rights (other than with respect to the termination of the asset representations reviewer, taking into account the application of any Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to the Sixty Soho whole loan, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced pari passu whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2016-UBS11 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be entitled to select a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the certificate administrator will be required to promptly provide written notice of such resignation to all certificateholders by posting such notice on its internet website, and the Excluded Special Servicer will be appointed upon the written direction of the holders of more than 50% of the voting rights of the certificates that exercise their right to vote (provided, that holders of at least 20% of the total voting rights of the certificates exercise their right to vote). If such Excluded Special Servicer has not been appointed pursuant to the preceding sentence within 30 days after the certificate administrator’s posting of such notice, the certificate administrator will be required to provide written notice to the resigning special servicer that such Excluded Special Servicer has not been appointed, and such resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

12

MSC 2016-UBS11	Structural Overview

Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on an annual meeting with the special servicer and any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and Replacement of Special Servicer.”

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class X-E, Class X-F, Class X-G, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently a majority of those Certificateholders casting a vote authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

13

MSC 2016-UBS11	Structural Overview

result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

14

MSC 2016-UBS11	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
UBS Real Estate Securities Inc.	17	19	$357,124,023	49.6%
KeyBank National Association	11	39	$148,772,877	20.7%
Natixis Real Estate Capital LLC	7	14	$122,962,763	17.1%
Morgan Stanley Mortgage Capital Holdings LLC	3	3	$90,900,000	12.6%
Total:	38	75	$719,759,663	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$719,759,663
Number of Mortgage Loans:	38
Average Cut-off Date Balance per Mortgage Loan:	$18,941,044
Number of Mortgaged Properties:	75
Average Cut-off Date Balance per Mortgaged Property:	$9,596,796
Weighted Average Mortgage Rate:	4.2301%
% of Pool Secured by 5 Largest Mortgage Loans:	43.7%
% of Pool Secured by 10 Largest Mortgage Loans:	65.6%
% of Pool Secured by ARD Loans(2):	19.2%
Weighted Average Original Term to Maturity (months)(2):	115
Weighted Average Remaining Term to Maturity (months)(2):	115
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	11.8%
% of Pool Secured by Refinance Loans:	88.9%
% of Pool Secured by Acquisition Loans:	10.7%
% of Pool Secured by Refinance and Acquisition Loans:	0.4%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	36.2%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	22.1%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	2.40x
Weighted Average UW NOI Debt Yield:	12.4%
Weighted Average UW NCF DSCR:	2.27x
Weighted Average UW NCF Debt Yield:	11.6%
Weighted Average Cut-off Date LTV Ratio(4):	54.0%
Weighted Average Maturity Date LTV Ratio(2)(4):	45.9%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

15

MSC 2016-UBS11	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	341
Weighted Average Remaining Amortization Term (months):	340
% of Pool Amortizing Balloon:	60.2%
% of Pool Interest Only through Maturity(2):	23.8%
% of Pool Interest Only followed by Amortizing Balloon:	16.1%
% of Pool Fully Amortizing:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	50.1%
% of Pool with Springing Lockboxes:	45.0%
% of Pool with Soft Lockboxes:	4.9%
% of Pool with No Lockboxes:	0.0%

Reserves

% of Pool Requiring Tax Reserves:	80.1%
% of Pool Requiring Insurance Reserves:	50.2%
% of Pool Requiring Replacement Reserves:	78.0%
% of Pool Requiring TI/LC Reserves(5):	79.6%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	71.8%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	15.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	12.6%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2016.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing, other (leased fee and net lease) and self-storage properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

16

MSC 2016-UBS11	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Vertex Pharmaceuticals HQ(1)	Boston	MA	Office	$70,000,000	9.7%	1,133,723	$374.87	6.28x	17.9%	35.5%	35.5%
2	KeyBank	SSTII Self Storage Portfolio(1)	Various	Various	Self Storage	$70,000,000	9.7%	1,765,551	$53.81	1.84x	10.8%	45.0%	40.9%
3	UBSRES	132 West 27th Street(1)	New York	NY	Other	$68,250,000	9.5%	313	$335,463.26	1.70x	10.0%	47.3%	37.9%
4	UBSRES	Irish Hills Plaza & Broadway Plaza	Various	CA	Retail	$56,500,000	7.8%	311,816	$181.20	1.38x	8.9%	65.6%	53.4%
5	UBSRES	The 511 Building	Minneapolis	MN	Office	$50,000,000	6.9%	295,259	$169.34	2.60x	16.3%	44.8%	31.9%
6	Natixis	Fairfield Inn Times Square Fee	New York	NY	Other	$49,000,000	6.8%	244	$200,819.67	1.71x	7.4%	59.5%	59.5%
7	Natixis	Plaza Mexico - Los Angeles(1)	Lynwood	CA	Retail	$40,000,000	5.6%	404,064	$262.33	1.85x	9.1%	57.6%	57.6%
8	UBSRES	The Henry	Dearborn	MI	Hospitality	$29,945,904	4.2%	308	$97,226.96	2.62x	19.9%	46.1%	33.5%
9	KeyBank	The Pinnacle at Bristol Phase II	Bristol	TN	Retail	$22,230,000	3.1%	122,365	$181.67	1.50x	9.4%	65.0%	52.0%
10	KeyBank	Gateway Plaza	Visalia	CA	Retail	$16,400,000	2.3%	119,290	$137.48	1.38x	9.0%	74.5%	63.5%
		Total/Wtd. Avg.				$472,325,904	65.6%			2.51x	12.0%	51.0%	44.4%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

17

MSC 2016-UBS11	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Vertex Pharmaceuticals HQ	$70,000,000	$355,000,000	$425,000,000	WFCM 2016-BNK1	Wells Fargo	Rialto	WFCM 2016-BNK1	6.28x	17.9%	35.5%
2	KeyBank	SSTII Self Storage Portfolio	$70,000,000	$25,000,000	$95,000,000	MSC 2016-UBS11	Midland	CWCapital	MSC 2016-UBS11	1.84x	10.8%	45.0%
3	UBSRES	132 West 27th Street	$68,250,000	$36,750,000	$105,000,000	MSC 2016-UBS11	Midland	CWCapital	MSC 2016-UBS11	1.70x	10.0%	47.3%
7	Natixis	Plaza Mexico - Los Angeles	$40,000,000	$66,000,000	$106,000,000	MSC 2016-UBS11	Midland	CWCapital	MSC 2016-UBS11	1.85x	9.1%	57.6%
18	Natixis	Sixty Soho	$12,000,000	$26,650,000	$38,650,000	MSC 2016-UBS11(2)	Midland(2)	CWCapital(2)	(2)	2.01x	11.1%	47.8%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	With respect to the Sixty Soho whole loan, the holder of the Sixty Soho control note (which is not included in this securitization) will be the controlling noteholder. Upon a securitization of such control note, servicing of the related whole loan will be governed by the pooling and servicing agreement entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement is expected to have certain consent and control rights regarding servicing of the related whole loan similar to those of the MSC 2016-UBS11 directing certificateholder with respect to the mortgage loans serviced under the pooling and servicing agreement for this securitization. The master servicer and the special servicer under the pooling and servicing agreement for any such future securitization of the Sixty Soho control note may not be the same as the entities listed above with respect to the related whole loan. See “Description of the Mortgage Loans—The Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

18

MSC 2016-UBS11	Characteristics of the Mortgage Loans

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
1	MSMCH	Vertex Pharmaceuticals HQ	$70,000,000	$374.87	$195,000,000	6.28x	17.9%	35.5%	3.42x	12.3%	51.8%
6	Natixis	Fairfield Inn Times Square Fee	$49,000,000	$200,819.67	$11,000,000	1.71x	7.4%	59.5%	1.22x	6.0%	72.8%
7	Natixis	Plaza Mexico - Los Angeles	$40,000,000	$262.33	$14,000,000	1.85x	9.1%	57.6%	1.36x	8.0%	65.2%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

19

MSC 2016-UBS11	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
4	UBSRES	Irish Hills Plaza & Broadway Plaza	Various	CA	Retail	$56,500,000	7.8%	311,816	$181.20	1.38x	8.9%	65.6%	53.4%	LBUBS 2007-C6; LBUBS 2006-C7
5	UBSRES	The 511 Building	Minneapolis	MN	Office	$50,000,000	6.9%	295,259	$169.34	2.60x	16.3%	44.8%	31.9%	COMM 2006-C8
6	Natixis	Fairfield Inn Times Square Fee	New York	NY	Other	$49,000,000	6.8%	244	$200,819.67	1.71x	7.4%	59.5%	59.5%	DBUBS 2011-LC3A
7	Natixis	Plaza Mexico – Los Angeles	Lynwood	CA	Retail	$40,000,000	5.6%	404,064	$262.33	1.85x	9.1%	57.6%	57.6%	CFCRE 2011-C2
8	UBSRES	The Henry	Dearborn	MI	Hospitality	$29,945,904	4.2%	308	$97,226.96	2.62x	19.9%	46.1%	33.5%	WFRBS 2013-C13
13	UBSRES	Nameoki Commons	Granite City	IL	Retail	$16,232,323	2.3%	155,421	$104.44	1.42x	10.1%	72.1%	59.3%	GSMS 2006-GG8
14	UBSRES	Martin Resorts - Best Western Plus Shore Cliff Lodge	Pismo Beach	CA	Hospitality	$15,800,000	2.2%	100	$158,000	2.43x	17.3%	42.5%	31.0%	LBUBS 2006-C7
18	Natixis	Sixty Soho	New York	NY	Hospitality	$12,000,000	1.7%	97	$398,453.61	2.01x	11.1%	47.8%	47.8%	BSCMS 2006-T22
19	UBSRES	Stadium Plaza North	Rancho Cucamonga	CA	Industrial	$11,986,640	1.7%	144,867	$82.74	1.35x	9.3%	55.8%	45.7%	CSMC 2006-C4
21	UBSRES	Martin Resorts - Avila Lighthouse Suites	Avila Beach	CA	Hospitality	$11,400,000	1.6%	54	$211,111.11	2.32x	16.6%	42.7%	31.2%	LBUBS 2006-C7
22	UBSRES	Martin Resorts - Pismo Lighthouse Suites	Pismo Beach	CA	Hospitality	$11,300,000	1.6%	70	$161,428.57	2.66x	18.9%	33.6%	24.5%	LBUBS 2006-C7
24	UBSRES	Martin Resorts - Paso Robles Inn	Paso Robles	CA	Hospitality	$9,400,000	1.3%	98	$95,918.37	2.91x	21.9%	37.2%	27.1%	LBUBS 2006-C7
26	MSMCH	Hilton Garden Inn Kennett Square	East Marlborough Township	PA	Hospitality	$7,150,000	1.0%	92	$77,717.39	1.94x	14.8%	55.4%	40.5%	BSCMS 2006-PW14
28	UBSRES	Woodland Village Apartments	Fayetteville	NC	Multifamily	$5,200,000	0.7%	96	$54,166.67	1.33x	8.9%	74.8%	61.5%	CGMT 2006-C5
29	UBSRES	Martin Resorts - The Inn at the Cove	Pismo Beach	CA	Hospitality	$5,100,000	0.7%	52	$98,076.92	3.41x	24.5%	30.5%	22.3%	LBUBS 2006-C7
31	KeyBank	Chesapeake Square	Onley	VA	Retail	$4,600,000	0.6%	99,848	$46.07	1.44x	10.8%	69.7%	56.9%	LBUBS 2005-C5
32	Natixis	Great Falls Plaza	Roanoke Rapids	NC	Retail	$4,175,000	0.6%	120,624	$34.61	1.35x	10.4%	64.2%	52.9%	JPMCC 2006-CB17
34	KeyBank	Carnegie Corporate Plaza	Solon	OH	Industrial	$3,150,000	0.4%	79,014	$39.87	1.56x	11.5%	58.3%	47.7%	MLCFC 2006-2
36	Natixis	2074-2100 Park Street	Hartford	CT	Mixed Use	$2743,746	0.4%	46,245	$59.33	1.94x	13.6%	74.2%	61.2%	CSMC 2006-C3
37	KeyBank	StaxUp Self Storage - Calexico	Calexico	CA	Self Storage	$2,592,877	0.4%	58,425	$44.38	1.54x	10.7%	69.7%	64.9%	MLMT 2005-LC1
		Total				$348,276,491	48.4%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

20

MSC 2016-UBS11	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($60,300,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
7	Natixis	Plaza Mexico - Los Angeles	CA	Retail	$40,000,000	5.6%	$40,000,000	66.3%	404,064	$262.33	1.85x	9.1%	57.6%	57.6%	59	59
11	UBSRES	Centre City Tower	PA	Office	$16,384,935	2.3%	$15,280,803	25.3%	282,881	$57.92	1.29x	11.5%	73.5%	68.5%	0	59
37	KeyBank	StaxUp Self Storage – Calexico	CA	Self Storage	$2,592,877	0.4%	$2,416,027	4.0%	58,425	$44.38	1.54x	10.7%	69.7%	64.9%	0	56
		Total/Wtd. Avg.			$58,977,812	8.2%	$57,696,830	95.7%			1.68x	9.8%	62.5%	60.9%	40	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(2)	Cut-off Date Balance per SF/Unit, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations for the Plaza Mexico – Los Angeles mortgage loan include the related pari passu companion loans.

This is not a research report and was not prepared by any Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

21

MSC 2016-UBS11	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	18	$190,027,299	26.4%	4.5593%	1.53x	9.4%	65.9%	55.9%
Anchored	9	$157,707,323	21.9%	4.5600%	1.54x	9.4%	65.8%	56.3%
Shadow Anchored	1	$22,230,000	3.1%	4.1500%	1.50x	9.4%	65.0%	52.0%
Single Tenant	8	$10,089,976	1.4%	5.4500%	1.41x	10.4%	69.5%	58.2%
Hospitality	12	$142,080,125	19.7%	4.4556%	2.33x	17.0%	48.3%	36.9%
Limited Service	7	$67,325,000	9.4%	4.3873%	2.33x	17.0%	45.8%	33.1%
Full Service	3	$51,345,904	7.1%	4.2735%	2.53x	18.2%	44.9%	35.7%
Extended Stay	1	$16,259,220	2.3%	5.3820%	1.84x	13.7%	66.4%	55.4%
Select Service	1	$7,150,000	1.0%	4.3000%	1.94x	14.8%	55.4%	40.5%
Office	5	$141,584,935	19.7%	3.4718%	4.23x	16.3%	43.9%	38.5%
CBD	2	$86,384,935	12.0%	3.3296%	5.33x	16.7%	42.7%	41.8%
Data Center	1	$50,000,000	6.9%	3.6000%	2.60x	16.3%	44.8%	31.9%
Medical	2	$5,200,000	0.7%	4.6000%	1.61x	10.6%	53.8%	47.3%
Other	2	$117,250,000	16.3%	4.2163%	1.70x	8.9%	52.4%	46.9%
Net Lease	1	$68,250,000	9.5%	4.1835%	1.70x	10.0%	47.3%	37.9%
Leased Fee	1	$49,000,000	6.8%	4.2620%	1.71x	7.4%	59.5%	59.5%
Self Storage	31	$81,067,877	11.3%	4.0389%	1.78x	10.6%	48.9%	44.0%
Self Storage	31	$81,067,877	11.3%	4.0389%	1.78x	10.6%	48.9%	44.0%
Industrial	3	$30,851,640	4.3%	4.6777%	1.45x	10.1%	63.4%	53.3%
Warehouse	1	$15,715,000	2.2%	4.5700%	1.51x	10.4%	70.2%	60.2%
Flex	1	$11,986,640	1.7%	4.8000%	1.35x	9.3%	55.8%	45.7%
Office Warehouse	1	$3,150,000	0.4%	4.7500%	1.56x	11.5%	58.3%	47.7%
Multifamily	2	$10,154,041	1.4%	5.4000%	1.36x	10.0%	74.4%	62.3%
Garden	2	$10,154,041	1.4%	5.4000%	1.36x	10.0%	74.4%	62.3%
Mixed Use	2	$6,743,746	0.9%	4.8476%	1.69x	11.8%	64.7%	53.0%
Retail/Industrial/Office	1	$4,000,000	0.6%	4.7500%	1.52x	10.5%	58.1%	47.4%
Office/Retail	1	$2,743,746	0.4%	4.9900%	1.94x	13.6%	74.2%	61.2%
Total/Wtd. Avg.	75	$719,759,663	100.0%	4.2301%	2.27x	12.4%	54.0%	45.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

22

MSC 2016-UBS11	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	26	$223,526,129	31.1%	4.4116%	1.84x	11.7%	54.7%	46.6%
California – Southern(2)	22	$209,197,931	29.1%	4.4253%	1.85x	11.8%	54.6%	46.6%
California – Northern(2)	4	$14,328,198	2.0%	4.2109%	1.70x	10.7%	56.4%	46.2%
New York	3	$129,250,000	18.0%	4.2635%	1.73x	9.1%	52.0%	47.0%
New York City	3	$129,250,000	18.0%	4.2635%	1.73x	9.1%	52.0%	47.0%
Massachusetts	1	$70,000,000	9.7%	2.7982%	6.28x	17.9%	35.5%	35.5%
Minnesota	1	$50,000,000	6.9%	3.6000%	2.60x	16.3%	44.8%	31.9%
Michigan	6	$45,732,704	6.4%	4.2110%	2.26x	16.4%	51.3%	40.2%
Pennsylvania	2	$23,534,935	3.3%	5.2051%	1.49x	12.5%	68.0%	60.0%
Florida	3	$23,479,851	3.3%	4.9232%	1.84x	12.8%	59.8%	50.9%
Tennessee	1	$22,230,000	3.1%	4.1500%	1.50x	9.4%	65.0%	52.0%
Illinois	4	$21,526,218	3.0%	4.7288%	1.50x	10.3%	66.5%	55.6%
Connecticut	2	$18,458,746	2.6%	4.6324%	1.57x	10.9%	70.8%	60.3%
Georgia	2	$15,111,539	2.1%	3.9032%	1.72x	10.6%	68.8%	54.6%
North Carolina	3	$13,375,000	1.9%	4.8882%	1.39x	9.8%	66.5%	54.6%
Kentucky	1	$12,125,000	1.7%	4.2600%	2.12x	15.6%	54.1%	39.5%
Kansas	2	$11,600,000	1.6%	5.0363%	1.63x	13.4%	63.0%	44.1%
Texas	2	$7,814,041	1.1%	5.4261%	1.48x	11.0%	66.2%	57.0%
Colorado	3	$6,892,419	1.0%	3.8900%	1.84x	10.8%	45.0%	40.9%
Louisiana	5	$6,383,950	0.9%	5.4500%	1.41x	10.4%	69.5%	58.2%
Virginia	1	$4,600,000	0.6%	4.7000%	1.44x	10.8%	69.7%	56.9%
Ohio	1	$3,150,000	0.4%	4.7500%	1.56x	11.5%	58.3%	47.7%
Alabama	1	$3,045,064	0.4%	3.8900%	1.84x	10.8%	45.0%	40.9%
Maryland	1	$2,552,748	0.4%	3.8900%	1.84x	10.8%	45.0%	40.9%
Washington	1	$2,005,731	0.3%	3.8900%	1.84x	10.8%	45.0%	40.9%
Mississippi	1	$1,180,927	0.2%	5.4500%	1.41x	10.4%	69.5%	58.2%
Arkansas	1	$1,163,560	0.2%	5.4500%	1.41x	10.4%	69.5%	58.2%
New Jersey	1	$1,021,100	0.1%	3.8900%	1.84x	10.8%	45.0%	40.9%
Total/Wtd. Avg.	75	$719,759,663	100.0%	4.2301%	2.27x	12.4%	54.0%	45.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

23

MSC 2016-UBS11	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,340,000 - 5,000,000	9	31,415,664	4.4
5,000,001 - 10,000,000	6	41,375,000	5.7
10,000,001 - 15,000,000	8	94,251,616	13.1
15,000,001 - 20,000,000	6	96,791,479	13.4
20,000,001 - 25,000,000	1	22,230,000	3.1
25,000,001 - 50,000,000	4	168,945,904	23.5
50,000,001 - 70,000,000	4	264,750,000	36.8
Total:	38	$719,759,663	100.0%
Min: $2,340,000 Max: $70,000,000 Avg: $18,941,044

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	26	223,526,129	31.1
California – Southern(2)	22	209,197,931	29.1
California – Northern(2)	4	14,328,198	2.0
New York	3	129,250,000	18.0
Massachusetts	1	70,000,000	9.7
Minnesota	1	50,000,000	6.9
Michigan	6	45,732,704	6.4
Pennsylvania	2	23,534,935	3.3
Florida	3	23,479,851	3.3
Tennessee	1	22,230,000	3.1
Illinois	4	21,526,218	3.0
Connecticut	2	18,458,746	2.6
Georgia	2	15,111,539	2.1
North Carolina	3	13,375,000	1.9
Kentucky	1	12,125,000	1.7
Kansas	2	11,600,000	1.6
Texas	2	7,814,041	1.1
Colorado	3	6,892,419	1.0
Louisiana	5	6,383,950	0.9
Virginia	1	4,600,000	0.6
Ohio	1	3,150,000	0.4
Alabama	1	3,045,064	0.4
Maryland	1	2,552,748	0.4
Washington	1	2,005,731	0.3
Mississippi	1	1,180,927	0.2
Arkansas	1	1,163,560	0.2
New Jersey	1	1,021,100	0.1
Total:	75	$719,759,663	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	18	190,027,299	26.4
Anchored	9	157,707,323	21.9
Shadow Anchored	1	22,230,000	3.1
Single Tenant	8	10,089,976	1.4
Hospitality	12	142,080,125	19.7
Limited Service	7	67,325,000	9.4
Full Service	3	51,345,904	7.1
Extended Stay	1	16,259,220	2.3
Select Service	1	7,150,000	1.0
Office	5	141,584,935	19.7
CBD	2	86,384,935	12.0
Data Center	1	50,000,000	6.9
Medical	2	5,200,000	0.7
Other	2	117,250,000	16.3
Net Lease	1	68,250,000	9.5
Leased Fee	1	49,000,000	6.8
Self Storage	31	81,067,877	11.3
Self Storage	31	81,067,877	11.3
Industrial	3	30,851,640	4.3
Warehouse	1	15,715,000	2.2
Flex	1	11,986,640	1.7
Office/Warehouse	1	3,150,000	0.4
Multifamily	2	10,154,041	1.4
Garden	2	10,154,041	1.4
Mixed Use	2	6,743,746	0.9
Retail/Industrial/Office	1	4,000,000	0.6
Office/Retail	1	2,743,746	0.4
Total/Wtd. Avg.	75	$719,759,663	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.7982 - 4.5000	16	461,850,904	64.2
4.5001 - 5.0000	16	196,027,709	27.2
5.0001 - 5.5000	4	40,542,073	5.6
5.5001 - 5.9030	2	21,338,976	3.0
Total:	38	$719,759,663	100.0%
Min: 2.7982% Max: 5.9030% Wtd Avg: 4.2301%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	3	58,977,812	8.2
120	34	648,781,850	90.1
132	1	12,000,000	1.7
Total:	38	$719,759,663	100.0%
Min: 60 mos. Max: 132 mos. Wtd Avg: 115 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
56 - 60	3	58,977,812	8.2
107 - 120	35	660,781,850	91.8
Total:	38	$719,759,663	100.0%
Min: 56 mos. Max: 120 mos. Wtd Avg: 115 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	4	171,000,000	23.8
270	1	11,600,000	1.6
300	10	158,270,904	22.0
360	23	378,888,758	52.6
Total:	38	$719,759,663	100.0%
Min: 270 mos. Max: 360 mos. Wtd Avg: 341 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	4	171,000,000	23.8
235 - 270	1	11,600,000	1.6
287 - 300	10	158,270,904	22.0
350 - 360	23	378,888,758	52.6
Total:	38	$719,759,663	100.0%
Min: 235 mos. Max: 360 mos. Wtd Avg: 340 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
UBS Real Estate Securities Inc.	17	357,124,023	49.6
KeyBank National Association	11	148,772,877	20.7
Natixis Real Estate Capial LLC	7	122,962,763	17.1
Morgan Stanley Mortgage Capital Holdings LLC	3	90,900,000	12.6
Total:	38	$719,759,663	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Amortizing Balloon	27	364,719,663	50.7
Interest Only	3	101,000,000	14.0
Partial Interest Only	6	115,790,000	16.1
Interest Only, ARD	1	70,000,000	9.7
Amortizing Balloon,	1	68,250,000	9.5
Total:	38	$719,759,663	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.5 - 40.0	4	95,800,000	13.3
40.1 - 50.0	7	257,395,904	35.8
50.1 - 60.0	9	132,611,640	18.4
60.1 - 65.0	3	38,005,000	5.3
65.1 - 70.0	6	103,792,073	14.4
70.1 - 75.0	9	92,155,045	12.8
Total:	38	$719,759,663	100.0%
Min: 30.5% Max: 75.0% Wtd Avg: 54.0%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
31.3 - 40.0	10	283,320,904	39.4
40.1 - 50.0	9	125,086,640	17.4
50.1 - 55.0	5	102,705,000	14.3
55.1 - 60.0	6	136,181,519	18.9
60.1 - 65.0	7	56,080,664	7.8
65.1 - 68.5	1	16,384,935	2.3
Total:	38	$719,759,663	100.0%
Min: 22.3% Max: 68.5% Wtd Avg: 45.9%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.29 - 1.30	1	16,384,935	2.3
1.31 - 1.40	7	107,690,681	15.0
1.41 - 1.50	4	53,152,299	7.4
1.51 - 1.60	6	33,847,877	4.7
1.61 - 1.80	5	145,460,000	20.2
1.81 - 2.00	5	136,152,966	18.9
2.01 - 2.25	2	24,125,000	3.4
2.26 - 2.50	2	27,200,000	3.8
2.51 - 3.00	4	100,645,904	14.0
3.01 - 6.28	2	75,100,000	10.4
Total:	38	$719,759,663	100.0%
Min: 1.29x Max: 6.28x Wtd Avg: 2.27x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.4 - 8.0	1	49,000,000	6.8
8.1 - 9.0	4	86,575,000	12.0
9.1 - 9.5	3	74,216,640	10.3
9.6 - 10.0	1	68,250,000	9.5
10.1 - 10.5	5	50,212,299	7.0
10.6 - 11.0	7	102,192,877	14.2
11.1 - 12.0	4	36,488,976	5.1
12.1 - 14.0	3	30,602,966	4.3
14.1 - 16.0	2	19,275,000	2.7
16.1 - 24.5	8	202,945,904	28.2
Total:	38	$719,759,663	100.0%
Min: 7.4% Max: 24.5% Wtd Avg: 12.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

24

MSC 2016-UBS11	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	August 2016	August 2017	August 2018	August 2019	August 2020
Locked Out/Defeasance	98.3%	94.2%	74.1%	71.7%	71.7%
Yield Maintenance Total	1.7%	5.8%	25.9%	28.3%	28.3%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$719,759,663	$711,833,559	$703,410,747	$694,123,327	$684,394,056
% Initial Pool Balance	100.0%	98.9%	97.7%	96.4%	95.1%

Prepayment Restrictions	August 2021	August 2022	August 2023	August 2024	August 2025
Locked Out/Defeasance	69.0%	68.8%	68.7%	68.5%	68.3%
Yield Maintenance Total	31.0%	31.2%	31.3%	31.5%	31.7%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$616,533,290	$604,944,666	$592,841,853	$580,257,623	$567,058,613
% Initial Pool Balance	85.7%	84.0%	82.4%	80.6%	78.8%

(1)	The analysis is based on Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and a 0% CPR as discussed in the Preliminary Prospectus.

(2)	See description of Yield Maintenance under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1, YM, YM0.5, DEF/YM3 and DEF/YM1 on Annex A-1 to the Preliminary Prospectus.

(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

25

MSC 2016-UBS11	Vertex Pharmaceuticals HQ

Mortgage Loan No. 1 – Vertex Pharmaceuticals HQ

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

26

MSC 2016-UBS11	Vertex Pharmaceuticals HQ

Mortgage Loan No. 1 – Vertex Pharmaceuticals HQ

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

27

MSC 2016-UBS11	Vertex Pharmaceuticals HQ

Mortgage Loan No. 1 – Vertex Pharmaceuticals HQ

Vertex Pharmaceuticals HQ
11 Fan Pier Boulevard & 50 Northern Avenue
Boston, MA 02210
Charles River
Lagone Park
Cambridge 3 miles
CHARLESTOWN BRIDGE
ZAKIM BRIDGE
Commercial St
US Coast Guard Base
Sumner Tunnel
Callahan Tunnel
Maverick
Logan International Airport
East Boston
Maverick St
Sumner St
Marginal St
Piers Park
Old North Church
Boroughs Wharf
NORTH STATION
North End
Union Wharf
Boston Sailing Center
Hanover St
Paul Revere House
Atlantic Ave
Boston Yacht Haven
BLUE LINE
Merrimac St
Haymarket
Sudbury St
New England Holocaust Memorial
Cross St
Christopher Columbus Waterfront Park
Boston Waterboat Marina
JFK Federal Bldg.
City Hall Plaza
City Hall
Faneuil Hall
Rose Kennedy Greenway
Long Wharf
Central Wharf
Gov't. Center
28 State St.
60 State Street
State St
Aquarium
1 Beacon Street
1 Boston Place
State
75 State Street
India St
New England Aquarium
Boston Harbor
School St
Financial District
Milk St
India Wharf
GREEN LINE
ORANGE LINE
Suffolk University
Old South Meeting House
1 Post Office Sq.
Pearl St
One and Two International Place
Rowes Wharf
BOSTON
Downtown Crossing
Federal St
Congress St
Macy's
Lafayette City Center
1 Lincoln Street
Seaport Blvd
Independence Wharf
Federal Court House
Northern Ave
The Institute of Contemporary Art
Essex St
Federal Reserve Bank
Boston Tea Party Ships & Museum
Courthouse
District Hall
One Financial Center
Boston Children's Museum
Seaport World Trade Center
Chinatown
SOUTH STATION
Congress St
Boston Fire Museum
Boston Fish Pier
Kneeland St
Atlantic Ave
Summer St
SILVER LINE
Seaport District
Ted Williams Tunnel
MBTA
Fort Point Channel
Seaport Hotel
Seaport Blvd
Liberty Wharf
Blue Hills Bank Pavilion
Mass. Tpke.
RED LINE
Eastport Park
Ft. Point Channel Tunnel
WTC
306 Northern Ave.
Silver Line Way
Mass. Tpke.
Fort Point
Gillette Headquarters
Northern Ave. & Harbor St.
Boston Convention and Exhibition Center
D St
The Westin Boston Waterfront
Seaport Place
Summer St
MassDOT Highways Operations Center
Northern Ave. & Tide St.
Dry Dock Ave. @ Design Ctr.
25 Dry Dock Ave.
21 Dry Dock Ave.
Boston Design Ctr.
Marine Industrial Park
Black Falcon @ Design Ctr.
Cruiseport Boston
E St
Reserved Channel
D St
E St
Summer St
Pappas Way
South Boston
E 1st St
E 1st St
Dorchester St
Medal of Honor Park
Broadway
Burlington
Wakefield
Peabody
Salem
Marblehead
Bedford
Woburn
Stoneham
Lynn
Swampscott
Saugus
Melrose
Lexington
Winchester
Nahant
Medford
Malden
Arlington
Revere
Everett
Chelsea
Waltham
Somerville
Belmont
Winthrop
Watertown
CAMBRIDGE
Atlantic Ocean
Newton
Brookline
BOSTON
Wellesley
Needham
Milton
Quincy
Dedham
Dover
Westwood
Weymouth
Hingham
Braintree
Norwood
Randolph
Medfield

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

28

MSC 2016-UBS11	Vertex Pharmaceuticals HQ

Mortgage Loan No. 1 – Vertex Pharmaceuticals HQ

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$70,000,000			Location:	Boston, MA 02210
Cut-off Date Balance(1):	$70,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.7%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Senior Housing Properties Trust			Year Built/Renovated:	2013/N/A
Mortgage Rate(2):	2.79817647%			Size:	1,133,723 SF
Note Date:	7/15/2016			Cut-off Date Balance per SF (1):	$375
First Payment Date:	9/6/2016			Maturity Date or ARD Balance per SF(1):	$375
Anticipated Repayment Date:	8/6/2026			Property Manager:	The RMR Group LLC (borrower-related)
Maturity Date:	11/6/2028
Original Term to ARD:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$76,062,408
Seasoning:	0 months			UW NOI Debt Yield(1):	17.9%
Prepayment Provisions(3):	LO (24); DEF or YM 0.5 (89); O (7)			UW NOI Debt Yield at Maturity or ARD(1):	17.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	6.28x
Additional Debt Type(4):	Pari Passu/Mezzanine			Most Recent NOI:	$70,924,928 (12/31/2015)
Additional Debt Balance(4):	$355,000,000/$195,000,000			2nd Most Recent NOI:	$43,928,033 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	N/A
Reserves(5)				Most Recent Occupancy(6):	99.9% (4/30/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.6% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$1,198,000,000 (6/3/2016)
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	35.5%
TI/LC:	$0	$0	N/A	LTV Ratio at Maturity Date or ARD(1):	35.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$425,000,000	68.5%	Return of Equity(7)	$616,022,218	99.4%
Mezzanine Loan:	$195,000,000	31.5%	Closing Costs:	$3,977,782	0.6%
Total Sources:	$620,000,000	100.0%	Total Uses:	$620,000,000	100.0%

(1)	The Vertex Pharmaceuticals HQ Mortgage Loan is part of the Vertex Pharmaceuticals HQ Whole Loan, which is comprised of ten pari passu promissory notes with an aggregate principal balance of $425,000,000. The Cut-off Date Balance per SF, Maturity Date or ARD Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity Date or ARD numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Vertex Pharmaceuticals HQ Whole Loan. The Cut-off Date LTV Ratio, UW NCF DSCR, UW NOI Debt Yield and UW NOI Debt Yield at Maturity or ARD based on the combined Vertex Pharmaceuticals HQ Whole Loan and Vertex Pharmaceuticals HQ Mezzanine Loan (as defined below) aggregate principal balance of $620,000,000 are 51.8%, 3.42x, 12.3% and 12.3%, respectively (based on the initial interest rates under the Vertex Pharmaceuticals HQ Whole Loan and Vertex Pharmaceuticals HQ Mezzanine Loan).

(2)	The Vertex Pharmaceuticals HQ Whole Loan has an anticipated repayment date of August 6, 2026 (the “ARD”) and a stated maturity date of November 6, 2028. In the event that the Vertex Pharmaceuticals HQ Whole Loan is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 2.79817647% (the “Initial Interest Rate”) to a rate (the “Adjusted Interest Rate”) equal to the sum of (1) the Initial Interest Rate, plus (2) the product of (A) the quotient of (x) the Initial Interest Rate divided by (y) 3.530%, multiplied by (B) the difference between (x) the Aggregate Extended Interest Rate (as defined below), minus (y) 3.530%. The Aggregate Extended Interest Rate is equal to the greater of (i) 6.530% or (ii) the sum of (1) the then effective U.S. swap rate for a swap terminating on the then effective maturity date plus (2) five percent (5.000%). After the ARD and provided no event of default has occurred and is continuing under the Vertex Pharmaceuticals HQ Whole Loan documents, all excess cash flow with respect to the Vertex Pharmaceuticals HQ Property is required to be applied to prepay the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan on a pro rata basis. Such excess cash flow is paid after payment of interest on the Vertex Pharmaceuticals HQ Whole Loan at the Adjusted Interest Rate, and (unless there is an event of default under the Vertex Pharmaceuticals HQ Whole Loan) interest on the Vertex Pharmaceuticals HQ Mezzanine Loan at the Mezzanine Adjusted Interest Rate (as defined below under “Mezzanine Loan and Preferred Equity”). References herein to “maturity” and “maturity date” refer to the ARD.

(3)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2016. Prepayment with payment of a prepayment fee equal to the greater of 0.5% or the yield maintenance premium is permitted after August 6, 2018. Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Vertex Pharmaceuticals HQ promissory note to be securitized and (b) January 15, 2020. Open period is based on ARD.

(4)	See “—The Mortgage Loan,” “—Additional Secured Indebtedness (not including trade debt)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(5)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Includes 7,300 SF (0.6% of the net rentable area) of vacant space that is master leased by an affiliate of the original developer.

(7)	The sponsor, Senior Housing Properties Trust, acquired the Vertex Pharmaceuticals HQ Property in 2014 for a purchase price of $1,125,420,000 in part by using proceeds from its unsecured revolving credit facility. The sponsor has informed the lender that it expects to use proceeds of the Vertex Pharmaceuticals HQ Whole Loan to repay a portion of the outstanding borrowings under the unsecured revolving credit facility and for general business purposes. Following the repayment, there will be approximately $900.0 million available under the sponsor’s unsecured revolving credit facility.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

29

MSC 2016-UBS11	Vertex Pharmaceuticals HQ

The Mortgage Loan. The largest mortgage loan (the “Vertex Pharmaceuticals HQ Mortgage Loan”) is part of a whole loan (the “Vertex Pharmaceuticals HQ Whole Loan”) evidenced by ten pari passu promissory notes in the aggregate original principal amount of $425,000,000, all of which are secured by a first priority fee mortgage encumbering a two-building office complex totaling 1,133,723 SF in Boston, Massachusetts (the “Vertex Pharmaceuticals HQ Property”). Promissory Notes A-2-1 and A-2-2, in the original aggregate principal amount of $70,000,000, represent the Vertex Pharmaceuticals HQ Mortgage Loan. Promissory Notes A-1, A-2-3, A-3, A-4, A-5, A-6-1, A-6-2 and A-7, in the aggregate original principal amount of $355,000,000, collectively represent a non-serviced companion loan (the “Vertex Pharmaceuticals HQ Non-Serviced Companion Loan”). A portion of the Vertex Pharmaceuticals HQ Non-Serviced Companion Loan, represented by Promissory Note A-1 in the original principal amount of $80,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to the WFCM 2016-BNK1 securitization trust. The remaining portion of the Vertex Pharmaceuticals HQ Non-Serviced Companion Loan, represented by Promissory Notes A-2-3, A-3, and A-4, is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. As of the date of this term sheet, the portion of the Vertex Pharmaceuticals HQ Non-Serviced Companion Loan represented by Promissory Notes A-5, A-6-1, A-6-2 and A-7 is expected to be held by Citigroup Global Markets Realty Corp. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Vertex Pharmaceuticals HQ Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the WFCM 2016-BNK1 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Vertex Pharmaceuticals HQ Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Vertex Pharmaceuticals HQ Whole Loan has an anticipated repayment date of August 6, 2026 (the “ARD”) and final maturity date of November 6, 2028. Prior to the ARD, Vertex Pharmaceuticals HQ Whole Loan accrues interest at a fixed rate of 2.79817647% (the “Initial Interest Rate”) and requires payments of interest only. In the event the Vertex Pharmaceuticals HQ Whole Loan is not repaid in full on or before the ARD, the interest rate will increase to a rate (the “Adjusted Interest Rate”) equal to the sum of (1) the Initial Interest Rate, plus (2) the product of (A) the quotient of (x) the Initial Interest Rate divided by (y) 3.530%, multiplied by (B) the difference between (x) the Aggregate Extended Interest Rate (as defined below), minus (y) 3.530%. The Aggregate Extended Interest Rate is equal to the greater of (i) 6.530% or (ii) the sum of (1) the then effective U.S. swap rate for a swap terminating on the then effective maturity date plus (2) five percent (5.000%). All interest, including interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate is required to be paid currently on each monthly payment date through the final maturity date. If the Vertex Pharmaceuticals HQ Whole Loan is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and provided no event of default under the Vertex Pharmaceuticals HQ Whole Loan has occurred and is continuing, all excess cash flow is required to be applied to repay the principal balance of the Vertex Pharmaceuticals HQ Whole Loan and Vertex Pharmaceuticals HQ Mezzanine Loan on a pro rata basis, based on their respective outstanding principal balances. Such excess cash flow is paid only after payment of interest on the Vertex Pharmaceuticals HQ Whole Loan, including interest at the Adjusted Interest Rate, and (unless there is an event of default under the Vertex Pharmaceuticals HQ Whole Loan) interest on the Vertex Pharmaceuticals HQ Mezzanine Loan at the Mezzanine Adjusted Interest Rate (as defined below).

The proceeds of the Vertex Pharmaceuticals HQ Whole Loan, along with the Vertex Pharmaceuticals HQ Mezzanine Loan, were used to return equity to the Vertex Pharmaceuticals HQ Borrower and pay closing costs. The sponsor, Senior Housing Properties Trust, acquired the Vertex Pharmaceuticals HQ Property in 2014 for a purchase price of $1,125,420,000 in part by using proceeds from its unsecured revolving credit facility. The sponsor has informed the lender that it expects to use proceeds of the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan to repay a portion of the outstanding borrowings under the unsecured revolving credit facility and for general business purposes. Following the repayment, there will be approximately $900.0 million available under the sponsor’s unsecured revolving credit facility.

The Borrower and the Sponsor. The borrower is SNH Seaport LLC (the “Vertex Pharmaceuticals HQ Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsor and the nonrecourse carve-out guarantor of the Vertex Pharmaceuticals HQ Borrower is Senior Housing Properties Trust.

Senior Housing Properties Trust is a publicly traded REIT which owns independent living and assisted living communities, continuing care retirement communities, nursing homes, wellness centers and medical office, clinic and biotech laboratory buildings located throughout the United States, with a focus on owning triple net leased properties. As of March 31, 2016, Senior Housing Properties Trust owned 428 properties in 43 states and Washington, D.C.

The Property. The Vertex Pharmaceuticals HQ Property consists of the fee interest in a two-building, 15-story, class A headquarters office complex totaling 1,133,723 SF, located in the master-planned Fan Pier mixed use development in the Seaport District of Boston, Massachusetts. The Fan Pier development is a live-work-play development that features over 3.0 million SF of office, retail, hotel and residential buildings, multiple public parks, restaurants, access to Boston’s HarborWalk and the Institute of Contemporary Art. The Fan Pier development also features the Fan Pier Marina, a professionally managed, six-acre marina with deep-water access, as well as water taxi access to Logan International Airport. The Vertex Pharmaceuticals HQ Property features floor plates of approximately 40,000 SF on the lab floors (floors 2-8) and floor plates of approximately 28,000 SF on the office floors (floors 9-15). The Vertex Pharmaceuticals HQ Property features flexible floor plates that can accommodate full floor or multi-tenant users, laboratory and research space, floor to ceiling glass exteriors and exterior signage. Both buildings that comprise the Vertex Pharmaceuticals HQ Property, 11 Fan Pier Boulevard and 50 Northern Avenue, have achieved LEED Gold certification. The two buildings that comprise the Vertex Pharmaceuticals HQ Property are connected via a skybridge between the 5th and 6th floors. Parking at the Vertex Pharmaceuticals HQ Property is provided by a 3-level, 740-space subterranean parking garage, resulting in a parking ratio of 0.65 spaces per 1,000 SF of net rentable area. As of April 30, 2016, the Vertex Pharmaceuticals HQ Property was 99.9% leased to ten tenants.

The Vertex Pharmaceuticals HQ Property was constructed in 2013 as a built-to-suit headquarters for Vertex Pharmaceuticals Incorporated (“Vertex Pharmaceuticals”), which leases 100.0% of the Vertex Pharmaceuticals HQ Property’s office, lab, storage and mechanical space. The sponsor invested approximately $161.6 million ($149.30 PSF) for Vertex Pharmaceuticals’ initial tenant improvement allowance. In addition, Vertex Pharmaceuticals subsequently invested a reported $75.0 million ($69.29 PSF) to convert the lower floors of the towers to lab space. Vertex Pharmaceuticals’ leases run through December 31, 2028, each with one, ten-year extension option at fair market rent remaining. Vertex Pharmaceuticals is focused on developing and commercializing therapies for the treatment of cystic fibrosis and currently has two marketed medicines to treat cystic fibrosis: ORKAMBI and KALYDECO. ORKAMBI was approved by the United States Food and Drug Administration (“FDA”) in July 2015 and the European Commission in November 2015 for the treatment of patients with cystic fibrosis twelve years of age and older. KALYDECO was approved in 2012 by the FDA and European Commission as a treatment for patients with cystic fibrosis six years of age and older. In addition, Vertex Pharmaceuticals has other development programs in the field of cystic fibrosis, as well as other early- and mid-stage development programs in the areas of oncology, pain and neurology.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

30

MSC 2016-UBS11	Vertex Pharmaceuticals HQ

The Vertex Pharmaceuticals HQ Property features 49,906 SF of ground floor retail and associated storage space leased to a variety of tenants, including Frank Anthony’s, a gourmet market and specialty grocer, Babbo Pizzeria, an Italian restaurant and pizzeria, b.good, a health-conscious fast-food chain restaurant, Leader Bank, a retail bank branch, Starbucks and Bright Horizons Children’s Center, a daycare center and preschool.

Below is a summary of Vertex Pharmaceuticals’ occupied space at the Vertex Pharmaceuticals HQ Property.

Vertex Pharmaceuticals Leased Space Summary(1)
Building	Office SF	Lab SF	Mechanical SF	Storage SF	Total Vertex Leased SF
50 Northern Avenue	211,685	253,800	87,752	2,868	556,105
11 Fan Pier Boulevard	217,462	222,870	76,984	8,996	526,312
Total	429,147	476,670	164,736	11,864	1,082,417

(1)	Included in Vertex Pharmaceuticals’ net rentable SF is approximately 164,736 SF of mechanical space located on the eighth floor and penthouse areas. According to the appraisal, it is a market standard that lab tenants pay full rent for all mechanical areas. Were the subject converted to a multi-tenant office use in the future, the Vertex Pharmaceuticals HQ Property’s net rentable area would most likely be reduced by the amount of the mechanical areas. Vertex Pharmaceuticals currently pays $62.50 PSF for its office, lab and mechanical space and $25.00 PSF for its storage space.

The following table presents certain information relating to the leases at the Vertex Pharmaceuticals HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)(3)	Lease Expiration
Major Tenant
Vertex Pharmaceuticals	NR/NR/NR	1,082,417	95.5%	$72,588,588	96.6%	$67.06	12/31/2028(4)
Subtotal/Wtd. Avg.		1,082,417	95.5%	$72,588,588	96.6%	$67.06

Other Tenants(5)		49,906	4.4%	$2,567,035	3.4%	$51.44

Vacant Space		1,400	0.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,133,723	100.0%	$75,155,622	100.0%	$66.37

(1)	Information is based on the underwritten rent roll.

(2)	Annual UW Rent and Annual UW Rent PSF for Vertex Pharmaceuticals include $5,382,425 ($4.97 PSF) of underwritten rent steps, which represent the straight line rent increases in the Vertex Pharmaceuticals leases through the loan term. In addition, Annual UW Rent and Annual UW Rent PSF include $227,225 ($4.55 PSF) of underwritten rent steps through May 2017 for Non-Major Tenants.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Vertex Pharmaceuticals has one 10-year lease extension option remaining on each of its two leases at fair market rent, each exercisable with 20 months’ written notice.

(5)	Other Tenants are comprised of first floor retail space tenants, and include 7,300 SF (0.6% of net rentable area) master leased by an affiliate of the original developer of the Vertex Pharmaceuticals HQ Property, which represents approximately 0.7% of Annual UW Rent.

The following table presents certain information relating to the lease rollover schedule at the Vertex Pharmaceuticals HQ Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	2	8,793	$62.38	0.8%	0.8%	$548,470	0.7%	0.7%
2025	4	14,047	$50.23	1.2%	2.0%	$705,607	0.9%	1.6%
2026	1	2,746	$55.00	0.2%	2.3%	$151,030	0.2%	1.9%
2027 & Beyond	4	1,106,737	$66.64	97.6%	99.9%	$73,750,515	98.1%	100.0%
Vacant	0	1,400	$0.00	0.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	11	1,133,723	$66.37	100.0%		$75,155,622	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

31

MSC 2016-UBS11	Vertex Pharmaceuticals HQ

The Market. The Vertex Pharmaceuticals HQ Property is located in the Seaport District of downtown Boston, Massachusetts overlooking Boston Harbor. The Seaport District has benefitted from infrastructure improvements stemming from the completion of Boston’s decades-long “Big Dig” project that concluded in 2007. The Big Dig project converted Interstate 93 from an elevated highway to an underground tunnel through the Boston central business district, and included the construction of the Ted Williams Tunnel which connects Interstate 90 to Logan International Airport under the Seaport District and Boston Harbor. With the conversion of Interstate 93 to an underground tunnel, access from the Boston central business district over the Fort Point Channel to the Seaport District was improved. The Vertex Pharmaceuticals HQ Property benefits from easy access to mass transit, located a block from the Silver Line Courthouse T Station, an approximately 15 minute walk from South Station, and an approximately 10 minute drive from Logan International Airport. Attractions in the Seaport District include the Boston Convention and Exhibition Center, the Seaport Boston Hotel & World Trade Center, the Institute of Contemporary Art/Boston and the Blue Hills Bank Pavilion Amphitheater.

According to the appraisal, the Vertex Pharmaceuticals HQ Property is located in the Seaport office submarket, which contained 8.7 million SF of office space, and is part of the greater Boston central business district office market, which included 66.6 million SF of office space, as of the first quarter 2016. Recent corporate relocations to the Seaport office submarket include PricewaterhouseCoopers, which executed a 333,000 SF lease for and relocated over 2,500 employees to its recently completed building in Seaport Square; Goodwin Procter LLP, which committed to a large built-to-suit office project totaling 378,000 SF that is anticipated to bring over 800 employees to the submarket; and General Electric, which announced plans to move its corporate headquarters from Connecticut to the Seaport District in Boston and plans to relocate approximately 800 jobs to the area. According to the appraisal, as of the fourth quarter 2015, the Seaport office submarket exhibited a vacancy rate of 6.4% with asking class A rents of $63.47 PSF on a triple net basis, compared to a vacancy rate of 8.4% and asking class A rents of $58.58 PSF on a triple net basis for the central business district office market as a whole.

The following table presents certain information relating to comparable office leases for to the Vertex Pharmaceuticals HQ Property:

Comparable Leases Summary
Property Name/Location	Year Built	Size SF	Total Occupancy	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Subject	2013	1,133,723	99.9%	Vertex Pharmaceuticals	Dec. 2013 / 15.0 Yrs	1,082,417	$62.09	NNN
Pier IV Boston, MA	2018	376,555	NAV	Confidential	July 2018 / 15.5 Yrs	200,000	$50.00	NNN
675 West Kendall Street Cambridge, MA	2004	302,919	100%	Alnylam Pharmaceuticals	May 2018 / 15.0 Yrs	295,000	$67.00	NNN
60 Binney Street Cambridge, MA	2016	530,478	98%	Bluebird Bio	Jan. 2017 / 10.3 Yrs	267,278	$72.50	NNN
320 Bent Street Cambridge, MA	2001	184,405	100%	Momenta Pharmaceuticals	Sept. 2016 / 10.0 Yrs	105,000	$68.00	NNN
100-110 Northern Avenue Boston, MA	2016	516,000	64%	Goodwin Procter	July 2016 / 16.5 Yrs	378,000	$53.00	NNN
125 High Street Boston, MA	1990	980,347	86%	Wells Fargo	Jan. 2016 / 15.0 Yrs	150,816	$37.00	NNN
101 Seaport Boulevard Boston, MA	2015	439,058	92%	PwC	Nov. 2015 / 15.0 Yrs	333,000	$39.00	NNN

Source: Appraisal & underwritten rent roll

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

32

MSC 2016-UBS11	Vertex Pharmaceuticals HQ

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Vertex Pharmaceuticals HQ Property:

Cash Flow Analysis
	2014	2015	UW	UW PSF(1)
Base Rent(2)	$43,822,419	$68,315,712	$75,155,622	$66.29
Total Recoveries(3)	$8,044,479	$15,865,672	$16,894,457	$14.90
Parking Income	$2,194,452	$3,998,740	$3,710,112	$3.27
Less Vacancy & Credit Loss	$0	$0	($2,336,660)	($2.06)
Effective Gross Income	$54,061,350	$88,180,123	$93,423,532	$82.40
Total Operating Expenses	$10,133,318	$17,255,195	$17,361,124	$15.31
Net Operating Income	$43,928,033	$70,924,928	$76,062,408	$67.09
Capital Expenditures	$0	$0	$283,431	$0.25
TI/LC	$0	$0	$0	$0.00
Net Cash Flow	$43,928,033	$70,924,928	$75,778,977	$66.84

Occupancy %	100.0%	99.6%	99.9%
NOI DSCR(1)	3.64x	5.88x	6.31x
NCF DSCR(1)	3.64x	5.88x	6.28x
NOI Debt Yield(1)	10.3%	16.7%	17.9%
NCF Debt Yield(1)	10.3%	16.7%	17.8%

(1)	The UW PSF, debt service coverage ratios and debt yields are based on the Vertex Pharmaceuticals HQ Whole Loan and the Initial Interest Rate.

(2)	The increase in 2015 Base Rent over 2014 Base Rent is due primarily to Vertex Pharmaceuticals not being in full occupancy of and paying rent for all of its space until the end of 2014. The increase in U/W Base Rent over 2015 Base Rent is primarily due to underwritten rent steps of $5,382,425 ($4.97 PSF), which represent the straight line rent increases in the Vertex Pharmaceuticals lease through the loan term, and $227,225 ($4.55 PSF) of underwritten rent steps through May 2017 for non-major tenants. U/W Base Rent includes $524,323 (0.7% of total U/W Base Rent) of rent attributable to the master lease.

(3)	Total Recoveries include, among other things, reimbursements for real estate taxes. Vertex Pharmaceuticals currently benefits from a tax increment financing program (the “TIF Program”), which expires June 30, 2018. The TIF Program may be revoked or reduced prior to such expiration date if Vertex Pharmaceuticals does not satisfy certain employment expansion obligations. The TIF Program has been estimated to provide a tax savings to Vertex Pharmaceuticals of approximately $9,000,000 from its inception in 2011 to its anticipated expiration date. U/W Net Cash Flow assumes full real estate taxes are due and are fully reimbursed by Vertex Pharmaceuticals.

Escrows and Reserves. No upfront reserves were required with respect to the Vertex Pharmaceuticals HQ Whole Loan.

During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes the lender estimates will be payable in the next 12 months and (ii) an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable in the next 12 months; provided that the requirement to deposit insurance premiums will be suspended if the borrower provides satisfactory evidence to the lender that the insurance coverage required by the Vertex Pharmaceuticals HQ Whole Loan documents is being provided under acceptable blanket insurance policies and the insurance premiums for such policies have been prepaid for not less than one year in advance (or for policies delivered at loan origination, such shorter period as such policies are in effect).

During the continuance of a Cash Management Sweep Period, all excess cash flow, after payment of interest on the Vertex Pharmaceuticals HQ Whole Loan and, unless there is an event of default under the Vertex Pharmaceuticals HQ Whole Loan, interest on the Vertex Pharmaceuticals HQ Mezzanine Loan (including interest at the Mezzanine Adjusted Interest Rate), required reserve deposits and approved operating expenses, is required to be deposited into and held in a cash trap subaccount (the “Cash Trap Funds”); provided, that during a Cash Management Sweep Period resulting solely from the occurrence of a Vertex Lease Event (as defined below), all Cash Trap Funds in excess of $75.0 million are required to be released to the borrower. In addition, during a Cash Management Sweep Period resulting solely from the occurrence of a Vertex Lease Event, the borrower may obtain a release of the Cash Trap Funds upon delivery to the lender of either (i) a letter of credit meeting the requirements of the Vertex Pharmaceuticals HQ Whole Loan documents, or (ii) in the event that the guarantor, Senior Housing Properties Trust, possesses a long-term unsecured debt rating of at least “BBB-” by Fitch and S&P and “Baa3” by Moody’s, an additional guaranty, in each case, in an amount equal to the portion of the Cash Trap Funds requested to be released; provided that the right to provide an additional guaranty is conditioned upon the borrower delivering a new non-consolidation opinion and such other legal opinions as may be reasonably requested by lender in connection with the additional guaranty. Following the ARD, provided no event of default is continuing under the Vertex Pharmaceuticals HQ Whole Loan, Cash Trap Funds are required to be applied to prepay the principal of the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan (see “Mezzanine Loan and Preferred Equity” section), pro rata, based on their respective outstanding principal balances.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

33

MSC 2016-UBS11	Vertex Pharmaceuticals HQ

Lockbox and Cash Management. The Vertex Pharmaceuticals HQ Whole Loan is structured with a lender-controlled lockbox, which is already in place. The Vertex Pharmaceuticals HQ Whole Loan documents require the borrower to direct all tenants to pay rent directly into such lockbox account, and also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Sweep Period, all funds in the lockbox account are distributed to the borrower. During a Cash Management Sweep Period, all funds in the lockbox account are swept to a lender-controlled cash management account and applied as provided in the Vertex Pharmaceuticals HQ Whole Loan documents.

A “Cash Management Sweep Period” means a period:

(a) commencing upon an event of default under the Vertex Pharmaceuticals HQ Whole Loan documents and ending at such time as such event of default has been cured;

(b) commencing upon an event of default under the Vertex Pharmaceuticals HQ Mezzanine Loan and ending at such time as such event of default has been cured;

(c) commencing upon a Vertex Lease Event and ending at such time as (i) no monetary or material non-monetary defaults or breaches by Vertex Pharmaceuticals exist under the Vertex Pharmaceuticals lease, or (ii) the borrower enters into one or more replacement leases with tenants reasonably approved by the lender, which new leases result in a combined debt yield on the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan (the “Vertex Combined Debt Yield”) of at least 10% for two consecutive calendar quarters (a “Vertex Re-Leasing Event”) tested as of the end of each calendar quarter;

(d) commencing when, as of the last day of any calendar quarter from and after a Vertex Re-Leasing Event, the Vertex Combined Debt Yield is less than 8.5%, until such time as the Vertex Combined Debt Yield is at least 8.5% for two consecutive calendar quarters; or

(e) commencing from and after the occurrence of the ARD with respect to the Vertex Pharmaceuticals HQ Whole Loan and ending on the maturity date.

A “Vertex Lease Event” means any monetary or material non-monetary default or breach by Vertex Pharmaceuticals under the lease between the borrower and Vertex Pharmaceuticals (as the same may be amended, modified, supplemented, extended, replaced and/or restated from time to time in accordance with the Vertex Pharmaceuticals HQ Whole Loan documents) beyond any applicable notice and cure periods contained in such lease.

Additional Secured Indebtedness (not including trade debts). The Vertex Pharmaceuticals HQ Property also secures the Vertex Pharmaceuticals HQ Non-Serviced Companion Loan, with a Cut-off Date balance of $355,000,000. As of the date of this term sheet, a portion of the Vertex Pharmaceuticals HQ Non-Serviced Companion Loan is expected to be contributed to the WFCM 2016-BNK1 securitization trust on or prior to the closing date of this transaction, and the remaining portion of the Vertex Pharmaceuticals HQ Non-Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. and Citigroup Global Realty Markets Corp. or affiliates thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Vertex Pharmaceuticals HQ Non-Serviced Companion Loan accrue interest at the same rate as the Vertex Pharmaceuticals HQ Mortgage Loan. The Vertex Pharmaceuticals HQ Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Vertex Pharmaceuticals HQ Non-Serviced Companion Loan. The holders of the Vertex Pharmaceuticals HQ Mortgage Loan and the Vertex Pharmaceuticals HQ Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Vertex Pharmaceuticals HQ Whole Loan. Promissory Note A-1, comprising a portion of the Vertex Pharmaceuticals HQ Non-Serviced Companion Loan, represents the controlling interest in the Vertex Pharmaceuticals HQ Whole Loan, and is expected to be contributed to the WFCM 2016-BNK1 securitization trust. The Vertex Pharmaceuticals HQ Whole Loan is expected to be serviced pursuant to the terms of the pooling and servicing agreement for the WFCM 2016-BNK1 securitization trust on the closing date of this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Vertex Pharmaceuticals HQ Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Morgan Stanley Mortgage Capital Holdings LLC and Citigroup Global Markets Realty Corp. have made a $195,000,000 mezzanine loan (the “Vertex Pharmaceuticals HQ Mezzanine Loan”) to SNH Mez LLC, the sole member of the borrower under the Vertex Pharmaceuticals HQ Whole Loan, which is currently held by a third party investor. The Vertex Pharmaceuticals HQ Mezzanine Loan accrues interest at an interest rate of 5.125% (“the Mezzanine Initial Interest Rate”) per annum prior to its anticipated repayment date, accrues interest based on the same formula as the Vertex Pharmaceuticals HQ Whole Loan (except based on the Mezzanine Initial Interest Rate, rather than the Initial Interest Rate) (the “Mezzanine Adjusted Interest Rate”) on and after its anticipated repayment date, payable currently, and requires payments of interest only until its anticipated repayment date. On and after the ARD, the Vertex Pharmaceuticals HQ Mezzanine Loan is entitled to its pro rata share of Cash Trap Funds as described above under “Escrows and Reserves”. The Vertex Pharmaceuticals HQ Mezzanine Loan has the same anticipated repayment date and stated maturity date as the Vertex Pharmaceuticals HQ Whole Loan.

Release of Property. Not permitted.

Terrorism Insurance. The Vertex Pharmaceuticals HQ Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (and in an amount not less than the sum of 100% of full replacement cost and 24 months of business interruption insurance, together with a 12-month extended period of indemnity). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Vertex Pharmaceuticals HQ Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

34

(THIS PAGE INTENTIONALLY LEFT BLANK)

35

MSC 2016-UBS11	SSTII Self Storage Portfolio

Mortgage Loan No. 2 – SSTII Self Storage Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

36

MSC 2016-UBS11	SSTII Self Storage Portfolio

Mortgage Loan No. 2 – SSTII Self Storage Portfolio

Vancouver
Calgary
CANADA
Winnipeg
Seattle
WA
Portland
OR
MT
ND
MN
Boise
ID
SD
Minneapolis
WI
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Québec
Montreal
Ottawa
Toronto
ME
VT
NH
NY
MA
Boston
CT
New York
NJ
Philadelphia
Detroit
MI
Milwaukee
Chicago
Cleveland
Pittsburgh
PA
Baltimore
DE
Washington, DC
WY
Salt Lake City
Sacramento
San Francisco
San Jose
NV
UT
Denver
CO
Omaha
NE
IA
IN
Indianapolis
OH
Columbus
IL
Kansas City
St. Louis
MO
KS
Louisville
KY
WV
VA
Norfolk
CA
Las Vegas
Los Angeles
San Diego
AZ
Phoenix
Albuquerque
NM
OK
Oklahoma City
Nashville
TN
Memphis
AR
Charlotte
NC
Atlanta
SC
Charleston
Atlantic Ocean
El Paso
Fort Worth
Dallas
TX
MS
AL
GA
Austin
LA
New Orleans
Jacksonville
Orlando
Tampa
FL
San Antonio
Houston
Chihuahua
MEXICO
Gulf of Mexico
Miami
LOS ANGELES
Glendale
Pasadena
Burbank
SAN GABRIEL MTS
SAN BERNARDINO
Pomona
Ontario
RIVERSIDE
Santa Monica
ANAHEIM
LONG BEACH
SANTA ANA
Huntington Beach
Irvine
Newport Beach
Pacific Ocean
Oceanside

SSTII Self Storage Portfolio

1. SSTII Self Storage - Boynton Beach, FL
2. SSTII Self Storage - Santa Rosa, CA
3. SSTII Self Storage - Huntington Beach, CA
4. SSTII Self Storage - Santa Ana, CA
5. SSTII Self Storage - Aurora, CO
6. SSTII Self Storage - Whittier, CA
7. SSTII Self Storage - Foley, AL
8. SSTII Self Storage - La Habra, CA
9. SSTII Self Storage - Upland, CA
10. SSTII Self Storage - District Heights, MD
11. SSTII Self Storage - Troy, MI
12. SSTII Self Storage - La Verne, CA
13. SSTII Self Storage - Lompoc, CA
14. SSTII Self Storage - Fairfield, CA
15. SSTII Self Storage - Everett, WA
16. SSTII Self Storage - Monterey Park, CA
17. SSTII Self Storage - Bloomingdale, IL
18. SSTII Self Storage - Federal Heights, CO
19. SSTII Self Storage - Lancaster, CA (43707)
20. SSTII Self Storage - Riverside, CA
21. SSTII Self Storage - Sterling Heights, MI
22. SSTII Self Storage - Warren, MI (Ryan)
23. SSTII Self Storage - Littleton, CO
24. SSTII Self Storage - Warren, MI (Groesbeck)
25. SSTII Self Storage - Lancaster, CA (43745)
26. SSTII Self Storage - Crestwood, IL
27. SSTII Self Storage - Tampa, FL
28. SSTII Self Storage - Beverly, NJ
29. SSTII Self Storage - Chico, CA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

37

MSC 2016-UBS11	SSTII Self Storage Portfolio

Mortgage Loan No. 2 – SSTII Self Storage Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$70,000,000			Location:	Various
Cut-off Date Balance(1):	$70,000,000			General Property Type:	Self Storage
% of Initial Pool Balance:	9.7%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Strategic Storage Trust II, Inc.			Year Built/Renovated:	Various
Mortgage Rate:	3.8900%			Size:	1,765,551 SF
Note Date:	7/28/2016			Cut-off Date Balance per SF(1):	$54
First Payment Date:	9/1/2016			Maturity Date Balance per SF(1):	$49
Maturity Date:	8/1/2026			Property Manager:	Strategic Storage Property Management II, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$10,259,659
Seasoning:	0 months			UW NOI Debt Yield(1):	10.8%
Prepayment Provisions(2):	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity(1):	11.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	2.64x (IO) 1.84x (P&I)
Additional Debt Type(3):	Pari Passu			Most Recent NOI(5):	$10,898,764 (5/31/2016 TTM)
Additional Debt Balance(3):	$25,000,000			2nd Most Recent NOI:	$11,174,933 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$9,825,563 (12/31/2014)
Reserves(4)				Most Recent Occupancy(6):	89.6% (5/31/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	83.7% (12/31/2015)
RE Tax:	$685,595	$123,908	N/A	3rd Most Recent Occupancy(6):	85.4% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$211,000,000 (6/30/2016)
Replacement:	$31,516	$31,516	N/A	Cut-off Date LTV Ratio(1)(7):	45.0%
Deferred Maintenance:	$834,971	$0	N/A	Maturity Date LTV Ratio(1)(7):	40.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$95,000,000	100.0%	Loan Payoff:	$90,000,000	94.7%
			Reserves:	$1,552,082	1.6%
			Closing Costs:	$1,477,560	1.6%
			Return of Equity:	$1,970,358	2.1%
Total Sources:	$95,000,000	100.0%	Total Uses:	$95,000,000	100.0%

(1)	The SSTII Self Storage Portfolio Mortgage Loan is part of the SSTII Self Storage Portfolio Whole Loan, which is comprised of two pari passu notes with an aggregate original principal balance of $95,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the SSTII Self Storage Portfolio Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last SSTII Self Storage Portfolio promissory note to be securitized and (b) September 1, 2019.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent NOI is based on the annualized trailing-five month statement as of May 31, 2016, for the SSTII Self Storage - Boynton Beach, FL and SSTII Self Storage - Lancaster, CA (43707) properties; the annualized trailing-seven month statement as of May 31, 2016, for the SSTII Self Storage - Tampa, FL property; the annualized trailing-nine month statement as of May 31, 2016, for the SSTII Self Storage - Foley, AL property; and the trailing-twelve month statement as of May 31, 2016, for all other properties. Properties with less than 12 months of operating history are due to recent acquisitions by the SSTII Self Storage Portfolio Borrower (as defined below).

(6)	Most Recent Occupancy rate is based on SF. 2nd Most Recent and 3rd Most Recent Occupancy rates are based on number of units.

(7)	The appraised value represents the “portfolio value” conclusion. The sum of the values on a stand-alone basis is $191,950,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 49.5% and 44.9%, respectively. Partial collateral releases are permitted within the terms of the SSTII Self Storage Portfolio Mortgage Loan. See “Release of Property” below for further discussion of permitted partial collateral releases.

The Mortgage Loan. The second largest mortgage loan (the “SSTII Self Storage Portfolio Mortgage Loan”) is part of a whole loan (the “SSTII Self Storage Portfolio Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $95,000,000 which are secured by first priority fee mortgages encumbering 29 self-storage properties located across nine states (collectively, the “SSTII Self Storage Portfolio”). Promissory Note A-1 in the original principal amount of $70,000,000 represents the SSTII Self Storage Portfolio Mortgage Loan. Promissory Note A-2 in the original principal amount of $25,000,000 is currently held by KeyBank National Association and is expected to be contributed to a future securitization trust (the “SSTII Self Storage Portfolio Pari Passu Companion Loan”). The SSTII Self Storage Portfolio Whole Loan is being serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The SSTII Self Storage Portfolio Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the SSTII Self Storage Portfolio Whole Loan were used to refinance previous mortgage loans secured by the SSTII Self Storage Portfolio in the approximate amount of $90,000,000, fund reserves, pay closing costs and return equity to the SSTII Self Storage Portfolio Borrower (as defined below).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

38

MSC 2016-UBS11	SSTII Self Storage Portfolio

The Borrower and the Sponsor. The borrowers are SST II 10231 S Colima Rd, LLC; SST II 2234 Arrow Hwy, LLC; SST II 4200 Westminster Ave, LLC; SST II 1571 W Foothill Blvd, LLC; SST II 580 E Lambert Rd, LLC; SST II 404 Potrero Grande Dr, LLC; SST II 7611 Talbert Ave, LLC; SST II 3860 Benatar Way, LLC; SST II 43745 Sierra Hwy, LLC; SST II 43707 N. Sierra Hwy, LLC; SST II 6667 Van Buren Blvd, LLC; SST II 2998 Rockville Rd, LLC; SST II 517 N 8th St, LLC; SST II 3937 Santa Rosa Ave, LLC; SST II 8920 Federal Blvd, LLC; SST II 435 Airport Blvd, LLC; SST II 3757 Norwood Dr, LLC; SST II 240 W Army Trail Rd, LLC; SST II 4747 W Cal Sag Rd, LLC; SST II 4100 Forestville Rd, LLC; SST II 27203 Groesbeck Hwy, LLC; SST II 24623 Ryan Rd, LLC; SST II 42557 Van Dyke Ave, LLC; SST II 262 E Maple Rd, LLC; SST II 4233 US 130, LLC; SST II 10919 Evergreen Way, LLC; SST II 9823 W. Hillsborough Ave, LLC; SST II 8141 Hwy 59, LLC and SST II 3101 S. Federal Hwy, LLC (collectively, the “SSTII Self Storage Portfolio Borrower”), 29 single-purpose Delaware limited liability companies, each with two independent directors. The SSTII Self Storage Portfolio Borrower is 99.99% owned by Strategic Storage Trust II, Inc. (“SST II”), the sponsor and nonrecourse carve-out guarantor. Founded in January 2013, SST II is a public non-traded REIT focused on stabilized income-producing self-storage facilities located in primary and secondary markets across the United States and Toronto, Canada. SST II’s aggregate portfolio includes 63 properties totaling 39,970 units comprised of 4.3 million SF, valued at approximately $648.1 million.

The Property. The SSTII Self Storage Portfolio is comprised of 29 cross-collateralized self-storage facilities located across nine states with a total of 16,734 units and 253 parking spaces totaling approximately 1,765,551 SF, excluding space associated with the 253 parking spaces. All facilities contain a leasing office and on-site management. The SSTII Self Storage Portfolio was constructed between 1977 and 2004 and, as of May 31, 2016, was 89.6% occupied. Extra Space Management, Inc. manages the SSTII Self Storage Portfolio through a sub-management agreement with the property manager, Strategic Storage Property Management II, LLC, a borrower affiliate. The SSTII Self Storage Portfolio Borrower has a cost basis of approximately $159.2 million and approximately $64.2 million in hard equity in the SSTII Self Storage Portfolio.

The SSTII Self Storage Portfolio is located across nine states and 15 metropolitan statistical areas. California represents the largest exposure for a single state by net cash flow, with 829,450 SF totaling 47.0% of the portfolio’s total square footage and 52.3% of the underwritten net cash flow. No other state represents more than 13.7% of the portfolio’s total square footage or 12.6% of the underwritten net cash flow. The top four states by Cut-off Date allocated loan amount include California (14 properties; 52.9%), Michigan (four properties; 10.4%), Florida (two properties; 10.3%) and Colorado (three properties; 9.8%).

The eight largest facilities by Cut-off Date allocated loan amount are described below:

SSTII Self Storage - Boynton Beach, FL. The SSTII Self Storage - Boynton Beach, FL property is a three-story, 74,464 SF, 934-unit self-storage facility located in Boynton Beach, Florida, approximately 12.5 miles south of the West Palm Beach central business district. Situated on a 1.99-acre site, the property was originally constructed in 2004 and contains on-site management, surveillance cameras, and keypad gate entry. The facility consists entirely of climate controlled units as well as 102 wine cellar units. The property is 88.5% occupied as of May 31, 2016. The area surrounding the property consists primarily of single/multifamily housing and retail/commercial properties. According to a third party market research report, the trade area consisting of a one-, three- and five-mile radius contained 9,423, 63,361 and 171,126 people, respectively, with an estimated median household income of $49,921, $44,871 and $44,143, respectively, as of 2015.

SSTII Self Storage - Santa Rosa, CA. The SSTII Self Storage - Santa Rosa, CA property is a 116,625 SF, 1,139-unit self-storage facility consisting of 16 buildings located in Santa Rosa, California, approximately 55 miles north of San Francisco. Situated on a 6.20-acre site, the property was originally constructed in 1982 and contains an office, on-site management, and keypad gate entry. The property is 89.4% occupied as of May 31, 2016. The area surrounding the property consists of a mix of commercial and light industrial businesses as well as residential developments. According to a third party market research report, the trade area consisting of a one-, three- and five-mile radius contained 2,760, 58,587 and 164,541 people, respectively, with an estimated median household income of $50,761, $54,769 and $56,327, respectively, as of 2015.

SSTII Self Storage - Huntington Beach, CA. The SSTII Self Storage - Huntington Beach, CA property is a 60,936 SF, 604-unit self-storage facility consisting of nine buildings located in Huntington Beach, California within Orange County. Situated on a 3.30-acre site, the property was originally constructed in 1986 and contains an office, an apartment for an on-site manager and keypad gate entry. The property is 91.7% occupied as of May 31, 2016. The area surrounding the property represents a mix of industrial and commercial uses, as well as significant residential development. According to a third party market research report, the trade area consisting of a one-, three- and five-mile radius contained 24,305, 197,687 and 422,934 people, respectively, with an estimated median household income of $61,820, $82,545 and $76,273, respectively, as of 2015.

SSTII Self Storage - Santa Ana, CA. The SSTII Self Storage - Santa Ana, CA property is an 84,397 SF, 828-unit self-storage facility consisting of 18 buildings located in Santa Ana, California, within Orange County. Situated on a 4.20-acre site, the property was originally constructed in 1978 and contains an office, an apartment for a resident manager, keypad gate entry and 10 RV/boat parking spaces. The property is 95.8% occupied as of May 31, 2016. The area surrounding the property consists primarily of retail, industrial and single-family residential properties. According to a third party market research report, the trade area consisting of a one-, three- and five-mile radius contained 38,302, 338,813 and 801,222 people, respectively, with an estimated median household income of $48,201, $55,926 and $57,092, respectively, as of 2015.

SSTII Self Storage - Aurora, CO. The SSTII Self Storage - Aurora, CO property is an 87,434 SF, 886-unit self-storage facility consisting of 7 buildings located in Aurora, Colorado, approximately 10 miles east of the Denver central business district. Situated on a 4.49-acre site, the property was originally constructed in 1984 and contains an office, an apartment for an on-site manager, surveillance cameras, and keypad gate entry. The property is 69.8% occupied as of May 31, 2016. The area surrounding the property consists of a mix of residential, commercial and industrial uses. According to a third party market research report, the trade area consisting of a one-, three- and five-mile radius contained 7,389, 98,784 and 311,526 people, respectively, with an estimated median household income of $41,320, $43,548 and $46,628, respectively, as of 2015.

SSTII Self Storage - Whittier, CA. The SSTII Self Storage - Whittier, CA property is a 58,530 SF, 513-unit self-storage facility consisting of 13 buildings located in Whittier, California, approximately 12 miles southeast of downtown Los Angeles. Situated on a 3.96-acre site, the property was originally constructed in 1990 and contains an office, an apartment for an on-site manager and keypad gate entry. The property is 96.3% occupied as of May 31, 2016. The area surrounding the property consists primarily of single/multifamily housing and commercial properties. According to a third party market research report, the trade area consisting of a one-, three- and five-mile radius contained 25,465, 181,701 and 449,441 people, respectively, with an estimated median household income of $74,037, $68,783 and $67,455, respectively, as of 2015.

SSTII Self Storage - Foley, AL. The SSTII Self Storage - Foley, AL property is a 141,576 SF, 1,030-unit self-storage facility consisting of 22 buildings located in Foley, Alabama, approximately four miles north of Gulf Shores and 30 miles southeast of Mobile. Situated on a 10.15-acre site, the property was originally constructed in 1994 and subsequently renovated in 2007. The facility contains 311 (30.2% of total units) climate controlled units, 56 RV/boat parking spaces, and seven small office spaces for rent, as well as amenities that include surveillance cameras, on-site management, a leasing office, and keypad gate entry. The property is 92.5% occupied as of May 31, 2016. The area surrounding the property is comprised of residential, light industrial and commercial uses and agricultural land. According to a third party market research report, the trade area consisting of a one-, three- and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

39

MSC 2016-UBS11	SSTII Self Storage Portfolio

five-mile radius contained 1,329, 12,360 and 29,307 people, respectively, with an estimated median household income of $55,811, $48,370 and $45,629, respectively, as of 2015.

SSTII Self Storage - La Habra, CA. The SSTII Self Storage - La Habra, CA property is a 51,402 SF, 414-unit self-storage facility consisting of 13 buildings located in La Habra, California, within Orange County. Situated on a 2.50-acre site, the property was originally constructed in 1981 and contains an office, an apartment for an on-site manager, keypad gate entry, and two RV parking spaces. The property is 93.7% occupied as of May 31, 2016. The area surrounding the property consists primarily of industrial, commercial and residential development. According to a third party market research report, the trade area consisting of a one-, three- and five-mile radius contained 29,064, 148,152 and 425,550 people, respectively, with an estimated median household income of $55,777, $75,575 and $71,874, respectively, as of 2015.

The following tables present certain information relating to the SSTII Self Storage Portfolio:

Property Summary
Property Name	Year Built/ Renovated	% of Cut-off Date ALA	Self-Storage Units(1)(2)	Parking Spaces	GLA (SF)(1)(2)	Total SF Occ.(1)	% of UW NOI	Appraised Value(3)	% of Combined Appraised Value(3)
SSTII Self Storage - Boynton Beach, FL	2004/N/A	8.6%	934	8	74,464	88.5%	6.7%	$16,500,000	8.6%
SSTII Self Storage - Santa Rosa, CA	1982/N/A	7.7%	1,139	0	116,625	89.4%	6.9%	$14,800,000	7.7%
SSTII Self Storage - Huntington Beach, CA	1986/N/A	7.3%	604	0	60,936	91.7%	7.5%	$14,100,000	7.3%
SSTII Self Storage - Santa Ana, CA	1978/N/A	5.5%	828	10	84,397	95.8%	5.6%	$10,500,000	5.5%
SSTII Self Storage - Aurora, CO	1984/N/A	5.1%	886	0	87,434	69.8%	5.4%	$9,700,000	5.1%
SSTII Self Storage - Whittier, CA	1990/N/A	4.8%	513	4	58,530	96.3%	4.8%	$9,300,000	4.8%
SSTII Self Storage - Foley, AL	1994/2007	4.4%	1,030	56	141,576	92.5%	4.9%	$8,350,000	4.4%
SSTII Self Storage - La Habra, CA	1981/N/A	3.9%	414	2	51,402	93.7%	3.6%	$7,400,000	3.9%
SSTII Self Storage - Upland, CA	1979/N/A	3.8%	612	0	57,832	93.9%	3.9%	$7,300,000	3.8%
SSTII Self Storage - Forestville, MD	1988/N/A	3.6%	520	0	55,253	87.1%	3.1%	$7,000,000	3.6%
SSTII Self Storage - Troy, MI	1988/N/A	3.6%	698	35	73,940	87.5%	3.9%	$6,900,000	3.6%
SSTII Self Storage - La Verne, CA	1985/N/A	3.3%	497	13	49,782	92.9%	3.0%	$6,400,000	3.3%
SSTII Self Storage - Lompoc, CA	1982/N/A	3.0%	420	0	46,412	88.5%	3.5%	$5,700,000	3.0%
SSTII Self Storage - Fairfield, CA	1984/N/A	2.9%	428	0	41,010	92.8%	3.1%	$5,550,000	2.9%
SSTII Self Storage - Everett, WA	1986/2015	2.9%	476	9	47,199	94.0%	2.8%	$5,500,000	2.9%
SSTII Self Storage - Monterey Park, CA	1987/N/A	2.7%	386	0	31,230	92.3%	2.7%	$5,200,000	2.7%
SSTII Self Storage - Bloomingdale, IL	1987/N/A	2.5%	567	0	58,304	90.9%	2.9%	$4,800,000	2.5%
SSTII Self Storage - Federal Heights, CO	1983/N/A	2.5%	446	0	41,044	93.5%	2.6%	$4,800,000	2.5%
SSTII Self Storage - Lancaster, CA (43707)	1991/N/A	2.5%	546	49	71,865	95.4%	2.5%	$4,750,000	2.5%
SSTII Self Storage - Riverside, CA	1985/N/A	2.4%	567	0	61,460	96.8%	2.5%	$4,700,000	2.4%
SSTII Self Storage - Sterling Heights, MI	1977/N/A	2.4%	440	25	58,820	84.3%	2.9%	$4,650,000	2.4%
SSTII Self Storage - Warren, MI (Ryan)	1987/N/A	2.4%	494	0	52,078	85.2%	3.0%	$4,550,000	2.4%
SSTII Self Storage - Littleton, CO	1985/N/A	2.3%	388	0	38,532	81.6%	2.2%	$4,400,000	2.3%
SSTII Self Storage - Warren, MI (Groesbeck)	1987/N/A	2.1%	480	21	57,260	89.8%	2.6%	$3,950,000	2.1%
SSTII Self Storage - Lancaster, CA (43745)	1980/N/A	1.8%	674	3	58,894	88.5%	1.6%	$3,400,000	1.8%
SSTII Self Storage - Crestwood, IL	1987/N/A	1.7%	448	3	49,322	83.7%	1.2%	$3,300,000	1.7%
SSTII Self Storage - Tampa, FL	1985/N/A	1.7%	513	0	50,070	87.8%	1.4%	$3,300,000	1.7%
SSTII Self Storage - Beverly, NJ	1989/N/A	1.5%	447	12	50,805	78.8%	1.9%	$2,800,000	1.5%
SSTII Self Storage - Chico, CA	1984/N/A	1.2%	339	3	39,075	98.9%	1.2%	$2,350,000	1.2%
Total/Wtd. Avg.		100.0%	16,734	253	1,765,551	89.6%	100.0%	$211,000,000	100.0%

(1)	Information based on the underwritten rent roll.

(2)	Self-Storage Units and GLA (SF) exclude parking spaces and office space. At the Boynton Beach, FL property, all units are climate controlled. At the Foley, AL property, 311 units are climate controlled (30.2% of total units at the property).

(3)	The Total Appraised Value represents the “portfolio value” conclusion. The sum of the values on a stand-alone basis is $191,950,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 49.5% and 44.9%, respectively. % of Combined Appraised Value for each individual property is based off the appraised value on a standalone basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

40

MSC 2016-UBS11	SSTII Self Storage Portfolio

Property Summary by State
State	Cut-off Date Whole Loan Amount	Property Count	Self-Storage Units(1)(2)	Parking Spaces	GLA (SF)(1)(2)	Total SF Occ.(1)(2)	Climate- Controlled Units %(1)	UW NOI	% of UW NOI
California	$50,209,689	14	7,967	84	829,450	93.2%	0.0%	$5,374,542	52.4%
Michigan	$9,923,158	4	2,112	81	242,098	86.8%	0.0%	$1,269,420	12.4%
Florida	$9,799,426	2	1,447	8	124,534	88.2%	64.5%	$834,969	8.1%
Colorado	$9,353,998	3	1,720	0	167,010	78.3%	0.0%	$1,048,024	10.2%
Alabama	$4,132,587	1	1,030	56	141,576	92.5%	30.2%	$500,194	4.9%
Illinois	$4,008,857	2	1,015	3	107,626	87.6%	0.0%	$426,054	4.2%
Maryland	$3,464,444	1	520	0	55,253	87.1%	0.0%	$320,013	3.1%
Washington	$2,722,063	1	476	9	47,199	94.0%	0.0%	$290,423	2.8%
New Jersey	$1,385,778	1	447	12	50,805	78.8%	0.0%	$196,019	1.9%
Total/Wtd. Avg.	$95,000,000	29	16,734	253	1,765,551	89.6%	7.4%	$10,259,659	100.0%

(1)	Information based on the underwritten rent roll.

(2)	Self-Storage Units and GLA (SF) exclude parking spaces and office space.

The Market. As of 2015, per a third party self-storage market research report, the U.S. self-storage market contained approximately 41,443 facilities with nearly 2.2 billion SF. It is estimated that Extra Space Storage Inc., an affiliate of the sub-manager of the SSTII Self Storage Portfolio, is the second largest market participant behind Public Storage. Public Storage operates approximately 157.0 million SF and Extra Space Storage Inc. operates approximately 98.8 million SF, while the next largest operators are U-Haul International Inc. with approximately 46.0 million SF and Cube Smart with approximately 41.8 million SF. The self-storage industry in the United States has experienced steadily increasing performance in recent years, with overall occupancy increasing each year since 2011. In general, self-storage customers fall into one of four main categories of renters as follows: residential (70%), commercial (18%), military (6%), and student (6%).

The following table presents certain information related to the demographic profile of the SSTII Self Storage Portfolio:

Portfolio Demographic Profile(1)
	2015 Population Demographics			2015-2020 Projected Population Growth %			2015 Household Income
	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles
Wtd. Avg.	14,101	120,868	300,397	0.79%	0.74%	0.74%	$53,435	$57,452	$57,913
Median	13,087	102,620	256,342	0.52%	0.56%	0.66%	$49,921	$54,769	$56,327

(1)	Source: A third party market research report

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

41

MSC 2016-UBS11	SSTII Self Storage Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the SSTII Self Storage Portfolio:

Cash Flow Analysis
	2013	2014	2015	5/31/2016 TTM(1)	UW	UW PSF
Base Rent	$14,336,021	$16,817,102	$18,500,923	$18,892,552	$21,509,169	$12.18
Total Recoveries	$0	$0	$0	$0	$0	$0.00
Other Income(2)	$1,067,891	$1,083,348	$1,359,920	$1,463,885	$1,362,697	$0.77
Less Discounts Concessions	$0	$0	($1,032,012)	($1,392,631)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($4,138,329)	($2.34)
Effective Gross Income	$15,403,912	$17,900,450	$18,828,831	$18,963,807	$18,733,537	$10.61
Total Operating Expenses	$8,012,485	$8,074,887	$7,653,898	$8,065,043	$8,473,878	$4.80
Net Operating Income	$7,391,427	$9,825,563	$11,174,933	$10,898,764	$10,259,659	$5.81
Capital Expenditures	$0	$0	$0	$0	$378,189	$0.21
Net Cash Flow	$7,391,427	$9,825,563	$11,174,933	$10,898,764	$9,881,470	$5.60

Occupancy %(3)	74.6%	85.4%	83.7%	89.6%	80.8%
NOI DSCR(4)	1.38x	1.83x	2.08x	2.03x	1.91x
NCF DSCR(4)	1.38x	1.83x	2.08x	2.03x	1.84x
NOI Debt Yield(4)	7.8%	10.3%	11.8%	11.5%	10.8%
NCF Debt Yield(4)	7.8%	10.3%	11.8%	11.5%	10.4%

(1)	The 5/31/2016 TTM is based on the annualized trailing-five month statement as of May 31, 2016, for the SSTII Self Storage - Boynton Beach, FL and SSTII Self Storage - Lancaster, CA (43707) properties; the annualized trailing-seven month statement as of May 31, 2016, for the SSTII Self Storage - Tampa, FL property; the annualized trailing-nine month statement as of May 31, 2016, for the SSTII Self Storage - Foley, AL property; and the trailing-twelve month statement as of May 31, 2016, for all other properties. Properties with less than 12 months of operating history are due to recent acquisitions by the SSTII Self Storage Portfolio Borrower.

(2)	Other Income is comprised of late fees, administration fees, merchandise sales and miscellaneous fees, and with regards to UW Other Income, parking income.

(3)	Occupancy % for 2013-2015 is based on number of units. Occupancy as of May 31, 2016 is based on square footage; if calculated based on units, occupancy as of May 31, 2016 would be 86.2%. Occupancy % for 2013 and 2014 does not include the SSTII Self Storage - Boynton Beach, FL, SSTII Self Storage - Foley, AL, SSTII Self Storage - Lancaster, CA (43707) and SSTII Self Storage - Tampa, FL properties, which were acquired between September 2015 and January 2016, because the seller of such properties did not provide the sponsor with rent rolls prior to 2015.

(4)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the SSTII Self Storage Portfolio Whole Loan.

Escrows and Reserves. The SSTII Self Storage Portfolio Borrower deposited $685,595 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments, which currently equates to $123,908 monthly. The SSTII Self Storage Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the SSTII Self Storage Portfolio Borrower maintains insurance under an acceptable blanket insurance policy, among other conditions in the loan documents). The SSTII Self Storage Portfolio Borrower deposited $834,971 in escrow at loan origination for the deferred maintenance set forth in the loan documents. The SSTII Self Storage Portfolio Borrower deposited $31,516 in escrow at loan origination for replacement reserves and is required to make monthly deposits of $31,516 for replacement reserves.

Lockbox and Cash Management. The SSTII Self Storage Portfolio Whole Loan is structured with a springing soft lockbox and springing cash management. Following the commencement of a Cash Sweep Period (defined below) and during the continuance of a Cash Sweep Period, the SSTII Self Storage Portfolio Borrower is required to cause all revenues to be deposited into a lockbox account controlled by the lender on a weekly basis. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget, with any excess cash to be held by the lender as additional security for the SSTII Self Storage Portfolio Whole Loan.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the SSTII Self Storage Portfolio Whole Loan and continue until such event of default is cured,

(ii)	commence upon the occurrence of any bankruptcy action of the SSTII Self Storage Portfolio Borrower, or

(iii)	commence upon the date that the debt service coverage ratio for the SSTII Self Storage Portfolio Whole Loan for the immediately preceding three-month period is less than 1.50x (and continue until such time as the debt service coverage ratio for the immediately preceding three-month period is 1.50x or greater for two consecutive quarters).

Additional Secured Indebtedness (not including trade debts). The SSTII Self Storage Portfolio also secures the SSTII Self Storage Portfolio Pari Passu Companion Loan, which has a Cut-off Date principal balance of $25,000,000 and is currently held by KeyBank National Association and expected to be contributed to a future securitization trust. The SSTII Self Storage Portfolio Pari Passu Companion Loan accrues interest at the same rate as the SSTII Self Storage Portfolio Mortgage Loan. The SSTII Self Storage Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the SSTII Self Storage Portfolio Pari Passu Companion Loan. The holders of the SSTII Self Storage Portfolio Mortgage Loan and the SSTII Self Storage Portfolio Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the SSTII Self Storage Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The SSTII Self Storage Portfolio Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after the lockout period and prior to the open prepayment period, the borrowers may obtain the release of a property included in the SSTII Self Storage Portfolio, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers defease a portion of the SSTII Self Storage Portfolio Whole Loan equal to the greater of (a) 125% of the allocated loan amount of the property being released or (b) 80% of the net proceeds from the sale of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

42

MSC 2016-UBS11	SSTII Self Storage Portfolio

and 1.84x, (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 10.4%, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 49.5%.

Terrorism Insurance. The SSTII Self Storage Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

43

MSC 2016-UBS11	132 West 27th Street

Mortgage Loan No. 3 – 132 West 27th Street

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

44

MSC 2016-UBS11	132 West 27th Street

Mortgage Loan No. 3 – 132 West 27th Street

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

45

MSC 2016-UBS11	132 West 27th Street

Mortgage Loan No. 3 – 132 West 27th Street

132 West 27th Street
132 West 27th Street
New York, NY 10001
MANHATTAN
West Side
Midtown
Garment District
Chelsea
Flatiron District
HUDSON YARDS
Hudson River Greenway
Highline Elevated Park
High Line Elevated Park
Hudson River
Lincoln Tunnel
LONG ISLAND RAILROAD
METRO NORTH
Jacob Javits Convention Center
General Post Office
Madison Square Garden
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Port Authority Bus Terminal
TIMES SQUARE
ROCKEFELLER CENTER
Bryant Park
Madison Square Park
Union Square
Chelsea Park
Chelsea Waterside Park
Clement Clarke Moore Park
Empire State Building
Macy's
HERALD SQUARE
Fashion Institute of Technology
The Museum at FIT
Artistic Cube, Inc.
Casey Kaplan Gallery
Chelsea Piers Sports & Entertainment Complex
CHELSEA ART GALLERIES
Pier 62 Skatepark
Chelsea Market
Google
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 42nd St.
W. 41st St
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W 15th St
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Broadway
9A
495
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Weehawken
Union City
North Bergen
West New York
Upper West Side
Upper East Side
Central Park
Astoria
Long Island City
Williamsburg
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District
Brooklyn Heights
Park Slope
Prospect Park
Midtown
Chelsea

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

46

MSC 2016-UBS11	132 West 27th Street

Mortgage Loan No. 3 – 132 West 27th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$68,250,000			Location:	New York, NY 10001
Cut-off Date Balance(1):	$68,250,000			General Property Type:	Other
% of Initial Pool Balance:	9.5%			Detailed Property Type:	Net Lease
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Eytan Benyamin; Ken Haron; Yoav Haron; Joel Sussman; Ira Sussman; Robert Ezrapour			Year Built/Renovated:	2016/N/A
				Size:	313 Rooms
Mortgage Rate(2):	4.1835%			Cut-off Date Balance per Room(1):	$335,463
Note Date:	8/3/2016			Maturity Date or ARD Balance per Room(1):	$268,884
First Payment Date:	9/6/2016			Property Manager:	N/A
Anticipated Repayment Date:	8/6/2026
Maturity Date:	8/6/2028
Original Term to ARD:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$10,455,998
Seasoning:	0 months			UW NOI Debt Yield(1):	10.0%
Prepayment Provisions:	LO (24); YM (89); O (7)			UW NOI Debt Yield at Maturity or ARD(1):	12.4%
Lockbox/Cash Mgmt Status:	Springing /Springing			UW NCF DSCR:	1.70x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(4):	N/A
Additional Debt Balance(1):	$36,750,000			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves(3)				Most Recent Occupancy(4):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$222,000,000 (6/8/2016)
Recurring Replacements:	$0	$2,454	N/A	Cut-off Date LTV Ratio(1)(5):	47.3%
Other:	$2,000,000	Springing	N/A	LTV Ratio at Maturity Date or ARD(1)(5):	37.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$105,000,000	100.0%	Loan Payoff:	$80,211,702	76.4%
			Reserves:	$2,000,000	1.9%
			Closing Costs:	$1,620,828	1.5%
			Return of Equity:	$21,167,470	20.2%
Total Sources:	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%

(1)	The 132 West 27th Street Mortgage Loan is part of the 132 West 27th Street Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $105,000,000. The Cut-off Date Balance per Room, Maturity Date or ARD Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity Date or ARD numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 132 West 27th Street Whole Loan.

(2)	The 132 West 27th Street Mortgage Loan has an anticipated repayment date of August 6, 2026 with a maturity date of August 6, 2028. Beginning on the anticipated repayment date through the maturity date, the 132 West 27th Street Mortgage Loan will accrue interest at a per annum note rate equal to the greater of (i) the sum of 4.0% and treasury swaps with maturity dates most nearly approximating the maturity date of August 6, 2028 and (ii) the sum of 4.0% and the initial note rate of 4.1835%.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Historical occupancy and cash flows are not available as the 132 West 27th Street Property was constructed and opened in March 2016.

(5)	The Appraised Value, Cut-off Date LTV Ratio and LTV Ratio at Maturity Date or ARD numbers presented above are based on the net leased interest in the 132 West 27th Street Property of $222,000,000 as of June 8, 2016. The fee simple interest in the land and improvements of the 132 West 27th Street Property had an “as-is” appraised value of $245,000,000, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity Date or ARD of 42.9% and 34.4%, respectively.

The Mortgage Loan. The third largest mortgage loan (the “132 West 27th Street Mortgage Loan”) is part of a whole loan (the “132 West 27th Street Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $105,000,000, which are secured by a first priority fee mortgage encumbering a 21-story building located in New York, New York (the “132 West 27th Street Property”). Promissory Notes A-1 and A-2, in the aggregate original principal amount of $68,250,000, represent the 132 West 27th Street Mortgage Loan. Promissory Note
A-3, in the original principal amount of $36,750,000, represents a pari passu companion loan (the “132 West 27th Street Serviced Companion Loan”). The 132 West 27th Street Serviced Companion Loan is currently held by Cantor Commercial Real Estate Lending L.P., or an affiliate thereof, and may be contributed to future securitizations or otherwise transferred at any time. The 132 West 27th Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2016-UBS11 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The 132 West 27th Street Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The 132 West 27th Street Whole Loan has an anticipated repayment date of August 6, 2026 (the “ARD”) and final maturity date of August 6, 2028. Prior to the ARD, the 132 West 27th Street Whole Loan accrues interest at a fixed rate of 4.1835% (the “Initial Interest Rate”) and requires payments of principal and interest in a set monthly amount (“Regular Monthly Debt Service Payment Amount”). In the event the 132 West 27th Street Whole Loan is not repaid in full on or before the ARD, interest accrues on the outstanding principal balance at the Adjusted Interest Rate (as defined herein). The Adjusted Interest Rate is equal to the greater of (i) the sum of the interest per annum of treasury swaps with maturity dates most nearly approximating

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

47

MSC 2016-UBS11	132 West 27th Street

the maturity date of August 6, 2028 and 4.0% and (ii) the sum of the Initial Interest Rate and 4.0%. Following the Anticipated Repayment Date, the 132 West 27th Street Borrower is required to continue to make payments of interest and principal in the Regular Monthly Debt Service Payment Amount on each monthly payment date thereafter up to and including the maturity date. Interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate and not paid will remain an obligation of the 132 West 27th Street Borrower, but will be deferred (such accrued interest, the “Accrued Interest”) and will be paid on the maturity date to the extent not sooner paid pursuant to the loan documents. If the 132 West 27th Street Whole Loan is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and provided no event of default under the 132 West 27th Street Whole Loan has occurred and is continuing, all excess cash flow is required to be applied, pro rata, to each note (including component notes), to reduce the outstanding principal balance of the 132 West 27th Street Whole Loan with any remaining amounts to be applied towards Accrued Interest.

The proceeds of the 132 West 27th Street Whole Loan were used to refinance a previous loan, fund upfront reserves, pay closing costs and return equity to the 132 West 27th Street Sponsor (as defined below).

The Borrower and Sponsor. The borrower is 27 Street Equities LLC (the “132 West 27th Street Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The 132 West 27th Street Borrower is wholly owned by 132 West 27th Equities LLC, a New York limited liability company. 132 West 27th Street Equities LLC is owned by managing members, Real Estate Developers and Consultants LLC (“REDCO”) (35.0%) and 27th Associates Equities LLC (65.0%). REDCO is equally controlled by Joel and Ira Sussman. 27th Associates Equities LLC is owned by seven entities, none of which have more than a 15.1% interest in the 132 West 27th Street Borrower. The sponsors of the 132 West 27th Street Borrower are Eytan Benyamin, Ken Haron, Yoav Haron, Joel Sussman, Ira Sussman, and Robert Ezrapour (individually and collectively, the “132 West 27th Street Sponsor”). The nonrecourse carve-out guarantors of the 132 West 27th Street Borrower are Joel Sussman, Ira Sussman, and KERY Managed Equities LLC. The guarantors have several, but not joint, liability, as follows: Joel Sussman and Ira Sussman are liable (on a joint and several basis) for 35% of the recourse liability and KERY Managed Equities LLC is liable for 65% of the recourse liability.

Joel and Ira Sussman have over 35 years of experience in investment, development, and operations of residential, commercial and hotel properties, including the ownership and operation of nine hotels totaling 1,963 rooms, including an oceanfront hotel in Miami Beach, Sherry Frontenac (287 rooms). Artimus Construction Inc. (“Artimus”) is an affiliate of the 132 West 27th Street Borrower through 27th Associates Equities LLC. Since 1985, Artimus has built more than 75 buildings in Manhattan, including Harlem, Washington Heights, Manhattan Valley, Chelsea, and other areas in the city, and both affordable and market rate apartment buildings. Headquartered in Upper Manhattan, Artimus has constructed over three million SF in mid-rise and high-rise projects that include residential, commercial, retail, and mixed-use properties. The nonrecourse carveout guarantor, KERY Managed Equities LLC, is an entity controlled by Artimus principals, Ken Haron, Eytan Benyamin, and Yoav Haron.

The Property. The 132 West 27th Street Property is a 21-story building in New York, New York net leased to an affiliate of Melia Hotels International, S.A. (“Melia”), which operates the building as a 313-room, full service hotel under the INNSIDE by Melia brand as INNSIDE New York NoMad. Recently completed and opened in March 2016, the 132 West 27th Street Property features 125 deluxe double guestrooms, 109 king guestrooms, 71 queen guestrooms, and 8 king suites. Guestrooms range in size from 234 to 430 SF and feature a flat screen television, desk and chair, Nespresso coffee machine, modern bathroom with rain shower or tub, and complimentary mini-bar and high speed internet. Moreover, guestrooms on the 17th – 20th floors of the 132 West 27th Street Property feature lower Manhattan skylines and views of One World Trade Center. The 132 West 27th Street Property includes 1,169 SF of flexible and functional meeting space, a 24-hour fitness and wellness center, an outdoor terrace, and ImperoCaffè by celebrity chef Scott Conant, offering an all-day Italian menu.

The Net Lease. The 132 West 27th Street Property is subject to a 15-year triple net lease, dated March 13, 2014 and commenced March 14, 2016 (the “Net Lease”), between the 132 West 27th Street Sponsor, as lessor, and New Continent Ventures, LLC, as lessee. The Net Lease was assumed by Innside Ventures, LLC (the “Melia Tenant”) on November 23, 2015 and assigned to the 132 West 27th Street Borrower, as lessor, at loan closing. The Net Lease provides for a five-year renewal option and no termination options. The Melia Tenant is required to pay annual fixed rent payments, on a monthly basis, of $7.5 million for the first lease year, $8.0 million for the second lease year, $10.0 million for the third lease year, $10.5 million for the fourth lease year, and $10.71 million for the fifth lease year. After the fifth lease year, the annual rent payment will increase 2% over the immediately preceding year period through the tenth lease year. After the tenth lease year, the annual rent payment will increase 3% over the immediately preceding year period through the 15th lease year. Beginning with the fifth lease year, the 132 West 27th Street Borrower is entitled to receive additional variable rent equal to 25% of EBITDA (as calculated according to the Net Lease agreement and loan documents), on an annual basis. In addition, the Melia Tenant is required to pay an additional lessee payment of $1,000,000, $500,000 of which was paid on March 14, 2016 and the second $500,000 is required to be paid on the first anniversary of lease commencement. Effectively, rent payments for the first and second lease year are $8.0 million and $8.5 million, respectively.

Fixed Rent Payments under the Net Lease
Year 1(1):	$8,000,000
Year 2(1):	$8,500,000
Year 3:	$10,000,000
Year 4:	$10,500,000
Year 5:	$10,710,000
Years 6-9:	Increases by 2%, compounded
Years 10-15:	Increases by 3%, compounded
Renewal Option (Years 16-20):	$14,256,741 (minimum)

(1)	Rent in Years 1 and 2 include an additional lessee payment of $1,000,000, $500,000 of which was paid at lease commencement and the second $500,000 is required to be paid on the first anniversary of lease commencement.

The Net Lease is guaranteed by Melia. The Melia Tenant provided the 132 West 27th Street Sponsor with a $10 million irrevocable standby letter of credit issued by Banco Bilbao Vizcaya Argentaria (Fitch/Moody’s/S&P: A-/Baa1/BBB+), which has been assigned by the 132 West 27th Street Sponsor to the 132 West 27th Street Borrower, to be drawn upon in the event of default under the Net Lease and will be available for draw to cure any tenant defaults related to the non-payment of rent or failure to reimburse the 132 West 27th Street Borrower for certain expenses such as taxes, insurance, or re-tenanting costs.

Founded in 1956, Melia is an international hotel chain with operations in 41 countries across Europe, North and South America, and Asia. As of the first quarter of 2016, Melia’s global portfolio included 306 hotels, or 79,020 rooms. Melia’s business model includes the management (35% of its

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

48

MSC 2016-UBS11	132 West 27th Street

portfolio on a hotels basis), lease and operation (35%), franchising (15%), and ownership (15%) of its properties. The leased properties offer Melia control over operations and profits generated, and as of the first quarter of 2016, Melia operated 106 hotels or 21,514 rooms under leases. Melia’s hotel portfolio includes seven midscale, upscale, and premium brands: Melia Hotels & Resorts (33% of its global portfolio on a hotels basis), TRYP by Wyndham (29%), Sol Hotels & Resorts (25%), INNSIDE by Melia (5%), Gran Melia Hotels & Resorts (4%), Paradisus by Melia (3%), and ME by Melia (2%). The INNSIDE by Melia brand consists of upscale hotels located in major cities throughout Europe and the United States and feature distinctive architecture and an avant-garde design. As of December 31, 2015, there were 16 INNSIDE by Melia hotels comprising 2,173 rooms globally.

The Market. The 132 West 27th Street Property is located in the Chelsea neighborhood in New York City, New York, which is within walking distance of several Manhattan neighborhoods including the Flatiron and the Meatpacking districts, and proximate to several mass transit subway and bus lines, and to the transportation hub of Pennsylvania Station (0.6 miles). Since the mid-1990’s the Chelsea neighborhood has become a center of the New York art world, home to more than 350 art galleries and several art museums and performance spaces. The 132 West 27th Street Property’s immediate area is densely populated by commercial office buildings, art galleries, retail businesses, fitness studios, and a variety of cafes, restaurants and bars. Three blocks east is Madison Square Park, three blocks west on 10th Avenue is the High Line Park, and within seven blocks north are Madison Square Garden, the Empire State Building and Herald Square. According to a third party market research report, in 2014, New York City accommodated approximately 56.5 million international and domestic visitors who spent $41 billion. In 2015, the Manhattan lodging market had accommodated approximately 28.1 million room nights, with market occupancy of 86.4% and ADR of $287.56, resulting in a market RevPAR of $248.36. The average annual compound change in RevPAR for the market was 3.1% from 2010 to 2015.

According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the 132 West 27th Street Property was 210,947, 1,192,736, and 2,620,465, respectively. Estimated average household income within a one-, three-, and five-mile radius of the 132 West 27th Street Property was $156,712, $141,530 and $117,006, respectively.

The appraisal identified eight upscale hotel properties in the 132 West 27th Street Property’s competitive set, ranging in size from 114 to 338 rooms, with a total of 1,931 rooms. The competitive set displayed occupancy, ADR, and RevPAR of 85.8%, $375.85, and $322.39 in 2013, 87.1%, $381.47, and $332.36 in 2014, and 88.3%, $376.10, and $331.92 in 2015, respectively.

Primary competitive properties to the 132 West 27th Street Property under the operation of the Melia Tenant are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Estimated Commercial & Leisure Demand	Estimated Meeting & Group Demand	Estimated Leisure Demand	2015 Occupancy	2015 ADR	2015 RevPAR
132 West 27th Street Property(1)(2)	313	55%	10%	35%	NAV	NAV	NAV
W New York Union Square	270	55%	20%	25%	90-95%	$400-425	$350-375
Gansevoort Meatpacking NYC	186	60%	15%	25%	85-90%	$400-425	$350-375
Standard Hotel New York	338	60%	10%	30%	90-95%	$375-400	$350-375
Eventi Hotel	292	50%	20%	30%	90-95%	$300-325	$290-300
Gansevoort Park Avenue	249	60%	15%	25%	80-85%	$350-375	$300-325
James New York	114	45%	15%	40%	85-90%	$375-400	$325-350
Dream Hotel Downtown	314	50%	20%	30%	85-90%	$325-350	$290-300
NoMad	168	55%	10%	35%	80-85%	$425-450	$350-375
Total/Wtd. Avg.(3)	1,931	55%	16%	29%	88.3%	$376.10	$331.92

Source: Appraisal

(1)	Historical operating performance information is not available as the 132 West 27th Street Property was constructed and opened in March 2016.

(2)	Estimated demand segmentation for the 132 West 27th Street Property is based on assumptions, as set forth in the appraisal.

(3)	Total/Wtd. Avg. excludes the 132 West 27th Street Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

49

MSC 2016-UBS11	132 West 27th Street

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance of the Melia Tenant at the 132 West 27th Street Property:

Cash Flow Analysis(1)
	Melia Tenant Annualized T-3 June 30, 2016(1)	Melia Tenant Annualized T-1 June 30, 2016(1)	Appraisal Year 1(2)
Occupancy	80.2%	86.9%	84.0%
ADR	$227.72	$242.51	$353.61
RevPAR	$182.59	$210.69	$297.04

Rooms Revenue	$20,916,732	$24,070,500	$33,935,000
Food & Beverage	$3,368,952	$3,252,804	$8,569,738
Other Income	$117,736	$257,220	$522,482
Total Revenue	$24,403,420	$27,580,524	$43,027,220
Total Expenses	$18,221,480	$19,402,524	$27,760,545
Net Operating Income	$6,181,940	$8,178,000	$15,266,675
FF&E	$0	$0	$430,272
Net Cash Flow	$6,181,940	$8,178,000	$14,836,403

(1)	The INNSIDE New York NoMad Hotel opened in March 2016 and therefore is still stabilizing. Revenues may reflect certain promotional discounts offered to Melia rewards members and other customers. In addition, expenses may reflect certain one-time, non-recurring items related to the opening of the hotel.

(2)	Information is based on the appraisal, forecasting operations of the INNSIDE New York NoMad Hotel under the Melia Tenant for July 1, 2016 - July 1, 2017 under assumptions as set forth in the appraisal.

The following table presents certain information relating to the underwritten net cash flow of the Net Lease at the 132 West 27th Street Property:

Cash Flow Analysis
	Year 1 In-Place	UW	UW per Room

Base Rent(1)	$7,500,000	$10,455,998	$33,406
Total Recoveries	$0	$0	$0
Other Income(2)	$500,000	$0	$0
Less Vacancy & Credit Loss	$0	$0	$0
Effective Gross Income	$8,000,000	$10,455,998	$33,406
Total Operating Expenses	$0	$0	$0
Net Operating Income	$8,000,000	$10,455,998	$33,406
Capital Expenditures	$0	$0	$0
TI/LC	$0	$0	$0
Net Cash Flow	$8,000,000	$10,455,998	$33,406

Occupancy	100.0%	100.0%
NOI DSCR(3)	1.30x	1.70x
NCF DSCR(3)	1.30x	1.70x
NOI Debt Yield(3)	7.6%	10.0%
NCF Debt Yield(3)	7.6%	10.0%

(1)	Year 1 In Place Base Rent is based on fixed rent paid under the Melia Lease during the first year of the Net Lease. UW Base Rent represents the average of the first 10 years of fixed rent payable to the 132 West 27th Street Borrower under the Net Lease.

(2)	Other Income represents the first installment of an additional lessee payment of $1,000,000 paid to the 132 West 27th Street Borrower at lease commencement.

(3)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the 132 West 27th Street Whole Loan.

Escrows and Reserves. At loan origination, the 132 West 27th Street Borrower deposited in escrow $2,000,000 into an underwritten rent reserve, which represents a portion of the difference between the lender’s underwritten base rent and the current rent due under the Net Lease. The loan documents also provide for ongoing monthly deposits for real estate taxes and insurance reserves; however, such monthly deposits will be waived as long as no event of default under the 132 West 27th Street Whole Loan has occurred and (i) the Net Lease remains in full force and effect; (ii) no Material Tenant Trigger Event (as defined below) has occurred and is continuing; (iii) the Melia Tenant is obligated pursuant its lease to pay all applicable taxes and other assessments, maintain insurance, and maintain the 132 West 27th Street Property in a condition reasonably acceptable to lender; and (iv) the Melia Tenant performs such obligations in a timely manner and the 132 West 27th Street Borrower provides evidence of such performance by Melia Tenant to the lender. On each monthly payment date, the 132 West 27th Street Borrower is required to deposit approximately $2,454 into a capital expenditure reserve. During the continuation of a Material Tenant Trigger Event, (i) all excess cash flow, (ii) any draws on the letter of credit provided as security deposit for the Net Lease for any purpose other than due to a default in the payment of rent, and (iii) any sums received by 132 West 27th Street Borrower in connection with extraordinary lease payments or reserves established under the Net Lease upon termination of the Net Lease, in each case are required to be deposited into a Material Tenant rollover reserve.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

50

MSC 2016-UBS11	132 West 27th Street

A “Material Tenant Trigger Event” will occur (i) if a Material Tenant (as defined below) gives notice of its intention to terminate or cancel its lease, (ii) if, on or prior to 12 months prior to the then applicable expiration date under its lease, a Material Tenant does not extend or renew its lease upon terms and conditions reasonably acceptable to the lender or with respect to the Net Lease, in accordance with the terms of the Net Lease, (iii) if an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and cure period, (iv) if the bankruptcy or insolvency of a Material Tenant (or, if applicable, any lease guarantor) occurs, (v) if a Material Tenant lease is terminated or no longer in full force and effect, or (vi) if a Material Tenant “goes dark”, vacates, ceases to occupy or discontinues its operations at the 132 West 27th Street Property (other than for a temporary cessation of operations, not to exceed 24 months, in connection with reflagging, rebranding, expansion, renovation or restoration, provided the cessation is more than three years from the maturity date).

A “Material Tenant Trigger Event Cure” means in regard to clause (i) above, (1) the unconditional revocation or rescission by the applicable Material Tenant of all termination or cancellation notices or any notices of intention to terminate or cancel its Material Tenant lease, (2) one or more acceptable Material Tenant space re-tenanting events occurs with respect to all or substantially all of the applicable Material Tenant space, or (3) the 132 West 27th Street Borrower provides evidence, reasonably acceptable to the lender, that the Material Tenant does not have a right to terminate such lease under the terms of the lease, such Material Tenant continues to perform all of its obligations under the lease and such Material Tenant lease otherwise continues in full force and effect; in regard to clause (ii) above, an acceptable Material Tenant lease extension or one or more acceptable Material Tenant space re-tenanting events with respect to all or substantially all of the applicable Material Tenant space; in regard to clause (iii) above, a cure of the applicable event of default under the Material Tenant lease, as determined by lender; in regard to clause (iv) above, the affirmation of the applicable Material Tenant lease in the applicable bankruptcy proceeding; provided that the applicable Material Tenant is actually paying all rents and other amounts due under its Material Tenant lease (or, if applicable, the discharge or dismissal of the applicable lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such lease guarantor’s ability to perform its obligations under its lease guaranty); in regard to clause (v) above, one or more acceptable Material Tenant space re-tenanting events with respect to all or substantially all of the applicable Material Tenant space; provided that each of the Material Tenant satisfactory extension or re-tenanting conditions applicable thereto has been satisfied, or an Acceptable Operation Conversion (as defined below) occurs; and in regard to clause (vi) above, (1) the applicable Material Tenant lease is in full force and effect and the applicable Material Tenant is in actual physical possession of and utilizing the applicable Material Tenant space and paying full unabated rent, (2) one or more acceptable Material Tenant space re-tenanting events occurs with respect to all of the applicable Material Tenant space, or (3) an Acceptable Operation Conversion occurs with a qualified franchisor or manager under the loan documents.

A “Material Tenant” means (i) the Melia Tenant or (ii) any tenant or replacement tenant that, together with its affiliates, leases space comprising 30% or more of either (a) the total rentable square footage at the 132 West 27th Street Property or (b) the total in-place base rent at the 132 West 27th Street Property.

An “Acceptable Operation Conversion” means (A) (i) a franchise agreement with a qualified franchisor and a management agreement with a qualified manager is in full force and effect with respect to the 132 West 27th Street Property, and the 132 West 27th Street Borrower and guarantors deliver to the lender a “comfort letter” executed by such qualified franchisor, (ii) a management agreement with a qualified manager that conveys rights to a reputable hotel brand is in full force and effect with respect to the 132 West 27th Street Property, or (iii) a management agreement with a qualified manager with boutique hotel management experience acceptable to the lender, pursuant to which the 132 West 27th Street Property will be operated as an independent, tourist class hotel of at least ‘upscale class,’ as reasonably determined by the lender, and otherwise of a type and quality equal to the type and quality of the 132 West 27th Street Property as of the closing date of the 132 West 27th Street Whole Loan, is in full force and effect with respect to the 132 West 27th Street Property, and (B) the 132 West 27th Street Borrower and guarantors deliver to the lender an assignment of management agreement and subordination of management fees executed by such qualified manager and any and all other documents, instruments, agreements, and/or certificates in connection therewith (including without limitation any modifications to the loan documents).

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the 132 West 27th Street Whole Loan requires that the 132 West 27th Street Borrower establish and maintain a lender-controlled lockbox account and the 132 West 27th Street Borrower direct all rents under the Net Lease to be deposited directly into such lockbox account. Upon a Cash Management Trigger Event, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account.

Provided that no event of default has occurred and is continuing, on each business day during the continuation of a Cash Management Trigger Event, all funds on deposit in the cash management account will be required to be applied to fund the required reserve deposits as described above under
“—Escrows and Reserves,” to the monthly debt service on the 132 West 27th Street Whole Loan, to pay any other amounts due and owing under the 132 West 27th Street Whole Loan, and during the continuation of a Material Tenant Trigger Event, the remaining amount is required to be deposited into a Material Tenant rollover account; or during the continuation of a Cash Sweep Trigger Event (as defined below), provided that a Material Tenant Trigger Event does not exist, the remaining amount, if any, is required to be deposited into the excess cash flow account or if a Cash Sweep Trigger Event does not then exist, the remaining amount, if any, is required to be disbursed to the 132 West 27th Street Borrower.

A “Cash Management Trigger Event” means (a) an event of default, (b) the bankruptcy or insolvency of the 132 West 27th Street Borrower, guarantors, or manager, (c) the debt service coverage ratio based on a trailing 12-month period falling below 1.15x, (d) a Material Tenant Trigger Event, or (e) an indictment for fraud or misappropriation of funds by the 132 West 27th Street Borrower, guarantors, sponsors or manager or any director or officer of the 132 West 27th Street Borrower, guarantors, sponsors or manager, or (f) the 132 West 27th Street Borrower fails to repay or defease the 132 West 27th Street Whole Loan in full according to the loan documents on or before the anticipated repayment date of August 6, 2026. A Cash Management Trigger Event will continue until, in regard to clause (a) above, a cure of the event of default is accepted or waived in writing by lender; in regard to clause (b) above, the filing being discharged, stayed or dismissed within 120 days and such filing does not materially increase the monetary obligations or materially and adversely affect the 132 West 27th Street Borrower, guarantors, or manager’s ability to perform its obligations under the loan documents and management agreement; provided, however, with respect to a bankruptcy or insolvency of a guarantor, such guarantor may be replaced or the remaining guarantors can assume all the guaranteed obligations on a joint and several basis in accordance with the terms of the loan documents; in regard to clause (c) above, the debt service coverage ratio is greater than 1.20x for two consecutive quarters; in regard to clause (d) above, the occurrence of a Material Tenant Trigger Event Cure; and in regard to clause (e) above, upon the dismissal or acquittal of such charges, or with respect to the guarantor or sponsor, such party either (x) prior to conviction, has no right to control or direct the operations of 132 West 27th Street Borrower, or (y) if convicted, no longer owning a direct or indirect interest in the 132 West 27th Street Borrower and no right to control or direct the operations of the 132 West 27th Street Borrower, or with respect to the manager, when the 132 West 27th Street Borrower replaces the manager with a qualified manager pursuant to a replacement management agreement. In regard to clause (f) above, no cure is available.

A “Cash Sweep Trigger Event” means (a) an event of default, (b) the bankruptcy or insolvency of the 132 West 27th Street Borrower, guarantors, or manager, (c) the debt service coverage ratio based on a trailing 12-month period falling below 1.10x, or (d) the 132 West 27th Street Borrower fails to repay or defease the 132 West 27th Street Whole Loan in full according to the loan documents on or before the anticipated repayment date of August 6, 2026. A Cash Sweep Trigger Event will continue until, in regard to clause (a) above, a cure of the event of default is accepted or waived in writing by

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

51

MSC 2016-UBS11	132 West 27th Street

lender; in regard to clause (b) above, the filing being discharged, stayed or dismissed within 120 days and such filing does not materially increase the monetary obligations or materially and adversely affect the 132 West 27th Street Borrower, guarantors, or manager’s ability to perform its obligations under the loan documents and management agreement; and in regard to clause (c) above, the debt service coverage ratio is greater than 1.15x for two consecutive quarters, or in regard to clause (d) above, no cure is available.

Additional Secured Indebtedness (not including trade debts). The 132 West 27th Street Property also secures the 132 West 27th Street Serviced Companion Loan, with a Cut-off Date balance of $36,750,000. The 132 West 27th Street Serviced Companion Loan, represented by Promissory Note A-3, is currently held by Cantor Commercial Real Estate Lending L.P., or an affiliate thereof, and may be contributed to future securitizations or otherwise transferred at any time. The 132 West 27th Street Serviced Companion Loan accrues interest at the same rate as the 132 West 27th Street Mortgage Loan. The 132 West 27th Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 132 West 27th Street Serviced Companion Loan. The holders of the 132 West 27th Street Mortgage Loan and the 132 West 27th Street Serviced Companion Loan have entered into a co-lender agreement that sets forth the allocation of collections on the 132 West 27th Street Whole Loan. The 132 West 27th Street Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the MSC 2016-UBS11 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The 132 West 27th Street Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 132 West 27th Street Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and in accordance with the terms and conditions applicable to commercial property, general liability, business income, and umbrella liability insurance required pursuant to the 132 West 27th Street Mortgage Loan documents.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

52

(THIS PAGE INTENTIONALLY LEFT BLANK)

53

MSC 2016-UBS11	Irish Hills Plaza & Broadway Plaza

Mortgage Loan No. 4 – Irish Hills Plaza & Broadway Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

54

MSC 2016-UBS11	Irish Hills Plaza & Broadway Plaza

Mortgage Loan No. 4 – Irish Hills Plaza & Broadway Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

55

MSC 2016-UBS11	Irish Hills Plaza & Broadway Plaza

Mortgage Loan No. 4 – Irish Hills Plaza & Broadway Plaza

Irish Hills Plaza & Broadway Plaza
1 Irish Hills Plaza
San Luis Obispo, CA
2 Santa Maria Broadway Plaza
Santa Maria, CA
Los Osos
LOS OSOS VALLEY
Los Osos Valley Rd
Stony Peak
Montaña de Oro State Park
California Polytechnic State Univ.
Alex G. Spanos Stadium
San Francisco 233 miles
Downtown
SAN LUIS OBISPO
Madonna Plaza
San Luis Obispo
Irish Hills Natural Preserve
SANTA LUCIA RANGE
Bald Hill
LOS PADRES NATIONAL FOREST
Bald Mtn.
San Luis Obispo County Reg. Airport
Los Ranchos
AMTRAK
Orcutt Rd
SAN LUIS OBISPO COUNTY
Avila Beach
Bald Knob
Avila Beach Resort Golf Course
Indian Knob
Corbett Canyon Rd
Carpenter Cyn. Rd
Lopez Lake
Avila Pier
Cabrillo Hwy
Price Cyn. Rd
Biddle County Park
San Luis Obispo Bay
Point San Luis
Pismo Beach
Verde
Pismo Beach Premium Outlets
Pismo Pier
Pacific Coast Plaza
Arroyo Grande
GROVER BEACH
Grover Beach
Oceano
Los Berros Rd
Pacific Ocean
Cypress Ridge Golf Course
Oceano Dunes SVRA
Willow Rd
Callender
Thompson Ave
Woodlands
Nipomo
Orchard Rd
El Camino Real
Division St
Santa Maria River
GUADALUPE
Guadalupe
Main St
Santa Maria Town Center
Ray Rd
Santa Maria
Allan Hancock College
Betteravia Rd
The Crossroads at Santa Maria
Point Sal Beach State Park
Broadway Pavilion
Cabrillo Hwy
Santa Maria Public Airport
Orcutt Expwy
Vandenberg Air Force Base
Clark Ave
Black Rd
SANTA BARBARA COUNTY
Orcutt
Los Angeles 150 miles
OREGON
Medford
IDAHO
Eureka
Redding
Elko
Reno
GREAT BASIN
SACRAMENTO
Carson City
Santa Rosa
Lake Tahoe
NEVADA
SAN FRANCISCO
Oakland
SAN JOSE
SIERRA NEVADA MTS.
Marina
Fresno
Pacific Ocean
CALIFORNIA
LAS VEGAS
San Luis Obispo
COAST RANGES
Santa Maria
Bakersfield
Barstow
Santa Barbara
LOS ANGELES
San Bernardino
MOJAVE DESERT
Long Beach
Anaheim
Palm Springs
Yuma
SAN DIEGO
MEXICO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

56

MSC 2016-UBS11	Irish Hills Plaza & Broadway Plaza

Mortgage Loan No. 4 – Irish Hills Plaza & Broadway Plaza

Mortgage Loan Information				Property Information(2)
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Portfolio
Original Balance:	$56,500,000			Location:	Various
Cut-off Date Balance:	$56,500,000			General Property Type:	Retail
% of Initial Pool Balance:	7.8%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Phyllis Madonna			Year Built/Renovated:	Various
Mortgage Rate:	4.6501%			Size:	311,816 SF
Note Date:	7/28/2016			Cut-off Date Balance per SF:	$181
First Payment Date:	9/6/2016			Maturity Date Balance per SF:	$148
Maturity Date:	8/6/2026			Property Manager:	Madonna Enterprises, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	0 months			UW NOI:	$5,042,782
Seasoning:	0 months			UW NOI Debt Yield:	8.9%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.38x
Additional Debt Type:	N/A			Most Recent NOI:	$5,118,038 (6/30/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$5,192,809 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,836,602 (12/31/2014)
Reserves(1)				Most Recent Occupancy:	99.3% (3/31/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.1% (12/31/2015)
RE Tax:	$173,520	$48,200	N/A	3rd Most Recent Occupancy:	90.1% (12/31/2014)
Insurance:	$114,733	Springing	N/A	Appraised Value (as of):	$86,100,000 (Various)
Deferred Maintenance:	$3,625	$0	N/A	Cut-off Date LTV Ratio:	65.6%
Recurring Replacements:	$0	$3,898	$130,139	Maturity Date LTV Ratio:	53.4%
TI/LC:	$0	$25,985	$1,559,080
Other:	$865,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$56,500,000	97.7%	Loan Payoff(3):	$56,292,842	97.4%
Borrower Equity:	$1,306,112	2.3%	Reserves:	$1,156,878	2.0%
			Closing Costs:	$356,393	0.6%
Total Sources:	$57,806,112	100.0%	Total Uses:	$57,806,112	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Property Information and Underwriting and Financial Information are based on the combination or sum of both retail centers that comprise the Irish Hills Plaza & Broadway Plaza Property (as defined below).

(3)	Loan Payoff includes approximately $2.2 million in defeasance costs.

The Mortgage Loan. The fourth largest mortgage loan (the “Irish Hills Plaza & Broadway Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $56,500,000 and having a principal balance as of the Cut-off Date of $56,500,000, secured by first priority fee mortgages encumbering two anchored retail centers in California (collectively, the “Irish Hills Plaza & Broadway Plaza Property”). The proceeds of the Irish Hills Plaza & Broadway Plaza Mortgage Loan were used to defease existing debt (including payment of defeasance costs of approximately $2.2 million) secured by the Irish Hills Plaza & Broadway Plaza Property, fund upfront reserves, and pay closing costs. The most recent prior financing of the Irish Hills Plaza Property (as defined below) was included in the LBUBS 2007-C6 transaction and the most recent prior financing of the Santa Maria Broadway Plaza Property (as defined below) was included in the LBUBS 2006-C7 transaction.

The Borrower and the Sponsor. The borrowers are Irish Hills Plaza West II, LLC and Santa Maria Broadway Plaza II, LLC (collectively, the “Irish Hills Plaza & Broadway Plaza Borrower”), each a single-purpose California limited liability company. The Irish Hills Plaza & Broadway Plaza Borrower is controlled by Phyllis Madonna, who serves as the sponsor and nonrecourse carve-out guarantor for the Irish Hills Plaza & Broadway Plaza Mortgage Loan.

Phyllis Madonna was involved in the development and current operation of the Madonna Inn in San Luis Obispo, California, along with her late husband, Alex Madonna. Built in 1958, the Madonna Inn has been remodeled and expanded by Ms. Madonna and her team over the past decade transitioning the property into a full service resort containing 110 themed rooms situated on over 1,000 acres. In addition to Ms. Madonna’s involvement in the development of the Irish Hills Plaza Property and the Santa Maria Broadway Plaza Property, she has been the principal in several commercial developments, including Prefumo Creek Commons, a 52,000 SF commercial retail shopping center, and has been a partner in additional commercial projects such as the 20,000 SF Solvang Village Lane Medical Office complex and the 23,000 SF Atascadero Moresco Plaza office complex.

The Property. The Irish Hills Plaza & Broadway Plaza Property, located at 1501-1541 Froom Ranch Way, San Luis Obispo, California (such portion, the “Irish Hills Plaza Property”) and 1318-1482 South Broadway, Santa Maria, California (such portion, the “Santa Maria Broadway Plaza Property”), consists of two anchored retail properties totaling 311,816 SF leased to 17 tenants. The Irish Hills Plaza Property contains 677 surface parking spaces

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

57

MSC 2016-UBS11	Irish Hills Plaza & Broadway Plaza

(4.9 spaces per 1,000 SF), while the Santa Maria Broadway Plaza Property contains 767 surface parking spaces (4.4 per 1,000 SF). The Irish Hills Plaza Property and Santa Maria Broadway Plaza Property are located approximately 31.7 miles apart.

The Irish Hills Plaza Property is a 138,297 SF Class A retail center anchored by Whole Foods. The Irish Hills Plaza Property was constructed between 2007 and 2010 and consists of six single-story buildings situated on two separate parcels totaling approximately 16.79 acres. Located approximately 3.7 miles southwest of downtown San Luis Obispo, the Irish Hills Plaza Property is shadow anchored by Costco and Home Depot, which are not part of the collateral. As of June 30, 2016, the Irish Hills Plaza Property was 98.4% leased to a mix of 12 various retail tenants with no more than 10.2% of portfolio SF expiring in any year. The Irish Hills Plaza Property tenant mix consists of national and regional retailers, including Whole Foods (31,895 SF), T.J. Maxx (26,000 SF), HomeGoods, Inc. (20,059 SF), PetSmart (20,004 SF), and Old Navy (15,130 SF).

The Santa Maria Broadway Plaza Property is a 173,519 SF Class B retail center anchored by Vallarta Supermarkets. Constructed in 1967 and renovated in 2003, the Santa Maria Broadway Plaza Property is situated on an approximately 15.36-acre site consisting of one 167,990 SF single-story building and one 5,529 SF outparcel currently leased to Wells Fargo. The Santa Maria Broadway Plaza Property is located approximately 1.4 miles south of the Santa Maria Central Business District (“CBD”). As of March 31, 2016, the Santa Maria Broadway Plaza Property was 100.0% leased to five tenants with no more than 23.4% of portfolio SF expiring in any year. The Santa Maria Broadway Plaza Property tenant mix consists of one office tenant, Santa Barbara County, currently leasing two spaces for a total of 73,068 SF, and four retail tenants: Vallarta Supermarkets (44,422 SF), In Shape Health Club (38,000 SF), Harbor Freight Tools (12,500 SF), and Wells Fargo (5,529 SF).

The following table presents further information regarding the Irish Hills Plaza & Broadway Plaza Property:

Property Summary

Property	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Location	Area (SF)(1)	Year Built/ Renovated	Occupancy(1)	Appraised Value	UW NCF
Irish Hills Plaza Property	$32,800,000	58.1%	San Luis Obispo, CA	138,297	2007-2010/N/A	98.4%	$50,000,000	$2,703,932
Santa Maria Broadway Plaza Property	$23,700,000	41.9%	Santa Maria, CA	173,519	1967/2003	100.0%	$36,100,000	$2,116,306
Total/Wtd. Avg.	$56,500,000	100.0%		311,816		99.3%	$86,100,000	$4,820,238

(1)	Information is based on the underwritten rent roll.

Major Portfolio Tenants

Santa Barbara County (73,068 SF, 23.4% of NRA, 27.3% of underwritten base rent). Santa Barbara County occupies two spaces at the Santa Maria Broadway Plaza Property. Santa Barbara County leases 43,068 SF under a lease commencing in November 1998 and expiring in October 2018, with no renewal options remaining, as the Santa Barbara County Workforce Resource Center. Santa Barbara County also leases 30,000 SF under a lease commencing in September 2008 and expiring on July 31, 2018, with one five-year renewal option remaining, as a call center for the Department of Social Services. Both Santa Barbara County leases have a termination option at any time in the event that curtailment, reduction, or cancellation by government agencies or sources beyond its control occurs, with termination effective six calendar months after notice is provided.

Vallarta Supermarkets (44,422 SF, 14.2% of NRA, 8.5% of underwritten base rent). Vallarta Supermarkets occupies 44,422 SF at the Santa Maria Broadway Plaza Property under a lease commencing in January 2014 and expiring in January 2034, with two five-year renewal options at base rental rates of $14.38 PSF and $15.82 PSF, respectively, and one 59-month renewal option at a base rental rate of $17.39 PSF. The 2015 store sales at Vallarta Supermarkets were $425 PSF, resulting in an occupancy cost of 3.2%. Vallarta Supermarkets has the right to discontinue operations and to close at any time during the term of the lease. The tenant has agreed to pay rent during any such period. The Irish Hills Plaza & Broadway Plaza Borrower may terminate the lease and recapture the space if the tenant ceases to operate at least 25,000 SF (of the 44,422 total SF), or closes entirely, for 12 consecutive months. Since 1985, Vallarta Supermarkets has grown to a total of 47 stores throughout California in Ventura, Los Angeles, San Bernardino, Kern, San Diego, Santa Barbara, Tulare, Orange and Fresno counties. Vallarta Supermarkets currently employs approximately 8,000 employees.

In Shape Health Club (38,000 SF, 12.2% of NRA, 7.7% of underwritten base rent). In Shape Health Club occupies 38,000 SF at the Santa Maria Broadway Plaza Property under a lease commencing in July 2008 and expiring in July 2020, with two five-year renewal options and no termination options. In Shape Health Club, founded in 1981, currently owns and operates 74 locations in California. The In Shape Health Club location at the Santa Maria Broadway Plaza Property offers a variety of amenities, including cardio machines and weight equipment, an indoor pool, group exercise classes with a separate yoga studio, a cardio theater, tanning, and a kids club with a play maze and interactive games.

Whole Foods (31,895 SF, 10.2% of NRA, 14.7% of underwritten base rent). Whole Foods occupies 31,895 SF at the Irish Hills Plaza Property under a lease commencing in June 2014 and expiring in May 2025, with four five-year renewal options and one four-month renewal option. Whole Foods has a termination option if capital expenditures are required during the last two years of the lease term and the cost exceeds six months’ base rent; in such event, Whole Foods may terminate its lease unless the landlord notifies Whole Foods, within 10 days after receipt of Whole Foods’ termination notice, that the landlord has elected to pay the difference between the actual cost and six months’ base rent. Whole Foods (NYSE: WFM), incorporated in 1978, is the leading natural and organic foods supermarket and the first national “Certified Organic” grocer, operating 431 stores as of September 27, 2015 in the U.S., Canada, and the United Kingdom. Whole Foods is not required to report sales under its lease. Whole Foods is rated “Baa3” by Moody’s and “BBB-” by S&P.

T.J. Maxx (26,000 SF, 8.3% of NRA, 5.5% of underwritten base rent). T.J. Maxx occupies 26,000 SF at the Irish Hills Plaza Property under a lease commencing in May 2010 and expiring in April 2020, with four five-year renewal options. The TJX Companies, Inc. (NYSE: TJX) operated over 3,600 stores worldwide in 2015 under multiple brand names, including the two largest off-price clothing retailers in the United States: T.J. Maxx and Marshalls, which operated 2,094 stores nationwide in 2015. T.J. Maxx sells brand-name family apparel, accessories, shoes, housewares, giftware and jewelry at discount prices. T.J. Maxx is not required to report sales under its lease. The TJX Companies is rated “A2” by Moody’s and “A+” by S&P.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

58

MSC 2016-UBS11	Irish Hills Plaza & Broadway Plaza

The following table presents a summary regarding major tenants at the Irish Hills Plaza Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
Whole Foods(4)	NR/Baa3/BBB-	31,895	23.1%	$829,270	28.5%	$26.00	5/31/2025
T.J. Maxx	NR/A2/A+	26,000	18.8%	$312,000	10.7%	$12.00	4/30/2020
HomeGoods, Inc.	NR/A2/A+	20,059	14.5%	$343,009	11.8%	$17.10	5/31/2024
PetSmart	NR/B1/B+	20,004	14.5%	$340,068	11.7%	$17.00	6/30/2022
Old Navy	BB+/Baa2/BB+	15,130	10.9%	$279,905	9.6%	$18.50	7/31/2017
Subtotal/Wtd. Avg.		113,088	81.8%	$2,104,252	72.2%	$18.61
Other Tenants		22,953	16.6%	$808,342	27.8%	$35.22
Vacant Space		2,256	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		138,297	100.0%	$2,912,594	100.0%	$21.41

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Whole Foods has a termination option if capital expenditures are required during the last two years of the lease term and the cost exceeds six months’ base rent; in such event, Whole Foods may terminate its lease unless the landlord notifies Whole Foods, within 10 days after receipt of Whole Foods’ termination notice, that the landlord has elected to pay the difference between the actual cost and six months’ base rent.

The following table presents a summary regarding major tenants at the Santa Maria Broadway Plaza Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
Santa Barbara County	NR/Aa3/NR	73,068	42.1%	$1,537,671	56.5%	$21.04	Various(4)
Vallarta Supermarkets	NR/NR/NR	44,422	25.6%	$479,758	17.6%	$10.80	1/1/2034(5)
In Shape Health Club	NR/NR/NR	38,000	21.9%	$436,373	16.0%	$11.48	7/17/2020
Harbor Freight Tools	NR/NR/NR	12,500	7.2%	$150,000	5.5%	$12.00	8/31/2017
Subtotal/Wtd. Avg.		167,990	96.8%	$2,603,802	95.7%	$15.50
Other Tenants		5,529	3.2%	$116,109	4.3%	$21.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		173,519	100.0%	$2,719,911	100.0%	$15.68

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Santa Barbara County’s space is leased pursuant to two leases. One lease totaling 43,068 SF and $944,213 of underwritten base rent expires on October 31, 2018 and one lease totaling 30,000 SF and $593,458 of underwritten base rent expires on July 31, 2018. Both Santa Barbara County leases have a termination option at any time in the event that curtailment, reduction, or cancellation by government agencies or sources beyond its control occurs, with termination effective six calendar months after notice is provided.

(5)	Vallarta Supermarkets has the right to discontinue operations and to close at any time during the term of the lease. The tenant has agreed to pay rent during any such period. The borrower may terminate the lease and recapture the space if the tenant ceases to operate at least 25,000 SF (of the 44,422 total SF), or closes entirely, for 12 consecutive months.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

59

MSC 2016-UBS11	Irish Hills Plaza & Broadway Plaza

The following table presents certain information relating to the lease rollover schedule at the Irish Hills Plaza & Broadway Plaza Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	5	34,041	$21.43	10.9%	10.9%	$729,346	12.9%	12.9%
2018	2	73,068	$21.04	23.4%	34.4%	$1,537,671	27.3%	40.2%
2019	1	1,043	$44.88	0.3%	34.7%	$46,810	0.8%	41.1%
2020	2	64,000	$11.69	20.5%	55.2%	$748,373	13.3%	54.4%
2021	1	2,744	$39.94	0.9%	56.1%	$109,590	1.9%	56.3%
2022	1	20,004	$17.00	6.4%	62.5%	$340,068	6.0%	62.3%
2023	2	16,481	$23.13	5.3%	67.8%	$381,147	6.8%	69.1%
2024	1	20,059	$17.10	6.4%	74.2%	$343,009	6.1%	75.2%
2025	1	31,895	$26.00	10.2%	84.5%	$829,270	14.7%	89.9%
2026 & Beyond	2	46,225	$12.27	14.8%	99.3%	$567,221	10.1%	100.0%
Vacant	0	2,256	$0.00	0.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	18	311,816	$18.20	100.0%		$5,632,505	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Irish Hills Plaza Property is located approximately 3.7 miles southwest of downtown San Luis Obispo. San Luis Obispo is located approximately midway between the cities of San Francisco and Los Angeles in the county of San Luis Obispo, approximately 11 miles east of the Pacific Ocean. Access to the Irish Hills Plaza Property is provided by U.S. Highway 101 and the Pacific Coast Highway (Highway 1). California Polytechnic State University is located approximately 4.4 miles northeast of the Irish Hills Plaza Property, and is a nationally ranked, four-year comprehensive public university with approximately 18,150 students and 3,055 employees. San Luis Obispo County Regional Airport provides air service to the market and submarket and is located approximately 3.8 miles southeast of the Irish Hills Plaza Property.

The Santa Maria Broadway Plaza Property is located approximately 1.4 miles south of the Santa Maria CBD. Santa Maria is located approximately 32.7 miles southeast of San Luis Obispo, approximately 75.2 miles northwest of Santa Barbara, approximately 170 miles north of Los Angeles, and approximately 270 miles south of San Francisco. Regional access to the Santa Maria Broadway Plaza Property is provided approximately 1.1 miles to the east by U.S. Highway 101, the main access route through the coastal portion of California. The Santa Maria Broadway Plaza Property is less than one mile west from the Costco Power Shopping Center and approximately 1.8 miles northeast of a Home Depot / Walmart Power Shopping Center. In addition, the Marian Regional Medical Center, a 191-bed state-of-the-art hospital with approximately 1,545 employees, is approximately 2.4 miles northeast of the Santa Maria Broadway Plaza Property. Part of the community since 1940, the Marian Regional Medical Center built a new hospital, which opened in May 2012, due to the growing population.

The Irish Hills Plaza Property is located within the South 101 Corridor retail submarket. According to a third party market research report, as of March 31, 2016, the retail properties within the submarket had an overall vacancy rate of 3.6% and an average annual asking rent of $19.03 PSF. According to a third party market research report, the submarket contains 384 buildings accounting for approximately 4.6 million SF of retail space. The Santa Maria Broadway Plaza Property is located within the Downtown retail submarket. According to a third party market research report, as of March 31, 2016, the retail properties within the submarket had an overall vacancy rate of 2.0% and an average annual asking rent of $43.21 PSF. According to a third party market research report, the submarket contains 401 buildings accounting for approximately 2.9 million SF of retail space.

According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Irish Hills Plaza Property is 7,790, 34,539, and 64,032, respectively. The annual projected growth rate over the next five years within the one-, three-, and five-mile radius of the Irish Hills Plaza Property is 0.96%, 0.83%, and 0.55%, respectively. The estimated 2016 average household income within a one-, three-, and five-mile radius of the Irish Hills Plaza Property was $80,879, $72,603, and $72,081, respectively. According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Santa Maria Broadway Plaza Property is 22,018, 103,228, and 135,884, respectively. The annual projected growth rate over the next five years within the one-, three-, and five-mile radius of the Santa Maria Broadway Plaza Property is 1.22%, 1.36%, and 1.28%, respectively. The estimated 2016 average household income within a one-, three-, and five-mile radius of the Santa Maria Broadway Plaza Property was $61,104, $68,927, and $74,229, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

60

MSC 2016-UBS11	Irish Hills Plaza & Broadway Plaza

The following table presents certain information relating to comparable retail properties for the Irish Hills Plaza Property:

Competitive Property Summary

Property Name	Location	Year Built	Size (SF)	Total Occupancy	Anchor/Major Tenants	Distance to Subject (mi.)
Irish Hills Plaza Property	1501-1541 Froom Ranch Way San Luis Obispo, CA	2007-2010	138,297(1)	98.4%(1)	Whole Foods, T.J. Maxx, HomeGoods, Inc., PetSmart, Old Navy(1)	N/A
University Plaza	850-956 Foothill Boulevard San Luis Obispo, CA	1958	80,880	97.0%	Lassens Market, Rite Aid, Club 24 Fitness	3.5
Madonna Plaza	221 Madonna Road San Luis Obispo, CA	1967	319,255	98.0%	Sears, Kohls, Ralphs, Best Buy	1.0
Scolari Center	1321 Johnson Avenue San Luis Obispo, CA	1995	61,214	100.0%	Albertsons, Rite Aid	3.0
Marigold Center	3900-3940 Broad Street San Luis Obispo, CA	1995	174,463	91.0%	Vons, CVS, Dollar Tree, Michaels	3.0
Foothill Plaza	765-769 Foothill Boulevard San Luis Obispo, CA	1966	97,945	97.0%	California Fresh Market	3.5
Laguna Village Shopping Center	1366 Madonna Road San Luis Obispo, CA	1986	100,584	97.0%	CVS Pharmacy	0.4
Ferrini Square	795 Foothill Boulevard San Luis Obispo, CA	2010	81,893	97.0%	N/A	3.5

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to comparable retail properties for the Santa Maria Broadway Plaza Property:

Competitive Property Summary

Property Name	Location	Tenant	Lease Area (SF)	Lease Date / Term	Rent PSF	Lease Type
Santa Maria Broadway Plaza Property	Santa Maria	Vallarta Supermarkets(1)	44,422(1)	Jan-14 / 20.0 Yrs(1)	$10.80(1)	NNN
Pacoima Shopping Center	Pacoima	Payless Foods	19,762	Jun-13 / 10.0 Yrs	$13.68	NNN
1952 Hacienda Boulevard	Vista	Four J’s Family Foods	17,848	Oct-13 / 9.0 Yrs	$10.56	NNN
1516 East Valley Parkway	Escondido	Grocery Outlet	16,033	Dec-13 / 10.0 Yrs	$15.48	NNN
River Walk	Bakersfield	Sprouts	25,000	Jan-14 / 10.0 Yrs	$17.76	NNN
Island Plaza	West Covina	Island Pacific Market	31,000	Jan-14 / 10.0 Yrs	$14.40	NNN
Lemon Grove Plaza	Oxnard	Smart & Final	43,200	Jul-15 / 20.0 Yrs	$14.76	NNN
El Toro Square	Lake Forest	We Play Loud	12,000	Sept-14 / 5.0 Yrs	$15.00	NNN
8050 Citrus Avenue	Fontana	Family Dollar	8,320	Sept-14 / 15.0 Yrs	$15.12	NNN
150 South 11th Avenue	Hanford	Big Lots	28,151	Mar-15 / 10.0 Yrs	$8.04	NNN
Stine & White Crossings	Bakersfield	Big Lots	30,312	Aug-14 / 10.0 Yrs	$8.52	NNN
Turlock Town Center	Turlock	dd’s Discounts	20,000	Sept-15 / 10.0 Yrs	$6.24	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

61

MSC 2016-UBS11	Irish Hills Plaza & Broadway Plaza

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Irish Hills Plaza & Broadway Plaza Property:

Cash Flow Analysis

	2013	2014(1)	2015(1)	6/30/2016 TTM	UW	UW PSF
Base Rent(2)	$5,651,193	$5,291,625	$5,639,000	$5,620,018	$5,838,648	$18.72
Total Recoveries	$1,014,787	$904,071	$989,872	$1,025,535	$1,008,060	$3.23
Other Income	$352,175	$125,200	$130,581	$45,289	$45,289	$0.15
Less Vacancy & Credit Loss	$0	$0	$0	$0	($342,335)	($1.10)
Effective Gross Income	$7,018,155	$6,320,896	$6,759,453	$6,690,842	$6,549,662	$21.00
Total Operating Expenses	$1,590,849	$1,484,294	$1,566,644	$1,572,804	$1,506,879	$4.83
Net Operating Income	$5,427,306	$4,836,602	$5,192,809	$5,118,038	$5,042,782	$16.17
Capital Expenditures	$0	$0	$0	$0	$46,772	$0.15
TI/LC	$0	$0	$0	$0	$175,772	$0.56
Net Cash Flow	$5,427,306	$4,836,602	$5,192,809	$5,118,038	$4,820,238	$15.46

Occupancy %	100.0%	90.1%	99.1%	99.3%(3)	99.3%
NOI DSCR	1.55x	1.38x	1.49x	1.46x	1.44x
NCF DSCR	1.55x	1.38x	1.49x	1.46x	1.38x
NOI Debt Yield	9.6%	8.6%	9.2%	9.1%	8.9%
NCF Debt Yield	9.6%	8.6%	9.2%	9.1%	8.5%

(1)	In 2014, HomeGoods, Inc. took over Office Max’s space at the Irish Hills Plaza Property. HomeGoods, Inc.’s lease did not commence until May 16, 2014. On January 1, 2014, Vallarta Supermarkets took over the Vons’ space at the Santa Maria Broadway Plaza Property receiving six months of free rent. 2015 represents a full year of rental income from Vallarta Supermarkets.

(2)	UW Base Rent includes approximately $25,398 of additional contractual rent steps effective August 31, 2017 for non-investment grade tenants, approximately $83,639 of straight line contractual rent increases through May 2025 for the Whole Foods space, and approximately $20,983 of straight line contractual rent increases through May 2024 for the HomeGoods, Inc. space.

(3)	Occupancy as of March 31, 2016.

Escrows and Reserves. At origination of the Irish Hills Plaza & Broadway Plaza Mortgage Loan, the Irish Hills Plaza & Broadway Plaza Borrower deposited $173,520 into a reserve for real estate taxes and $114,733 into a reserve for insurance premiums, and is required to escrow monthly (i) 1/12 of the annual estimated real estate tax payments, and (ii) 1/12 of the annual estimated insurance premiums, provided, however, that the Irish Hills Plaza & Broadway Plaza Borrower will be permitted to pay insurance premiums in periodic installments directly (substantially in accordance with the payment plan in effect as of the origination of the Irish Hills Plaza & Broadway Plaza Mortgage Loan) so long as certain conditions are satisfied, including, without limitation, the Irish Hills Plaza & Broadway Plaza Borrower maintains a reserve equal to 125% of the annual insurance premiums at all times during which the installment agreement is in place. The Irish Hills Plaza & Broadway Plaza Borrower deposited $3,625 in escrow at loan origination for deferred maintenance. The Irish Hills Plaza & Broadway Plaza Borrower is required to deposit monthly $2,169 into an escrow for capital expenditures with respect to the Irish Hills Plaza Property and $1,729 with respect to the Santa Maria Broadway Plaza Property, provided that the Irish Hills Plaza & Broadway Plaza Borrower is not required to deposit such monthly amount with respect to the Irish Hills Plaza Property at any time that the funds in such escrow equal or exceed $130,139. The Santa Maria Broadway Property has no cap on monthly deposits to the capital expenditures reserve. The Irish Hills Plaza & Broadway Plaza Borrower is required to deposit monthly $25,985 for tenant improvements and leasing commissions, provided that the Irish Hills Plaza & Broadway Plaza Borrower is not required to deposit such monthly amount at any time that the funds in such escrow equal or exceed $1,559,080. The Irish Hills Plaza & Broadway Plaza Borrower deposited $600,000 in escrow at loan origination for the Santa Barbara County reserve, and should the Irish Hills Plaza & Broadway Plaza Borrower elect to defease a portion of the Irish Hills Plaza & Broadway Plaza Mortgage Loan and obtain the release of the Irish Hills Plaza Property, then an additional deposit to such Santa Barbara County reserve will be required so as to cause the total balance therein to be an amount equal to one year’s total rent payments under all the Santa Barbara County leases. Upon the occurrence of a SBCRF Release Event (as defined below) and provided no Cash Sweep Period (as defined below) has occurred and is continuing, all funds on deposit in the Santa Barbara County reserve will be released to the Irish Hills Plaza & Broadway Plaza Borrower. The Irish Hills Plaza & Broadway Plaza Borrower deposited $250,000 in escrow at loan origination into an environmental reserve for remediation of soil vapor at the Santa Maria Broadway Plaza Property. The Irish Hills Plaza & Broadway Plaza Borrower deposited $15,000 in escrow at loan origination for restoring the portion of space at the Santa Maria Broadway Plaza Property demised under the In Shape Health Club lease that, as of the origination of the Irish Hills Plaza & Broadway Plaza Mortgage Loan, is used as a swimming pool and related facilities. During a Material Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into the Material Tenant rollover reserve to be held by the lender as additional security for the Irish Hills Plaza & Broadway Plaza Mortgage Loan following the occurrence of (i) an extension or renewal of a Material Tenant (as defined below) lease with respect to all of the applicable Material Tenant space or (ii) all or a portion of the Material Tenant space is leased to a replacement tenant in accordance with the conditions set forth in the Irish Hills Plaza & Broadway Plaza Mortgage Loan documents (each of (i) and (ii), an “Acceptable Material Tenant Re-Tenanting Event”).

A “SBCRF Release Event” means the lender has received evidence satisfactory to the lender that (a) each Santa Barbara County lease does not provide the tenant the right to terminate such lease, (b) the obligations of each Santa Barbara County tenant are not terminable by reason that funds to pay rent are not being allocated or appropriated for such purpose, and (c) each Santa Barbara County lease or an Acceptable Material Tenant Re-Tenanting Event is in full force and effect.

A “Cash Sweep Period” will commence upon the occurrence or commencement of (i) an event of default; (ii) any bankruptcy action involving the Irish Hills Plaza & Broadway Plaza Borrower, the guarantor, or the property manager; (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.10x; or (iv) if the Irish Hills Plaza & Broadway Plaza Property is (a) self-managed by the Irish Hills Plaza & Broadway Plaza Borrower or any of its affiliates, an indictment for fraud or misappropriation of funds by the Irish Hills Plaza & Broadway Plaza Borrower or the guarantor or any officer or director thereof or (b) managed by the property manager, an indictment for fraud or misappropriation of funds by the property manager or any officer or director thereof. A Cash Sweep Period will end, in regard to clause (i) above, upon the cure of such event of default and acceptance of such cure by the lender; in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 30 days for the Irish Hills Plaza & Broadway Plaza Borrower or the guarantor, or within 120 days for the property manager; with respect to clause (iii) above, upon the debt service coverage ratio based on the trailing 12-month period being greater than 1.15x for two consecutive calendar quarters; or with respect to clause (iv)(b) above (a cure is only available with respect to the property manager), when the Irish Hills Plaza & Broadway Plaza Borrower engages a qualified

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

62

MSC 2016-UBS11	Irish Hills Plaza & Broadway Plaza

property manager pursuant to a management agreement or the Irish Hills Plaza & Broadway Plaza Borrower replaces the property manager with a qualified property manager pursuant to a replacement management agreement.

A “Material Tenant Trigger Event” will commence upon the earlier of (i) a Material Tenant gives notice of its intention to terminate or not extend or renew its lease, (ii) on or prior to the Material Tenant’s earliest lease extension date and the date that is 18 months prior to the then-applicable expiration date of any Material Tenant’s lease, such Material Tenant failing to extend or renew such lease upon terms and conditions set forth in such Material Tenant’s lease (or otherwise as acceptable to the lender), (iii) an event of default under any Material Tenant’s lease occurring, (iv) a Material Tenant or lease guarantor of a Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, (v) any Material Tenant’s lease being terminated or no longer being in full force or effect, (vi) a Material Tenant “going dark,” or any Material Tenant vacating, ceasing to occupy or discontinuing its operations at all of its Material Tenant space at the Irish Hills Plaza & Broadway Plaza Property, or (vii) with respect to any Material Tenant that is a governmental unit, (a) if the Material Tenant fails to provide sufficient funds to satisfy its obligations under its Material Tenant lease or (b) if the Material Tenant notifies the Irish Hills Plaza & Broadway Plaza Borrower it does not have sufficient funds to satisfy its obligations under its Material Tenant lease. A Material Tenant Trigger Event will end, in regard to clause (i) and (ii) above, when the Material Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the Irish Hills Plaza & Broadway Plaza Mortgage Loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (iii) above, when the applicable event of default has been cured, in regard to clause (iv) above, when the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent, in regard to clause (v) above, when the applicable Material Tenant re-commences its operations at its leased premises, or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (vi) above, the Irish Hills Plaza & Broadway Plaza Borrower provides to the lender evidence that the Material Tenant is in actual, physical possession and occupancy of the Material Tenant space and is open for business, or in regard to clause (vii) above, when the Material Tenant or guarantor of the Material Tenant lease has procured sufficient funds to timely satisfy its obligations under its Material Tenant lease and has re-affirmed the Material Tenant lease is in full force and effect.

“Material Tenant” means (i) Santa Barbara County, (ii) Vallarta Supermarkets, (iii) In Shape Health Club, (iv) Whole Foods or (v) any tenant leasing space (a) comprising greater than 20.0% of the total rentable square footage at the relevant individual property or (b) comprising greater than or equal to 20.0% of the total in-place base rent from such individual property.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Irish Hills Plaza & Broadway Plaza Mortgage Loan. The Irish Hills Plaza & Broadway Plaza Mortgage Loan has springing cash management (i.e., the Irish Hills Plaza & Broadway Plaza Mortgage Loan has cash management only during the continuance of a Trigger Period (as defined below)). During the continuance of a Trigger Period for the Irish Hills Plaza & Broadway Plaza Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Irish Hills Plaza & Broadway Plaza Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Irish Hills Plaza & Broadway Plaza Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Irish Hills Plaza & Broadway Plaza Borrower in connection with the operation and maintenance of the Irish Hills Plaza & Broadway Plaza Property reasonably approved by the lender, and to disburse the remainder to the Irish Hills Plaza & Broadway Plaza Borrower (or, during the continuance of (i) a Material Tenant Trigger Event, to the Material Tenant rollover reserve or (ii) a Cash Sweep Period (subject to clause (i)), to an account to be held by the lender as additional security for the Irish Hills Plaza & Broadway Plaza Mortgage Loan).

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving any Irish Hills Plaza & Broadway Plaza Borrower, the guarantor, or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x, (iv) a Material Tenant Trigger Event, or (v) if the Irish Hills Plaza & Broadway Plaza Property is (a) self-managed by the Irish Hills Plaza & Broadway Plaza Borrower or any of its affiliates, an indictment for fraud or misappropriation of funds by the Irish Hills Plaza & Broadway Plaza Borrower or the guarantor or any officer or director thereof or (b) managed by the property manager, an indictment for fraud or misappropriation of funds by the property manager or any officer or director thereof. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 30 days for the Irish Hills Plaza & Broadway Plaza Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Irish Hills Plaza & Broadway Plaza Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than 1.20x for two consecutive calendar quarters, in regard to clause (iv) above, the Material Tenant Trigger Event is cured, or in regard to clause (v)(b) above (a cure is only available with respect to the property manager), when the Irish Hills Plaza & Broadway Plaza Borrower engages a qualified property manager pursuant to a management agreement or the Irish Hills Plaza & Broadway Plaza Borrower replaces the property manager with a qualified property manager pursuant to a replacement management agreement.

Additional Secured Indebtedness (not including trade debts). Not Permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the lockout period, the Irish Hills Plaza & Broadway Plaza Borrower may obtain the release of either the Irish Hills Plaza Property or the Santa Maria Broadway Plaza Property from the mortgage related to the Irish Hills Plaza & Broadway Plaza Mortgage Loan (provided no event of default has occurred or is continuing and the lender receives at least 30 days’ notice, among other conditions) by defeasing a portion of the Irish Hills Plaza & Broadway Plaza Mortgage Loan equal to the greater of (A) 125% of the allocated loan amount for the released property and (B) an amount such that, after giving effect to such partial defeasance, the remaining collateral maintains (i) a minimum debt service coverage ratio equal to the greater of (a) the debt service coverage ratio of the Irish Hills Plaza & Broadway Plaza Property as of the origination date and (b) the debt service coverage ratio for the twelve full calendar months immediately prior to the release (including the individual Irish Hills Plaza & Broadway Plaza Property to be released), (ii) a maximum loan-to-value ratio equal to the lesser of (a) the loan-to-value ratio of the Irish Hills Plaza & Broadway Plaza Property as of the origination date and (b) the loan-to-value ratio immediately prior to the release (including the individual Irish Hills Plaza & Broadway Plaza Property to be released) and (iii) a minimum debt yield equal to the greater of (a) the debt yield of the Irish Hills Plaza & Broadway Plaza Property as of the origination date and (b) the debt yield immediately prior to the release (including the individual Irish Hills Plaza & Broadway Plaza Property to be released). However, if the Irish Hills Plaza Property is released, unless a SBCRF Release Event has occurred, the Irish Hills Plaza & Broadway Plaza Borrower must make an additional deposit to the Santa Barbara County reserve equal to the amount by which (i) an amount equal to one year’s total rental payments under all Santa Barbara County leases, exceeds (ii) the then-current amount of the Santa Barbara County reserve.

Terrorism Insurance. The Irish Hills Plaza & Broadway Plaza Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and eighteen months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect and covers both domestic and foreign acts of terrorism, the Irish Hills Plaza & Broadway Plaza Borrower is required to maintain, and the lender is

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

63

MSC 2016-UBS11	Irish Hills Plaza & Broadway Plaza

required to accept, terrorism insurance that covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

64

(THIS PAGE INTENTIONALLY LEFT BLANK)

65

MSC 2016-UBS11	The 511 Building

Mortgage Loan No. 5 – The 511 Building

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

66

MSC 2016-UBS11	The 511 Building

Mortgage Loan No. 5 – The 511 Building

The 511 Building
511 11th Avenue South
Minneapolis, MN 55415
MINNEAPOLIS
Downtown
Near North
Northeast Park
Logan Park
HENNEPIN COUNTY
Warehouse District
North Loop
Mississippi River
Nicollet Island
Boom Island Park
Hennepin Island Park
Fairview Park
Northeast Athletic Field
Beltrami Park
The Quarry
Sumner Park
Bethune Park
DINKYTOWN
University of Minnesota
Siebert Stadium
Mariucci Arena
TCF Bank Stadium
STADIUM VILLAGE
EAST BANK
WEST BANK
Univ. of Minnesota Law School
Ted Mann Concert Hall
Univ. of Minnesota Medical Center at Fairview
Augsburg College
The Cedar Cultural Ctr.
CEDAR-RIVERSIDE
ST. ANTHONY FALLS BRIDGE
Stone Arch Bridge
Minneapolis Event Center
Xcel Energy Hydro Electric Plant
The Depot
Federal Office Bldg.
U.S. Post Office
HENNEPIN AVENUE BRIDGE
Minneapolis Central Library
Xcel Energy
Target Field
TARGET FIELD
Target Center
NICOLLET MALL
IDS Center
Capella Tower
University of St. Thomas Minneapolis Campus
Target World HQ
Energy Center
Hennepin County Med. Ctr.
US Bank Stadium
North Central University
Minnesota Orchestra
Century Plaza
Minneapolis Convention Center
Minneapolis Community & Technical College
Loring Park
Dunwoody College of Technology
Minneapolis Sculpture Garden
Walker Art Center
LOWRY HILL TUNNEL
International Market Square
Hawthorne Transportation Center
NORTHSTAR COMMUTER RAIL
NORTHSTAR
METRO
METRO GREEN LINE
FRANKLIN AVENUE
Downtown Saint Paul 10 miles
Minneapolis-St. Paul Intl. Airport 9 miles
Midtown
Whittier
Seward
Mathews Park
Minneapolis Institute for the Arts
Minneapolis College of Art and Design
St. Mary's Univ.-Twin Cities Campus
Abbott-Northwestern Hospital
Phillips West
Uptown
Karmel Square
Calhoun Square
Lyndale
Central
Powderhorn Park
Powderhorn
18th Ave NE
Broadway St NE
Broadway NE
W Broadway Ave
Plymouth Ave N
N Plymouth Ave
W River Pkwy
Hennepin Ave
Como Ave SE
SE Elm St
SE 8th St
SE 4th St
University Ave SE
1st Ave NE
E Hennepin Ave
Central Ave SE
6th Ave SE
10th Ave SE
15th Ave SE
SE Washington Ave
East River Pkwy
Riverside Ave
Washington Ave
Olson Mem. Hwy
Glenwood Ave
7th St N
S 10th St
6th St S
7th St S
8th St S
Hennepin Ave
Huron Blvd
Stinson Blvd
Old Central Ave NE
University Ave NE
Washington St NE
Monroe St NE
Fremont Ave N
Emerson Ave N
Lyndale Ave N
N Washington Ave
W Franklin Ave
E Franklin Ave
W 26th St
E 26th St
W 28th St
E 28th St
W Lake St
E Lake St
W 31st St
E 31st St
E 35th St
W 36th St
Lyndale Ave S
Blaisdell Ave
Nicollet Ave S
Portland Ave S
Oakland Ave
Chicago Ave
Bloomington Ave S
Park Ave S
Chicago Ave S
26th Ave S
Minnehaha Ave
Hennepin Ave S
Brooklyn Park
Maple Grove
Plymouth
Brooklyn Center
Fridley
New Brighton
Arden Hills
Shoreview
Vadnais Heights
Crystal
Columbia Heights
New Hope
St. Anthony
Roseville
Little Canada
Golden Valley
Maplewood
Downtown
ST. PAUL
St. Louis Park
MINNEAPOLIS
Minnetonka
Edina
West St. Paul
Mendota Heights
South St. Paul
Richfield
Eden Prairie
Bloomington
Eagan
Inver Grove Heights
Burnsville
Shakopee

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

67

MSC 2016-UBS11	The 511 Building

Mortgage Loan No. 5 – The 511 Building

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		UBSRES		Single Asset/Portfolio:	Single Asset
Original Balance:		$50,000,000		Location:	Minneapolis, MN 55415
Cut-off Date Balance:		$50,000,000		General Property Type:	Office
% of Initial Pool Balance:		6.9%		Detailed Property Type:	Data Center
Loan Purpose:		Refinance		Title Vesting:	Fee
Sponsor:		Basant Kharbanda; Veena Kharbanda; Anupam Kharbanda; Varun Kharbanda		Year Built/Renovated:	1982/2001
				Size:	295,259 SF
Mortgage Rate:		3.6000%		Cut-off Date Balance per SF:	$169
Note Date:		7/29/2016		Maturity Date Balance per SF:	$120
First Payment Date:		9/6/2016		Property Manager:	Timeshare Properties, Inc. (borrower-affiliated)
Maturity Date:		8/6/2026
Original Term to Maturity:		120 months
Original Amortization Term:		300 months
IO Period:		0 months
Seasoning:		0 months		Underwriting and Financial Information
Prepayment Provisions:		LO (24); DEF (92); O (4)		UW NOI:	$8,155,155
Lockbox/Cash Mgmt Status:		Springing /Springing		UW NOI Debt Yield:	16.3%
Additional Debt Type:		N/A		UW NOI Debt Yield at Maturity:	22.9%
Additional Debt Balance:		N/A		UW NCF DSCR:	2.60x
Future Debt Permitted (Type):		No (N/A)		Most Recent NOI:	$8,240,347 (5/31/2016 TTM)
Reserves(1)				2nd Most Recent NOI:	$7,811,229 (12/31/2015)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$7,054,444 (12/31/2014)
RE Tax:	$130,039	$23,221	N/A	Most Recent Occupancy:	76.6% (7/29/2016)
Insurance:	$44,198	$4,604	N/A	2nd Most Recent Occupancy:	77.0% (12/31/2015)
Deferred Maintenance:	$12,500	$0	N/A	3rd Most Recent Occupancy:	70.0% (12/31/2014)
Recurring Replacements:	$0	$5,167	N/A	Appraised Value (as of):	$111,500,000 (6/15/2016)
TI/LC:	$0	$25,000	$300,000	Cut-off Date LTV Ratio:	44.8%
Other:	$0	Springing	(1)	Maturity Date LTV Ratio:	31.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$16,462,573	32.9%
			Reserves:	$186,737	0.4%
			Closing Costs:	$379,578	0.8%
			Return of Equity:	$32,971,112	65.9%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (“The 511 Building Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $50,000,000 and secured by a first priority fee mortgage encumbering a four-story data center/carrier hotel building located in Minneapolis, Minnesota (“The 511 Building Property”). The proceeds of The 511 Building Mortgage Loan were primarily used to pay off existing debt, fund reserves, pay closing costs, and return equity to The 511 Building Borrower. A previous mortgage loan secured by The 511 Building Property was included in the COMM 2006-C8 securitization trust.

The Borrower and the Sponsor. The borrower is Timeshare Systems LLC (“The 511 Building Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors in its organizational structure. The sponsors and the nonrecourse carve-out guarantors of The 511 Building Borrower are Basant Kharbanda, Veena Kharbanda, Anupam Kharbanda, and Varun Kharbanda (individually and collectively, “The 511 Building Sponsor”). The 511 Building Borrower is wholly owned by Timeshare Systems Inc., which is owned by (i) Basant Kharbanda (5.0%), (ii) Veena Kharbanda (5.0%), (iii) Anupam Kharbanda (25.0%), (iv) Varun Kharbanda (25.0%), (v) Kharbanda 2012 Gift Trust FBO Anupam Kharbanda Family (20%), and (vi) Kharbanda 2012 Gift Trust FBO Varun Kharbanda Family (20%). The trustees of the Kharbanda 2012 Gift Trust FBO Anupam Kharbanda Family are Anupam and Varun Kharbanda and the sole beneficiary is Anupam Kharbanda. The trustees of the Kharbanda 2012 Gift Trust FBO Varun Kharbanda Family are Anupam and Varun Kharbanda and the sole beneficiary is Varun Kharbanda.

President of Timeshare Systems, Inc., Basant Kharbanda, holds a Master’s of Science degree in mechanical engineering from the University of Minnesota and a real estate broker license from the State of Minnesota. Additionally, he has 25 years of experience serving as a chief consultant to Fortune 500 companies advising on energy saving projects and over 20 years of commercial real estate management leasing, maintaining, and operating family-owned office buildings. Veena Kharbanda serves as Vice President and Secretary of Timeshare Systems, Inc. and has over 7 years of ownership and management experience of over 300 units of family-owned apartments and other commercial properties. Vice President of Timeshare Systems, Inc., Varun Kharbanda also holds a Master’s of Science degree in electrical engineering from the University of Minnesota and has eleven years of professional experience working as an electrical engineer and biomedical engineer.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

68

MSC 2016-UBS11	The 511 Building

The Property. The 511 Building Property is a four-story, 295,259 SF carrier hotel building located within the central business district (“CBD”) of Minneapolis, Minnesota comprising 249,828 SF of data center space, 39,898 SF of office space, 4,933 SF of roof-top space, and 600 SF of storage/other space. According to the appraisal, there are primarily three types of telecommunications infrastructure buildings, which are defined more by their use than by their traditional physical construction: carrier hotels, data centers, and telecommunications facilities. The 511 Building Property is a carrier hotel, a stand-alone, multistory building where telecommunications carriers place equipment for providing various services, as well as for interconnecting with each other. Interconnections between the providers occur via direct connections between suites or through the use of an intermediary “Meet Me Room.”

According to the appraisal, The 511 Building Property is one of the most connected buildings in Minnesota due to its location at the main juncture of a large subterranean network of fiber optics and serves as a switching station for high-tech telecommunications tenants to connect to high-speed fiber optic cables. The 511 Building Property was developed and built in 1982 on a 5.24-acre site by Control Data Corporation, one of the major United States computer companies through the early days of computing, and served as its worldwide data center. The 511 Building Sponsor acquired The 511 Building Property in 1995 when it was 100.0% vacant for $3.25 million and invested approximately $36.75 million into its development and improvements, including the expansion of The 511 Building Property to its current net rentable area, the construction of the 360-space parking garage and the addition of two generators and two chillers.

With 32 broadband providers and more than 20 fiber carries servicing the building, The 511 Building Property is equipped to handle data centers, colocation, web hosting, multi-tenant telecommunication switching, fiber network service providers, and optical cable backbones. Additionally, The 511 Building Property features 24-hour, seven-days-a-week security staff with advanced security procedures, card access, uninterruptible power supply (“UPS”) backup power, HVAC/chilled water for hardware, high clear heights, 11.5-inch thick floors with 150 pounds PSF load capacity, and various data cabinet options. The 511 Building Property is supplied by two power feeds, as well as five backup generators that are controlled by automatic transfer switches, to provide redundant capacity. Furthermore, The 511 Building Property offers continual monitoring of climate-controlled environments with a secondary cooling system in place of the primary HVAC, designed to handle the full cooling capacity. The 511 Building Property also has an on-site “Meet Me Room” that hosts more than 75 carriers, which allows networks to interconnect and exchange data with greater efficiency.

The 511 Building Property is currently 76.6% occupied as of July 29, 2016 by 24 national and regional tenants. The five largest tenants at The 511 Building Property are Cologix (16.2% NRA; 21.5% U/W Base Rent), Level 3 (7.8% NRA; 10.4% U/W Base Rent), TW Telecom (7.7% NRA; 7.9% U/W Base Rent), Verizon (7.1% NRA; 8.6% U/W Base Rent), and Sungard (6.8% NRA; 7.3% U/W Base Rent). Collectively, the top five tenants lease 45.6% of NRA and represent 55.7% of U/W Base Rent, with no other tenant at The 511 Building Property leasing more than 6.8% of NRA or representing more than 7.3% of U/W Base Rent. Four tenants, representing a total of approximately 11.9% of NRA and 15.9% of U/W Base Rent at The 511 Building Property, are investment grade tenants or have an investment grade parent company.

Major Tenants.

Cologix (47,754 SF, 16.2% of NRA, 21.5% of underwritten rent). Cologix occupies 47,754 SF of data center space in four suites at a blended rental rate of $28.82 PSF, which escalates to $29.65 PSF on January 1, 2017. Since taking occupancy at The 511 Building Property in March 2007, Cologix has invested approximately $44.0 million of its own capital to build out its space at The 511 Building Property, according to The 511 Building Sponsor. Cologix has a lease expiration of December 31, 2033 with two, five-year renewal options remaining and no termination options. The “Meet Me Room” at The 511 Building Property is controlled by Cologix and hosts over 75 carriers. According to the appraisal, Cologix’s premises could not easily be replicated and there would be a number of prospective tenants to operate the “Meet Me Room.” Cologix is a network neutral interconnection and data center company headquartered in Denver, Colorado that provides interconnection services and secure colocation services. Cologix currently serves over 1,600 carrier, managed services, cloud, media, content, financial services and enterprise customers with more than 450 network choices and 24 interconnection locations in Columbus, Dallas, Jacksonville, Lakeland, Minneapolis, Montreal, Northern New Jersey, Toronto and Vancouver.

Level 3 (23,037 SF, 7.8% of NRA, 10.4% of underwritten rent). Level 3 (“Level 3”), a subsidiary of Level 3 Communications, Inc. (“Level 3 Communications”) (NYSE: LVLT) leases 10,746 SF at The 511 Building Property under a lease dated in November 1997 and expiring in October 2017, and an additional 12,291 SF under a lease dated in April 1998 and expiring in March 2023. Pursuant to the lease for the 10,746 SF space, Level 3 pays a current base rent of $28.96 PSF, which increases by 3.0% in November of every year with two, five-year renewal options remaining. Pursuant to the lease for the 12,291 SF space, Level 3 pays a current base rent of $28.96 PSF, which increases by 3.0% in April of every year with three, five-year renewal options remaining. Level 3 has no termination options. According to The 511 Building Property Sponsor, Level 3 has invested approximately $20.0 million of its own capital into its premises. A global communications provider headquartered in Broomfield, Colorado, Level 3 Communications provides communications services to enterprise, government, and carrier customers. Anchored by extensive fiber networks on three continents and connected by undersea facilities, Level 3 Communications’ global services platform reaches more than 500 markets in over 60 countries. For year-end 2015, Level 3 Communications reported revenue of $8.2 billion and net income of $3.4 billion.

TW Telecom (22,858 SF, 7.7% of NRA, 7.9% of underwritten rent). Since taking occupancy of its original space of 1,552 SF in October 2001, TW Telecom has expanded six times to its current occupancy of 22,035 SF of data center space and 823 SF of roof-top space at The 511 Building Property. TW Telecom pays a blended rental rate of $22.25 PSF which escalates to $22.92 PSF on October 1, 2016. The leases expire on September 30, 2021 with three, five-year renewal options and no termination options. According to The 511 Building Sponsor, TW Telecom has invested approximately $19.0 million of its own capital into the premises. In November 2014, TW Telecom was acquired by Level 3. Collectively, both tenants occupy 45,895 SF (15.5% of NRA) and account for 18.4% of U/W Base Rent.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

69

MSC 2016-UBS11	The 511 Building

The following table presents certain information relating to the leases at The 511 Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Cologix	NR/NR/NR	47,754	16.2%	$1,415,886	21.5%	$29.65	12/31/2033
Level 3	BB-/Ba3/BB	23,037	7.8%	$687,101	10.4%	$29.83	Various(4)
TW Telecom(5)	BB-/Ba3/BB	22,858	7.7%	$523,934	7.9%	$22.92	9/30/2021
Verizon	A-/Baa1/BBB+	20,930	7.1%	$568,601	8.6%	$27.17	Various(6)
Sungard	NR/B3/B-	19,998	6.8%	$480,053	7.3%	$24.01	8/31/2019
Subtotal/Wtd. Avg.		134,577	45.6%	$3,675,576	55.7%	$27.31

Other Tenants(7)		91,555	31.0%	$2,920,004	44.3%	$31.89
Vacant		69,127	23.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		295,259	100.0%	$6,595,580	100.0%	$29.17

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Level 3 currently leases 10,746 SF that expire on October 31, 2017 and 12,291 SF that expire on March 31, 2023.

(5)	In November 2014, TW Telecom was acquired by Level 3. Collectively, both tenants occupy 45,895 SF (15.5% of NRA) and account for 18.4% of U/W Base Rent.

(6)	Verizon currently leases 6,210 SF that expire on April 30, 2017 and 14,720 SF that expire on March 31, 2018.

(7)	MFSA has given notice of its intent to vacate 6,670 SF at the end of its lease term, October 31, 2016. The City of Minneapolis has submitted a letter of intent to lease 6,210 SF at a rental rate of $157,612 annually or $25.38 PSF, with 3.0% annual rent steps and an expected lease expiration of August 31, 2019. Underwritten in-place base rent includes MFSA’s current annual rent of $132,729 (2.0% of U/W Base Rent) and does not include rent attributed to the City of Minneapolis. There can be no assurance any such lease will be entered into.

The following table presents certain information relating to the lease rollover schedule at The 511 Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	110	$228.96	0.0%	0.0%	$25,186	0.4%	0.4%
2016(4)	3	12,915	$22.76	4.4%	4.4%	$294,002	4.5%	4.8%
2017	2	16,956	$27.54	5.7%	10.2%	$466,942	7.1%	11.9%
2018	4	23,508	$32.30	8.0%	18.1%	$759,334	11.5%	23.4%
2019	6	38,944	$26.29	13.2%	31.3%	$1,023,975	15.5%	39.0%
2020	3	4,341	$52.18	1.5%	32.8%	$226,513	3.4%	42.4%
2021	9	41,797	$25.61	14.2%	46.9%	$1,070,484	16.2%	58.6%
2022	4	16,342	$29.12	5.5%	52.5%	$475,826	7.2%	65.8%
2023	2	12,791	$31.25	4.3%	56.8%	$399,681	6.1%	71.9%
2024	0	0	$0.00	0.0%	56.8%	$0	0.0%	71.9%
2025	0	0	$0.00	0.0%	56.8%	$0	0.0%	71.9%
2026	0	0	$0.00	0.0%	56.8%	$0	0.0%	71.9%
2027 & Beyond	8	58,428	$31.73	19.8%	76.6%	$1,853,636	28.1%	100.0%
Vacant	0	69,127	$0.00	23.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	43	295,259	$29.17	100.0%		$6,595,580	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	MFSA has given notice of its intent to vacate 6,670 SF at the end of its lease term, October 31, 2016. The City of Minneapolis has submitted a letter of intent to lease 6,210 SF at a rental rate of $157,612 annually or $25.38 PSF, with 3.0% annual rent steps and an expected lease expiration of August 31, 2019. Underwritten in-place base rent includes MFSA’s current annual rent of $132,729 (2.0% of U/W Base Rent) and does not include rent attributed to the City of Minneapolis. There can be no assurance any such lease will be entered into.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

70

MSC 2016-UBS11	The 511 Building

The Market. The 511 Building Property is located in Minneapolis, Minnesota, as a part of the Minnesota-St. Paul-Bloomington metropolitan statistical area (the “Minneapolis MSA”). The Minneapolis MSA serves as a center for transportation, business and industry, and education. It has the fifth highest concentration of Fortune 500 companies and is the second largest economic center in the Midwest region behind Chicago.

The U.S. Bank Stadium, adjacent to The 511 Building Property to the west, is the new home to the Minnesota Vikings NFL franchise and was constructed at a cost of approximately $1.1 billion. Newly opened in July 2016, the U.S. Bank Stadium will begin hosting the Minnesota Vikings in August 2016 and is expected to host the 52nd Super Bowl in 2018 and the 2019 NCAA Men’s Basketball Final Four games.

The 511 Building Property’s power feeds are supported by the Elliot Park substation, adjacent to The 511 Building Property to the north. The power is generated from a nearby hydro-electric dam in the Mississippi River, which is 1.0 mile away from The 511 Building Property. Access to The 511 Building Property is provided by Interstate-35W, adjacent to The 511 Building Property, and Interstate-94, which is less than 0.5 miles south of The 511 Building Property and the primary east-west highway option through Minneapolis. Target Field Station, located 1.5 miles from The 511 Building Property, serves downtown Minneapolis as a major rail station for public transportation connections.

The estimated 2016 population within a one-, three- and five-mile radius of The 511 Building Property is 38,683, 245,750, and 477,134, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius of The 511 Building Property is projected to increase at average annual rates by 1.56%, 1.12% and 0.96%, respectively, through 2021, according to a third party market research report. Comparatively, the populations within Hennepin County, the Minneapolis MSA, and the State of Minnesota are projected to increase at average annual rates of 1.01%, 0.91%, and 0.69%, respectively, through 2021, according to a third party market research report. The 2016 average household income within a one-, three- and five-mile radius of The 511 Building Property is estimated to be $57,640, $64,828, and $77,792, respectively.

According to a third party market research report, The 511 Building Property is located in the Minneapolis CBD submarket cluster, which contains 268 buildings accounting for approximately 40.7 million SF of office space. As of the first quarter of 2016, the overall vacancy rate was 9.4% and the average rental rate was $22.71 PSF. According to the appraisal, the Minneapolis-St. Paul data center market is in the midst of growth stimulated by increasing demand for data processing and storage.

The following table presents leasing data at certain competitive colocation properties with respect to The 511 Building Property:

Competitive Property Summary
Data Center Operator	Location	Year Built	Year Renovated	Building Size	Data Center Size (SF)	Data Center Size (%)	% Leased	Tier
The 511 Building Property(1)	Minneapolis, MN	1982	2001	295,259	249,828	84.6%	76.6%	NAP
Compass Datacenters	Shakopee, MN	NAV	NAV	100,000	100,000	100.0%	NAV	III
Iron Gate West	Brooklyn Park, MN	1985	NAV	216,128	30,000	13.9%	NAV	III
OneNeck IT Solution (St. Paul)	St. Paul, MN	1914, 2000	2008, 2010	675,130	30,000	4.4%	NAV	NAP
OneNeck IT Solution (Eden Prairie)	Eden Prairie, MN	1984	NAV	49,574	30,000	60.5%	NAV	NAP
BHI Colocation	Eden Prairie, MN	1996	NAV	31,348	3,500	11.2%	NAV	NAP
ipHouse	Minneapolis, MN	1982	2005	115,434	5,000	4.3%	89.0%	II
XO Communications	Minneapolis, MN	1970	2002	522,000	2,000	0.4%	~100.0%	II
XO Communications	Minneapolis, MN	1995	NAV	70,000	50,000	71.4%	NAV	III
TW Telecom	Minnetonka, MN	1985	NAV	132,240	89,000	67.3%	NAV	III
Implex Data Center	Minneapolis, MN	NAV	NAV	393,902	5,100	1.3%	97.8%	NAV
CDW Berbee	Brooklyn Park, MN	NAV	NAV	163,980	104,613	63.8%	44.0%	NAV
U.S. Internet	Minnetonka, MN	NAV	NAV	55,213	3,500	6.3%	NAV	NAV
Sungard	St. Paul, MN	1947	1998	112,827	10,000	8.9%	NAV	NAV
United Health Group	Chaska, MN	2012	NAV	251,000	251,000	100.0%	NAV	NAV
Total / Wtd. Avg.(2)				2,888,776	713,713	24.7%	90.5%

 Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes The 511 Building Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

71

MSC 2016-UBS11	The 511 Building

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The 511 Building Property:

Cash Flow Analysis
	2013	2014	2015	5/31/2016 TTM	UW	UW PSF
Base Rent	$5,174,794	$6,090,165	$6,239,036	$6,571,563	$8,531,136	$28.89
Total Recoveries	$367,390	$292,618	$324,168	$324,168	$343,824	$1.16
Other Income(1)	$4,816,914	$5,307,454	$6,036,924	$6,187,990	$6,187,990	$20.96
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,935,556)	($6.56)
Effective Gross Income	$10,359,098	$11,690,237	$12,600,128	$13,083,721	$13,127,394	$44.46
Total Operating Expenses	$4,598,358	$4,635,793	$4,788,899	$4,843,374	$4,972,238	$16.84
Net Operating Income	$5,760,740	$7,054,444	$7,811,229	$8,240,347	$8,155,155	$27.62
Capital Expenditures	$110,603	$0	$0	$0	$62,004	$0.21
TI/LC	$18,437	$0	$150,000	$75,000	$200,558	$0.68
Net Cash Flow	$5,631,701	$7,054,444	$7,661,229	$8,165,347	$7,892,593	$26.73

Occupancy %	70.0%	70.0%	77.0%	77.0%	76.6%
NOI DSCR	1.90x	2.32x	2.57x	2.71x	2.69x
NCF DSCR	1.85x	2.32x	2.52x	2.69x	2.60x
NOI Debt Yield	11.5%	14.1%	15.6%	16.5%	16.3%
NCF Debt Yield	11.3%	14.1%	15.3%	16.3%	15.8%

(1)	Other Income includes income from fiber/connectivity/conduits, UPS generator charges, chiller charges, electricity bill-backs, parking, and other miscellaneous income.

Escrows and Reserves. At loan origination, The 511 Building Borrower deposited $130,039 in escrow for annual real estate taxes, $44,198 in escrow for annual insurance premiums, and $12,500 for deferred maintenance. On each monthly payment date, The 511 Building Borrower is required to escrow 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums, $5,167 for replacement reserves, and $25,000 for tenant improvements and leasing commissions, provided that such monthly deposits for tenant improvements and leasing commissions are not required if funds on deposit in such tenant improvements and leasing commission reserve exceed $300,000 and the debt service coverage ratio based on a trailing 12-month period is equal to or greater than 1.80x. Upon the occurrence and during the continuation of a Material Tenant Trigger Event (as defined below), on each monthly payment date, The 511 Building Borrower is required to deposit with the lender excess cash flow to be applied for payment of tenant improvements and leasing commissions, provided that such monthly deposits are not required if funds on deposit in such tenant improvements and leasing commission reserve exceeds $17 PSF for each applicable Material Tenant (as defined below) at such time and the debt service coverage ratio based on a trailing 12-month period is equal to or greater than 1.20x.

A “Material Tenant Trigger Event” means (i) if a Material Tenant gives written notice of its intention to terminate or cancel or not to extend or renew its Material Tenant Lease (as defined below); (ii) if, on or prior to the date that is 12 months prior to the then applicable expiration date under its Material Tenant Lease, a Material Tenant does not extend or renew such Material Tenant Lease; (iii) if, on or prior to the date by which a Material Tenant is required under its Material Tenant Lease to give notice of its election to extend or renew such Material Tenant Lease, such Material Tenant does not give such notice; (iv) if an event of default under a Material Tenant Lease occurs and continues beyond any applicable notice and cure period; (v) if a Material Tenant (or, if applicable, any lease guarantor with respect to a Material Tenant Lease) becomes insolvent or a debtor in a bankruptcy action; (vi) if a Material Tenant Lease is terminated or is no longer in full force and effect; or (vii) if a Material Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the space demised under its Material Tenant Lease.

A “Material Tenant Trigger Event Cure” means with regard to clause (i) above, (1) the unconditional revocation or rescission by the applicable Material Tenant of all termination or cancellation notices or notices of any intention to terminate or cancel or to not extend or renew, (2) an acceptable Material Tenant Lease extension with respect to all of the applicable Material Tenant space, or (3) one or more acceptable Material Tenant space re-tenanting events with respect to all of the applicable Material Tenant space; in regard to clauses (ii) and (iii) above, (a) an acceptable Material Tenant Lease extension with respect to all of the applicable Material Tenant space or (b) one or more acceptable Material Tenant space re-tenanting events with respect to all of the applicable Material Tenant Lease space; in regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant Lease; in regard to clause (v) above, the affirmation of the applicable Material Tenant Lease in the applicable bankruptcy proceeding; provided that the applicable Material Tenant is required to be paying all rents and other amounts due under its Material Tenant Lease (or, if applicable, the discharge or dismissal of the applicable lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such lease guarantor’s ability to perform its obligations under its lease guaranty); in regard to clause (vi) above, one or more acceptable Material Tenant space re-tenanting events with respect to all of the applicable Material Tenant space; or in regard to clause (vii) above, (1) the applicable Material Tenant Lease is in full force and effect and the applicable Material Tenant is in actual physical possession of and utilizing the Material Tenant space in the conduct of normal business operations or (2) one or more acceptable Material Tenant re-tenanting events with respect to all or substantially all of the applicable Material Tenant space.

A “Material Tenant Lease” means any lease which, either individually or collectively with any lease under the same tenant or any affiliate of such tenant, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease or leases, (a) covers (or, after giving effect to any such proposed lease, would cover) 22% or more of the total rentable square footage at The 511 Building Property or (b) requires (or, after giving effect to any such proposed lease, would require) the payment of base rent that is 22% or more of the total in-place base rent at The 511 Building Property.

A “Material Tenant” means any tenant of all or a portion of The 511 Building Property under a Material Tenant Lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

72

MSC 2016-UBS11	The 511 Building

Lockbox and Cash Management. The 511 Building Mortgage Loan provides for a springing hard lockbox (i.e., The 511 Building Borrower has agreed to establish and maintain a hard lockbox upon the commencement of a Cash Management Trigger Event (as defined below)). The 511 Building Mortgage Loan has springing cash management (i.e., The 511 Building Mortgage Loan has cash management only during the continuance of a Cash Management Trigger Event). During the continuance of a Cash Management Trigger Event for The 511 Building Mortgage Loan, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on The 511 Building Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” and provided a Cash Sweep Trigger Event (as defined below) is not then continuing, to disburse the remainder to The 511 Building Borrower (or, provided a Cash Sweep Trigger Event is not then continuing, during the continuance of a Material Tenant Trigger Event to an account held by the lender for tenant improvements and leasing commissions, or during the continuance of a Cash Sweep Trigger Event, into an account held by the lender as additional security for The 511 Building Mortgage Loan).

A “Cash Management Trigger Event” means (a) an event of default, (b) any bankruptcy action involving The 511 Building Borrower, guarantor, or manager, (c) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x, (d) a Material Tenant Trigger Event, or (e) an indictment for fraud or misappropriation of funds by The 511 Building Borrower, guarantors, sponsors or manager or any director or officer of The 511 Building Borrower, guarantors, sponsors or manager. A Cash Management Trigger Event will continue until, in regard to clause (a) above, the cure of such event of default and acceptance of such cure by the lender; in regard to clause (b) above, upon the filing being discharged, stayed or dismissed within 45 days for The 511 Building Borrower and guarantor, or within 120 days for the manager, and the lender’s determination that such filing does not materially affect The 511 Building Borrower’s, the guarantor’s, or the manager’s monetary obligations; in regard to clause (c) above, upon the debt service coverage ratio based on the trailing 12-month period being greater than 1.25x for two consecutive quarters; in regard to clause (d) above, the occurrence of a Material Tenant Trigger Event Cure; and in regard to clause (e) above, a cure is only available with respect to the manager, when The 511 Building Borrower replaces the manager with a qualified manager pursuant to a replacement management agreement.

A “Cash Sweep Trigger Event” means (a) an event of default, (b) any bankruptcy action involving The 511 Building Borrower, guarantor, or manager, or (c) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x. A Cash Sweep Trigger Event will continue until, in regard to clause (a) above, the cure of such event of default and acceptance of such cure by the lender; in regard to clause (b) above, upon the filing being discharged, stayed or dismissed within 45 days for The 511 Building Borrower or guarantor, or within 120 days for the manager, and the lender’s determination that such filing does not materially affect The 511 Building Borrower’s, the guarantor’s, or the manager’s monetary obligations; or in regard to clause (c) above, upon the debt service coverage ratio based on the trailing 12-month period being greater than 1.25x for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 511 Building Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and in accordance with the terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to The 511 Building Mortgage Loan documents.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

73

MSC 2016-UBS11	Fairfield Inn Times Square Fee

Mortgage Loan No. 6 – Fairfield Inn Times Square Fee

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

74

MSC 2016-UBS11	Fairfield Inn Times Square Fee

Mortgage Loan No. 6 – Fairfield Inn Times Square Fee

Fairfield Inn Times Square Fee
330 West 40th Street
New York, NY 10018
MANHATTAN
Midtown West
Theatre District
Chelsea
QUEENS
NEW JERSEY
JERSEY CITY
BROOKLYN
Upper West Side
Upper East Side
Astoria
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Union City
Midtown
Chelsea
Greenwich Village
Hoboken
Hudson River
East River
Williamsburg
SoHo
Tribeca
Chinatown
Financial District
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
Governors Island
The Seeing Place Theater
U.S. Post Office
New World Stages
50TH ST.
Two Worldwide Plaza
One Worldwide Plaza
Gallery New World Stages
Matthews Palmer Playground
Comfort Inn Times Square West
Al Hirschfeld Theatre
The Travel Inn
The Out NYC
Port Authority Bus Terminal
Comfort Inn Times Square South
Lincoln Tunnel
495
Best Western Convention Ctr. Hotel
Courtyard NY Manhattan/ Times Square West
The GEM Hotel Midtown West
DoubleTree by Hilton Times Sq. South
Quality Inn Conv. Ctr.
TRYP by Wyndham Times Sq. South
Congregation Beth Israel
The New Yorker Hotel
Jacob Javits Convention Center
HUDSON YARDS/34TH ST
Hudson Yards Redevelopment Project
General Post Office
The High Line Elevated Park
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
Broadway
7TH AVE./ 53RD ST.
50TH ST./ BROADWAY
49TH ST.
ROCKEFELLER CTR.
TIMES SQUARE
TIMES SQ. SHUTTLE
42ND ST./ PORT AUTHORITY
42ND ST./ BRYANT PARK
TIMES SQ.
34TH ST./ PENN STATION
HERALD SQUARE
PENN STATION
Gershwin Theatre
Paramount Plaza
Crown Plaza Times Square
Morgan Stanley Building
Marriott Marquis New York
The Marquis Theatre
Majestic Theater
Shubert Theatre
Viacom Intl.
The Minskoff Theatre
Paramount Communications
Hotel Carter
Hilton Times Square
New York Times Building
Parsons The New School for Design
Manhattan/ Broadway Hotel
Midtown Station Post Office
Garment Centre Capitol
Wingate by Wyndham Midtown Manh.
Manhattan Center
Nelson Tower
Regency Inn & Suites
One Penn Plaza
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Inn
Chelsea Star Hotels
Holiday Inn Express-NYC MSG
Caylon Building
CBS
UBS Building
AXA Center
Time-Life Building
Radio City Music Hall
Exxon Building
GE Building
McGraw-Hill Building
10 Rockefeller Plaza
Renaissance Times Square
News Corp. Building
DoubleTree Suites by Hilton
W Times Square
Americas Tower
Millennium Broadway
1155 Ave. of the Americas
Iroquois New York
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
Bryant Park
Courtyard NY Manhattan/ Times Sq. South
World Apparel Center
Lefcourt Manhattan Bldg.
Renaissance Inn NY Manhattan/ Times Square
Refinery Hotel
Fashion Center Bldg.
Lefcourt State Bldg.
Fashion Atrium
Macy's
Pennsylvania Hotel
Manhattan Mall
Radisson Martinique
Affinia Manhattan
Hampton Inn-MSG Area
DoubleTree by Hilton- NYC Chelsea
Eventi- A Kimpton Hotel

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

75

MSC 2016-UBS11	Fairfield Inn Times Square Fee

Mortgage Loan No. 6 – Fairfield Inn Times Square Fee

Mortgage Loan Information				Property Information(3)
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Original Balance:	$49,000,000			Location:	New York, NY 10018
Cut-off Date Balance:	$49,000,000			General Property Type:	Other
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Leased Fee
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	The Gehr Group, Inc.			Year Built/Renovated:	2006, 2009/2011, 2016
Mortgage Rate(1):	4.2620%			Size:	244 Rooms
Note Date:	7/6/2016			Cut-off Date Balance per Room:	$200,820
First Payment Date:	9/5/2016			Maturity Date Balance per Room:	$200,820
Maturity Date:	8/5/2026			Property Manager:	N/A
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(4):	(a) $3,613,408 (b) $7,386,909
Seasoning:	0 months			UW NOI Debt Yield(4):	(a) 7.4% (b) 15.1%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity(4):	(a) 7.4% (b) 15.1%
Lockbox/Cash Mgmt Status:	Hard/In-Place			UW NCF DSCR(4):	(a) 1.71x (b) 3.12x
Additional Debt Type(1):	Mezzanine			Most Recent NOI(5):	N/A
Additional Debt Balance:	$11,000,000			2nd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	N/A
Reserves(2)				Most Recent Occupancy(5):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	N/A
RE Tax:	$469,464	$234,732	N/A	3rd Most Recent Occupancy(5):	N/A
Insurance:	$99,780	$9,978	N/A	Appraised Value (as of):	$82,400,000 (5/17/2016)
Deferred Maintenance:	$9,375	$0	N/A	Cut-off Date LTV Ratio(4):	(a) 59.5% (b) 35.8%
				Maturity Date LTV Ratio(4):	(a) 59.5% (b) 35.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$49,000,000	81.7%	Loan Payoff:	$54,397,823	90.7%
Mezzanine Loan:	$11,000,000	18.3%	Reserves:	$578,619	1.0%
			Closing Costs:	$1,231,089	2.1%
			Return of Equity:	$3,792,469	6.3%
Total Sources:	$60,000,000	100.0%	Total Uses:	$60,000,000	100.0%

(1)	See “-Mezzanine Loan and Preferred Equity” below for further discussion of additional debt. In addition, the Ground Tenant is permitted to finance the Non-Collateral Improvement as described below under “Additional Secured Indebtedness (Not Including Trade Debts).”

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Fairfield Inn Times Square Fee Mortgage Loan is secured by land occupied by a 33 story select service hotel with 244 rooms known as the Fairfield Inn Times Square, located at 330 West 40th Street in New York, NY and encumbered by a ground lease. The improvements are not collateral for the Fairfield Inn Times Square Fee Mortgage Loan other than the Fairfield Inn Times Square Fee Borrower’s reversionary interest therein. Certain property information, such as Size, Cut-off Date Balance per Unit, Maturity Date Balance per Unit, and Year Built/Renovated relate to the Non-Collateral Improvement (defined below) and are for informational purposes only.

(4)	Underwriting and Financial Information is based on (a) the average annual ground lease payment due under the ground lease during the loan term described below under “—The Property,” and (b) the “look-through” to the Non-Collateral Improvement as described below under “—Operating History and Underwritten Net Cash Flow”. The Cut-off and Maturity Date LTV Ratios are based on the appraised value of the Fairfield Inn Times Square Fee Property in the case of (a), and the appraised value of the Fairfield Inn Times Square Fee Property and the Non-Collateral Improvement in the case of (b).

(5)	Historical NOI and occupancy data are not available for this new ground lease; however, certain historical operating information and occupancy data related to the Non-Collateral Improvement is available. See “—Operating History and Underwritten Net Cash Flow” below for further details.

The Mortgage Loan. The sixth largest loan (the “Fairfield Inn Times Square Fee Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,000,000, which is secured by a first priority fee mortgage encumbering the land under a 244 room select service hotel known as the Fairfield Inn Times Square, located at 330 West 40th Street in the Times Square neighborhood of Manhattan (the “Fairfield Inn Times Square Fee Property”). The proceeds of the Fairfield Inn Times Square Fee Mortgage Loan, together with a mezzanine loan (the “Fairfield Inn Times Square Fee Mezzanine Loan”) were used to refinance a portion of a previous loan included in the DBUBS 2011-LC3 securitization trust, fund upfront reserves, pay closing costs and return equity to the Fairfield Inn Times Square Fee Borrower.

The Borrower and the Sponsor. The borrower is Times Square Hospitality Fee II LLC (the “Fairfield Inn Times Square Fee Borrower”), a newly formed single-purpose Delaware limited liability company structured to be bankruptcy-remote with one independent director. The Fairfield Inn Times Square Fee Borrower is wholly owned by The Gehr Group, Inc., which is the sponsor and nonrecourse carve-out guarantor of the Fairfield Inn Times Square Fee Mortgage Loan.

The Gehr Group, Inc. is based in Los Angeles and is a multi-national business conglomerate consisting of a group of companies under common ownership and engaged in varied industries over three continents. Its principal business units are engaged in international trade, manufacturing, wholesale, distribution and real estate. The Gehr Group, Inc. engages in the ownership and operation of hospitality, commercial, retail, industrial and multi-family residential real estate in California, New York and Florida. In the past 30 years, The Gehr Group, Inc. has owned and operated over 1,000 multifamily residential units and over 1.0 million SF of industrial, office and retail space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

76

MSC 2016-UBS11	Fairfield Inn Times Square Fee

The Property. The Fairfield Inn Times Square Fee Property consists of approximately 0.11 acres (4,637 SF) of rectangular-shaped land located at 330 West 40th Street in New York, New York, which is encumbered by a 99-year term ground lease dated July 6, 2016 with Times Square Hospitality II, LLC (“Ground Tenant”). The Ground Tenant owns the improvement located at the Fairfield Inn Times Square Fee Property (the “Non-Collateral Improvement”) and only the Fairfield Inn Times Square Fee Borrower’s reversionary interest therein serves as collateral for the Fairfield Inn Times Square Fee Mortgage Loan. The Ground Tenant pays ground rent in the initial amount of $3,300,000, annually, on an absolute net basis, subject to 2% annual increase through 2026, and subject to the greater of (a) 2.5% annual increase and (b) annual CPI adjustments capped at 12%, thereafter. The Fairfield Inn Times Square Fee Borrower is an affiliate of the Ground Tenant.

The Non-Collateral Improvement, which opened in 2009 and was renovated in 2011 and 2016, consists of a 33-story select service hotel with 244 rooms operating under the “Fairfield Inn & Suites” brand, under a franchise agreement that expires in February 2034. Amenities at the Non-Collateral Improvement include breakfast areas, a boutique-style lobby, a 24-hour fitness center, a 24-hour business center, a food and beverage outlet called the Inn Sports Bar and Lounge and a shared rooftop bar and terrace known as the Sky Room, which opened in September 2010 and features 360-degree views of the Manhattan skyline and the Hudson River. The Sky Room is shared by the adjacent Sheraton Four Points hotel which is also currently owned by the sponsor. The guestrooms are located on floors 2 through 31 of the tower with the four suites located on the 32nd floor. The room mix includes 144 king rooms, 96 queen/queen rooms and four suites. The Sky Room, which is operated by an affiliate of the sponsor, is located on the 33rd floor and the roof of the building. The Sky Room spans the 33rd floor and roof of both the Fairfield Inn Times Square Fee Property and the Sheraton Four Points, which is located next to the Non-Collateral Improvement. The Sheraton Four Points is also owned by the sponsor. Each hotel has a separate lease to the sponsor affiliate that operates the Sky Room addressing the area encompassed within the respective building. The Sky Room lease has a 15-year term, running through February 2024. In 2011, two years after the opening of the hotel, the sponsor invested $1.8 million to upgrade the lobby. Recent improvements include an approximately $4.0 million ($16,572 per room) PIP that was completed in May 2016 and included replacement of all softgoods and select case goods. Guest bathrooms received new wallcovering, lighting and décor, while the guestroom corridor renovations included new carpeting and wallcovering. The renovation completed by the sponsor is above what the franchisor’s standards require. The sponsor invested $1.2 million in addition to what was required by the franchisor.

The following table presents a summary regarding the Historical Occupancy, ADR, and RevPAR of the Non-Collateral Improvement located on the Fairfield Inn Times Square Fee Property:

Non-Collateral Improvement Historical Occupancy, ADR, RevPAR
	Competitive Set			Fairfield Inn Times Square Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	90.1%	$216.00	$194.61	88.6%	$223.00	$197.50	98.3%	103.2%	101.5%
2012	92.7%	$233.49	$216.50	93.0%	$243.01	$226.11	100.3%	104.1%	104.4%
2013	94.3%	$239.48	$225.74	93.4%	$259.53	$242.35	99.1%	108.4%	107.4%
2014	96.4%	$237.85	$229.29	96.0%	$248.92	$238.87	99.5%	104.7%	104.2%
2015	95.7%	$230.06	$220.19	94.2%	$235.39	$221.77	98.4%	102.3%	100.7%
TTM May 2016	95.6%	$226.25	$216.63	88.0%	$232.98	$204.98	92.1%	102.8%	94.6%

Source: Industry Report

The Market (Non-Collateral Improvement). The Fairfield Inn Times Square Fee Property is located within the Times Square area of Manhattan in New York City, New York. The Fairfield Inn Times Square Fee Property is only a short walk from Times Square, and is in proximity to popular tourist attractions including more than 300 restaurants and bars, corporate demand from 64 million SF of office space within the Times Square and Westside markets and the largest transportation network concentration in Manhattan. Other tourist attractions, including Bryant Park, the Fifth Avenue shopping district, Grand Central Terminal, Macy’s Department Store, Madison Square Garden, Rockefeller Center and the Empire State Building are all in close proximity. Major corporate tenants within walking distance include the New York Times, Proskauer Rose, Viacom, Ernst & Young, Skadden Arps, Reuters and Bank of America. The 1.7 million SF Jacob K. Javits Convention Center is situated three blocks away from the Fairfield Inn Times Square Fee Property. The Jacob K. Javits Convention Center is New York City’s primary convention facility. According to the appraiser, New York City hosts nearly 4.0 million convention delegates annually, which accounts for approximately one third of all business travel to New York City, generating almost $3.0 billion in direct spending with a $5.0 billion economic impact. The recent renovation / expansion of the Javits Center is expected to further bolster New York City’s status as a destination for meetings and tradeshow events. The Fairfield Inn Times Square Fee Property is also located within close proximity to Hudson Yards, an on-going redevelopment of the former industrial area west of Penn Station into a pedestrian-friendly, transit-oriented mixed-use district. The new Hudson Yards district is expected to accommodate a major and vital expansion of the Midtown central business district, as well as job growth and new housing for New York City’s growing population. When complete, the Hudson Yards area is expected to have approximately 26.0 million SF of new office development, 20,000 units of housing, of which almost 5,000 units are expected to be affordable units, 2.0 million SF of retail and 3.0 million SF of hotel space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

77

MSC 2016-UBS11	Fairfield Inn Times Square Fee

Primary competitive properties with respect to the Non-Collateral Improvement located on the Fairfield Inn Times Square Fee Property are shown in the table below:

Non-Collateral Improvement Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Group Demand	Leisure Demand	2015 Occupancy	2015 ADR	2015 RevPAR
Fairfield Inn Times Square	244	40%	10%	50%	94.2%	$235.37	$221.77
Four Points Times Square(1)	244	40%	10%	50%	90-95%	$230-240	$220-230
Hampton Inn Times Square South	184	25%	10%	65%	90-95%	$220-230	$200-210
Holiday Inn Express Times Square	210	25%	10%	65%	90-95%	$220-230	$210-220
Courtyard Times Square West	224	50%	15%	35%	90-95%	$230-240	$220-230
Total/Wtd. Avg.(2)	862	36%	11%	53%	92.5%	$230.43	$218.29

Source: Appraisal

(1)	The Four Points Times Square is owned by the sponsor of the Fairfield Inn Times Square Fee Property.

(2)	Total/Wtd. Avg. excludes the Fairfield Inn Times Square Fee Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results of the Non-Collateral Improvement and the underwritten net cash flow at the Fairfield Inn Times Square Fee Property:

	Cash Flow Analysis of the Non-Collateral Improvement(1)
	Fee Simple 2014	Fee Simple 2015	Fee Simple TTM May 31, 2016	UW “Look- Through” to the Non-Collateral Improvement (2)	In Place Contractual Ground Rent	UW(3)	UW per Room
Occupancy	96.0%	94.2%	88.0%	93.9%	N/A	N/A	N/A
ADR	$249.00	$235.00	$233.21	$233.21	N/A	N/A	N/A
RevPAR	$238.86	$221.77	$205.22	$219.08	N/A	N/A	N/A

Rooms Revenue	$21,273,000	$19,751,000	$18,327,176	$19,511,192	$3,300,000	$3,613,408	$14,809
Food & Beverage	$58,000	$69,000	$58,387	$62,159	$0	$0	$0
Other Income	$381,215	$407,294	$458,705	$410,705	$0	$0	$0
Total Revenue	$21,712,215	$20,227,294	$18,844,268	$19,984,056	$3,300,000	$3,613,408	$14,809
Total Expenses	$12,102,215	$12,103,294	$11,776,888	$12,597,147	$0	$0	$0
Net Op. Income	$9,610,000	$8,124,000	$7,067,380	$7,386,909	$3,300,000	$3,613,408	$14,809
FF&E	$866,000	$797,000	$738,737	$786,838	$0	$0	$0
Net Cash Flow	$8,744,000	$7,327,000	$6,328,643	$6,600,071	$3,300,000	$3,613,408	$14,809

NOI DSCR	4.54x	3.84x	3.34x	3.49x	1.56x	1.71x
NCF DSCR	4.13x	3.46x	2.99x	3.12x	1.56x	1.71x
NOI Debt Yield	19.6%	16.6%	14.4%	15.1%	6.7%	7.4%
NCF Debt Yield	17.8%	15.0%	12.9%	13.5%	6.7%	7.4%

(1)	The Non-Collateral Improvement is not collateral for the Fairfield Inn Times Square Fee Mortgage Loan (except for the reversionary interest of the Fairfield Inn Times Square Fee Borrower therein). The Cash Flow Analysis table above represents historical financial results of the Non-Collateral Improvement and this historical financial data is provided for informational purposes only. The historical Occupancy % numbers reflect the occupancy of the Non-Collateral Improvement. The underwritten column above reflects the underwritten cash flow and related statistics associated with the Fairfield Inn Times Square Fee Property.

(2)	The “UW Look-Through” to the Non-Collateral Improvement assumed cash flow is based on the lender’s estimate of the Ground Tenant’s income and expenses, not including ground rent due under the ground lease.

(3)	The UW cash flow represents the average ground rent payable to the Fairfield Inn Times Square Fee Borrower during the Fairfield Inn Times Square Fee Mortgage Loan term. The initial contractual annual rent payment is $3,300,000 on an absolute net basis, subject to 2.0% annual increase. See “—The Property” above for details.

Escrows and Reserves. The Fairfield Inn Times Square Fee Borrower deposited at loan origination $9,375 for deferred maintenance, $469,464 for real estate taxes, and $99,780 for insurance premiums and is required to escrow monthly 1/12 of the annual estimated tax payments, currently estimated at $234,732, and 1/12 of the annual estimated insurance premiums, currently estimated at $9,978. Monthly taxes and insurance collections will be waived for so long as: (i) no event of default has occurred and is continuing; (ii) the Ground Tenant is obligated under the terms of the ground lease to pay all taxes and insurance premiums payable with respect to the Fairfield Inn Times Square Fee Property; (iii) the Ground Tenant is required under the terms of any loan documents entered into by the Ground Tenant in connection with any permitted leasehold financing to maintain customary reserves for the payment of all taxes and insurance premiums payable with respect to the Fairfield Inn Times Square Fee Property when Ground Tenant is not otherwise paying the same and no event of default has occurred with respect to such leasehold financing; (iv) the Ground Tenant is not in material monetary default under the ground lease and the Ground Tenant is not in non-monetary default under the ground lease relating to any of Ground Tenant’s non-monetary obligations with respect to taxes or insurance, in each case beyond any applicable notice or cure period; and (v) the borrower delivers to the lender evidence reasonably satisfactory to the lender that the taxes and insurance premiums have been paid.

Lockbox and Cash Management. The Fairfield Inn Times Square Fee Mortgage Loan has a hard lockbox with in-place cash management, into which the Fairfield Inn Times Square Fee Borrower is required to direct the Ground Tenant to pay all rent under the ground lease. During a Cash Sweep Period, the Fairfield Inn Times Square Fee Borrower will be required to deposit all excess cash with respect to the Fairfield Inn Times Square Fee Mortgage Loan to an account to be held by the lender as additional security for the Fairfield Inn Times Square Fee Mortgage Loan.

A “Cash Sweep Period” will commence (i) upon an event of default; (ii) a default by the Fairfield Inn Times Square Fee Borrower or the Ground Tenant under the ground lease beyond any applicable notice or cure period; or (iii) the failure by the Ground Tenant, after the end of a calendar quarter, to maintain the Ground Rent Coverage Ratio (as defined below) of at least 1.10x; and will end if for six consecutive months since the commencement of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

78

MSC 2016-UBS11	Fairfield Inn Times Square Fee

the existing Cash Sweep Period (A) no event of default has occurred, (B) no default by Fairfield Inn Times Square Fee Borrower or the Ground Tenant under the ground lease has occurred, (C) no event that would trigger another Cash Sweep Period has occurred, and (D) in the case of clause (iii) above, the Ground Rent Coverage Ratio is at least equal to 1.15x.

A “Ground Rent Coverage Ratio” is the ratio calculated by the lender of (i) the net operating income of the leasehold interest in the property held by the Ground Tenant for the twelve month period ending with the most recently completed calendar month after deducting therefrom debt service, escrows and reserves (other than escrows or reserves (if any) to pay for rent under the ground lease) required under the leasehold financing, to (ii) the rent payable under the ground lease with respect to such period.

Additional Secured Indebtedness (not including trade debts). The Ground Tenant is allowed to obtain leasehold financing secured by its leasehold interest in the Non-Collateral Improvement, provided the conditions from the recognition agreement entered into by Ground Tenant are met, including, among others: (i) the combined debt yield is not less than 7.75%; (ii) the combined underwritten debt service coverage ratio is not less than 1.20x and (iii) the combined loan-to-value ratio is not greater than 80.0%.

Mezzanine Loan and Preferred Equity. The Fairfield Inn Times Square Fee Mezzanine Loan refers to a loan in the original principal amount of $11,000,000 made to Times Square Hospitality Fee II Mezz LLC by Natixis Real Estate Capital LLC, secured by 100% of the direct or indirect equity interest in the Fairfield Inn Times Square Fee Borrower, put in place simultaneously with the origination of the Fairfield Inn Times Square Fee Mortgage Loan. The Fairfield Inn Times Square Fee Mezzanine Loan and the Fairfield Inn Times Square Fee Mortgage Loan are subject to an intercreditor agreement between the Fairfield Inn Times Square Fee Mezzanine Loan lender and the Fairfield Inn Times Square Fee Mortgage Loan lender. The Fairfield Inn Times Square Fee Mezzanine Loan was purchased by Fairfield W40 Ground Mezz Lender LLC on August 5, 2016.

The following table presents certain information relating to the Fairfield Inn Times Square Fee Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut- off Date LTV(1)
$11,000,000	7.50%	120	0	120	(a) 1.22x (b) 2.23x	(a) 6.0% (b) 12.3%	(a) 72.8% (b) 43.8%

(1)	Underwriting and financial information is based on (a) the average annual ground lease payment due under the ground lease during the loan term described above under “—The Property,” and (b) the “look-through” to the Non-Collateral Improvement as described above under “—Operating History and Underwritten Net Cash Flow.” The Total Debt Cut-off Date LTV Ratio is based on the appraised value of the Fairfield Inn Times Square Fee Property in the case of (a), and the appraised value of the Fairfield Inn Times Square Fee Property and the Non-Collateral Improvement in the case of (b).

Release of Property. Not permitted.

Terrorism Insurance. The Fairfield Inn Times Square Fee Borrower is required to maintain an “all risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Non-Collateral Improvement. The loan documents also require business interruption insurance covering an amount equal to 200% of the projected rents from the Fairfield Inn Times Square Fee Property and the Non-Collateral Improvement during the period of restoration but no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

79

MSC 2016-UBS11	Plaza Mexico – Los Angeles

Mortgage Loan No. 7 – Plaza Mexico-Los Angeles

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

80

MSC 2016-UBS11	Plaza Mexico – Los Angeles

Mortgage Loan No. 7 – Plaza Mexico – Los Angeles

Plaza Mexico - Los Angeles
3100 East Imperial Highway
Lynwood, CA 90262
Downtown
LOS ANGELES
Vernon
Maywood
Huntington Park
Walnut Park
Bell
Commerce
Bell Gardens
Cudahy
Florence
South Gate
Downey
Watts
Lynwood
Willowbrook
LOS ANGELES COUNTY
East Rancho Dominguez
West Rancho Dominguez
Paramount
Bellflower
Compton
LONG BEACH
Lakewood
Carson
Hebrew Union College - Jewish Inst. of Religion
University of Southern California
LA Coliseum
LA Mem. Sports Arena
Exxon Mobil
Community Hospital of Huntington Park
St. Francis Medical Center
Watts Towers Arts Center
Los Amigos Country Club
Rancho Los Amigos Natl. Rehabilitation Ctr.
Downey Regional Medical Ctr.
Stonewood Center
Kaiser Permanente Downey Medical Center
Earvin Magic Johnson Park
Ralphs Distribution Center
Paramount Petroleum Corp. (Paramount)
Compton/ Woodley Airport
Gateway Towne Center
Dominguez Rancho Adobe Museum
StubHub Center
Cal. State University - Dominguez Hills
The Links at Victoria Golf Course
Southbay Pavilion
Paramount Petroleum Corp. (Long Beach)
Lakewood Regional Medical Center
Lakewood Marketplace
Lakewood Center
LA Intl. Airport 9 miles
Santa Monica Fwy
Pomona Fwy
Whittier Blvd
Olympic Blvd
Washington Blvd
BNSF Railway
METROLINK
Bandini Blvd
Jefferson Blvd
MLK Jr Blvd
Vernon Ave
Leonis Blvd
Slauson Ave
Gage Ave
Florence Ave
Firestone Blvd
Century Blvd
Tweedy Blvd
Abbott Rd
Imperial Hwy
El Segundo Blvd
Rosecrans Ave
Alondra Blvd
Artesia Fwy
Artesia Blvd
Gardena Fwy
Victoria St.
Del Amo Blvd
South St
Century Fwy
GREEN LINE
BLUE LINE
METRORAIL BLUE LINE
Harbor Fwy
Long Beach Fwy
Los Angeles River
Broadway
Main St
Avalon Blvd
Central Ave
Compton Ave
Alameda St
Long Beach Blvd
California Ave
Atlantic Ave
Duncan Ave
Garfield Ave
Paramount Blvd
Lakewood Blvd
Clark Ave
Bellflower Blvd
State St
San Pedro St
Figueroa St
Wilmington Ave
Cherry Ave
Downey Ave
110
10
5
60
42
710
105
19
91
405
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Simi Valley
Thousand Oaks
SAN MONICA MTS.
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Pacific Ocean
Torrance
ANAHEIM
LONG BEACH
Huntington Beach
Fullerton

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

81

MSC 2016-UBS11	Plaza Mexico – Los Angeles

Mortgage Loan No. 7 – Plaza Mexico – Los Angeles

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Lynwood, CA 90262
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Donald Chae; Min Chae			Year Built/Renovated:	1974,1988/2003-2005
Mortgage Rate:	4.59811%			Size:	404,064 SF
Note Date:	6/16/2016			Cut-off Date Balance per SF(1):	$262
First Payment Date:	8/5/2016			Maturity Date Balance per SF(1):	$262
Maturity Date:	7/5/2021			Property Manager:	Self-managed
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$9,631,104
Seasoning:	1 month			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions(2):	LO (25); DEF (31); O (4)			UW NOI Debt Yield at Maturity(1):	9.1%
Lockbox/Cash Mgmt Status:	Hard/In-Place			UW NCF DSCR(1):	1.85x
Additional Debt Type(1)(3):	Pari Passu/Mezzanine			Most Recent NOI:	$9,525,218 (2/29/2016 TTM)
Additional Debt Balance(1)(3):	$66,000,000/$14,000,000			2nd Most Recent NOI:	$9,372,954 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$8,958,550 (12/31/2014)
Reserves(4)				Most Recent Occupancy:	90.9% (6/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.9% (12/31/2015)
RE Tax:	$289,261	$57,852	N/A	3rd Most Recent Occupancy:	93.6% (12/31/2014)
Insurance:	$53,346	$8,891	N/A	Appraised Value (as of):	$184,000,000 (3/16/2016)
Recurring Replacements:	$0	$5,051	N/A	Cut-off Date LTV Ratio(1):	57.6%
TI/LC:	$0	$33,672	$1,212,192	Maturity Date LTV Ratio(1):	57.6%
Deferred Maintenance:	$50,500	$0	N/A
Other:	$1,770,369	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$106,000,000	88.3%	Loan Payoff:	$103,652,170	86.4%
Mezzanine Loan:	$14,000,000	11.7%	Reserves:	$2,163,475	1.8%
			Closing Costs:	$1,515,042	1.3%
			Return of Equity:	$12,669,313	10.6%

Total Sources:	$120,000,000	100.0%	Total Uses:	$120,000,000	100.0%

(1)	The Plaza Mexico – Los Angeles Loan is part of the Plaza Mexico – Los Angeles Whole Loan, which is comprised of six pari passu notes with an aggregate principal balance of $106,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the notes comprising the Plaza Mexico – Los Angeles Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Plaza Mexico – Los Angeles promissory note to be securitized and (b) the 3rd anniversary of the loan origination date

(3)	See “—Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “Plaza Mexico – Los Angeles Mortgage Loan”) is part of a whole loan (the “Plaza Mexico – Los Angeles Whole Loan”) evidenced by six pari passu promissory notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6) in the aggregate original principal amount of $106,000,000, which are secured by a first priority mortgage encumbering the fee interest of an anchored community retail center located in Lynwood, California (the “Plaza Mexico – Los Angeles Property”). Promissory Notes A-2 and A-3, which are being contributed to the MSC 2016-UBS11 Trust, had an aggregate original principal balance of $40,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000. Promissory Notes A-1, A-4, A-5 and A-6, in the aggregate original principal balance of $66,000,000, collectively represent the “Plaza Mexico – Los Angeles Pari Passu Companion Loans”. The Plaza Mexico – Los Angeles Pari Passu Companion Loans represented by Promissory Notes A-1 and A-6, in the aggregate original principal amount of $36,000,000, are currently being held by the SGCMS 2016-C5 securitization trust, and the Plaza Mexico – Los Angeles Pari Passu Companion Loans represented by Promissory Notes A-4 and A-5, in the aggregate original principal amount of $30,000,000, are currently being held by Natixis Real Estate Capital LLC and are expected to be contributed to a future trust or trusts. The Plaza Mexico-Los Angeles Whole Loan is currently being serviced pursuant to the pooling and servicing agreement for the SGCMS 2016-C5 securitization trust, and from and after the securitization of the Plaza Mexico-Los Angeles Mortgage Loan will be serviced pursuant the terms of the MSC 2016-UBS11 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Plaza Mexico – Los Angeles Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

82

MSC 2016-UBS11	Plaza Mexico – Los Angeles

The proceeds of the Plaza Mexico-Los Angeles Whole Loan were used to refinance a previous loan of approximately $103,652,170, secured by the Plaza Mexico-Los Angeles Property, pay closing costs and return equity to the Plaza Mexico-Los Angeles Borrower (as defined below). The prior loan secured by the Plaza Mexico-Los Angeles Property was included in the CFCRE 2011-C2 securitization transaction.

The Borrower and the Sponsor. The borrower is Plamex Investment, LLC (the “Plaza Mexico-Los Angeles Borrower”), a Delaware limited liability company and single purpose entity, with two independent directors. Legal counsel to the Plaza Mexico-Los Angeles Borrower delivered a non-consolidation opinion in connection with the origination of the Plaza Mexico – Los Angeles Whole Loan. Donald Chae and Min Chae are the guarantors of certain nonrecourse carveouts under the Plaza Mexico – Los Angeles Whole Loan.

The sponsors are Donald Chae and Min Chae. The two brothers have over 50 years of real estate investment and development experience combined and currently own 26 other real estate projects, including retail properties, office properties and land in California. The Chaes acquired the first portion of the Plaza Mexico – Los Angeles Property in 1988 and later purchased the land surrounding the property from the City of Lynwood to facilitate the expansion of the project into its current size. The sponsors are involved in ongoing litigation with the City of San Bernardino and its Economic Development Agency. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Plaza Mexico – Los Angeles Property is a 404,064 SF anchored community retail center located on a 31.5 acre site in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property features architectural details including facades, monuments and statues designed to replicate historic Mexican architecture. The Plaza Mexico – Los Angeles Property features 1,704 parking spaces, resulting in a combined parking ratio of 4.2 spaces per 1,000 SF of net rentable area. The Plaza Mexico – Los Angeles Property was redeveloped from 1988 to 2005 by the sponsor through the assemblage of three adjacent retail assets, which currently operate as a single destination retail center featuring a diversified tenant mix of national, regional and local tenants. The Plaza Mexico – Los Angeles Property is considered a cultural hub of the Mexican community of greater Los Angeles.

As of June 1, 2016, the Plaza Mexico – Los Angeles Property was 90.9% leased by more than 213 tenants averaging approximately 2,000 SF for inline tenants (on average less than 0.5% of total net rentable area). Planet Fitness recently signed its lease and received its premises in May 2016. It is expected to take occupancy of its space and commence paying rent in October 2016. At origination, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $638,979 for rent concessions for Planet Fitness. Only five tenants occupy more than 10,000 SF, with the three largest tenants accounting for a combined 25.1% of the net rentable area. The Plaza Mexico – Los Angeles Property has maintained occupancy between 91.1% and 96.0% between 2006 and 2015 with an annual average rate of 93.7%. The Plaza Mexico – Los Angeles Property is anchored by Food 4 Less, a subsidiary of Kroger, (Baa1/BBB/BBB by Moody’s/S&P/Fitch). Food 4 Less’s reported sales have steadily increased from approximately $33.2 million ($605.59 PSF) in 2011 to approximately $40.7 million in 2015 ($743.16 PSF, 1.8% occupancy cost). The Plaza Mexico – Los Angeles Property is also anchored by La Curacao, a privately held chain of large format electronic stores which have served the Los Angeles Hispanic community for over 30 years, and Rite Aid Corp. (“Rite Aid”). Rite Aid’s sales at the Plaza Mexico – Los Angeles Property have increased from approximately $5.7 million ($296.68 PSF) in 2011 to approximately $7.0 million in 2015 ($367.77 PSF, 3.4% occupancy cost). Per the appraiser, contractual rents for Food 4 Less (lease commenced August 1988), La Curacao (lease commenced February 2005), and Rite Aid (lease commenced April 1988) are approximately 57.9%, 24.4%, and 67.9% below the appraiser’s concluded market rents for anchor and sub-anchor space, respectively.

The Plaza Mexico – Los Angeles Property contains a 84,241 SF market, 89.9% occupied as of June 1, 2016 (the “Marketplace”). The first floor features a mix of merchandise and service retailers and the second story includes a food court with outdoor seating overlooking a plaza that hosts concerts and other special events. The Marketplace, which originally opened in 1988, is currently occupied by 119 tenants and has maintained between 89.4% and 99.3% occupancy since 2006. Additional tenants at the Plaza Mexico – Los Angeles Property include Planet Fitness, Skechers, Taco Bell, Jack In The Box, The Children’s Place, and Verizon Wireless.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

83

MSC 2016-UBS11	Plaza Mexico – Los Angeles

The following table presents certain information relating to the anchor tenants and major tenants at the Plaza Mexico – Los Angeles Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	Annual UW Rent PSF(2)(3)	% of Total Annual UW Rent(2)	Sales PSF(4)	Occ. Cost %(4)	Lease Expiration
Anchor Tenants
Food 4 Less	BBB/Baa1/BBB	54,822	13.6%	$485,209	$8.85	4.4%	$743	1.8%	8/23/2018(5)
La Curacao	NR/NR/NR	27,381	6.8%	$496,965	$18.15	4.5%	NAV	NAV	1/31/2020(6)
Rite Aid Corp.	B/B2/B	19,120	4.7%	$147,239	$7.70	1.3%	$368	3.4%	5/31/2018(7)
Subtotal/Wtd. Avg.		101,323	25.1%	$1,129,413	$11.15	10.3%

Major Tenants
Planet Fitness(8)	NR/NR/NR	16,361	4.0%	$457,454	$27.96	4.2%	NAV	NAV	9/30/2026(8)
Chuck-E-Cheese	NR/NR/NR	12,116	3.0%	$99,999	$8.25	0.9%	$173(9)	8.8%(9)	12/31/2018(10)
Subtotal/Wtd. Avg.		28,477	7.0%	$557,453	$19.58	5.1%

Other Tenants		237,498(11)	58.8%	$9,311,048	$39.20(11)	84.7%
Vacant Space		36,766	9.1%	$0	$0.00	0.0%
Total/Wtd. Avg.		404,064	100.0%	$10,997,914	$29.94(11)	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The U/W Base Rent includes contractual rent steps through June 1, 2017, totaling $251,325.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015, unless otherwise indicated for a particular tenant.

(5)	Food 4 Less has four, 5-year lease renewal options.

(6)	La Curacao has three, 5-year lease renewal options.

(7)	Rite Aid has two, 5-year lease renewal options.

(8)	Planet Fitness recently signed its lease and received its premises in May 2016. It is expected to take occupancy and commence paying rent in October 2016. At origination, the borrower deposited $611,613 for tenant improvements and leasing commissions and $638,979 for rent concessions for Planet Fitness. Planet Fitness has three, 5-year lease renewal options.

(9)	Chuck-E-Cheese Sales PSF and Occupancy Costs are for the trailing 12-month period ending April 30, 2015.

(10)	Chuck-E-Cheese has three, 5-year lease renewal options.

(11)	14 tenants have no square footage but contribute $236,194 to the Annual U/W Base Rent. The Annual U/W Base Rent PSF for other tenants and the Weighted Average U/W Base Rent PSF, in each case, excluding the rent related to those tenants, is $38.21 and $29.30, respectively.

The following table presents certain information relating to the lease rollover schedule at the Plaza Mexico – Los Angeles Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	34	17,542	$55.51(4)	4.3%	4.3%	$973,733(4)	8.9%	8.9%
2016	14	10,188	$46.33	2.5%	6.9%	$472,012	4.3%	13.1%
2017(5)	97	74,210	$42.08(5)	18.4%	25.2%	$3,122,415(5)	28.4%	41.5%
2018	52	143,860	$20.28	35.6%	60.8%	$2,917,066	26.5%	68.1%
2019	14	32,128	$33.53	8.0%	68.8%	$1,077,314	9.8%	77.9%
2020	7	50,435	$26.67	12.5%	81.3%	$1,345,238	12.2%	90.1%
2021	1	5,994	$21.00	1.5%	82.7%	$125,874	1.1%	91.2%
2022	2	9,720	$25.16	2.4%	85.2%	$244,572	2.2%	93.5%
2023	1	2,860	$42.18	0.7%	85.9%	$120,635	1.1%	94.6%
2024	2	4,000	$35.40	1.0%	86.9%	$141,600	1.3%	95.8%
2025	0	0	$0.00	0.0%	86.9%	$0	0.0%	95.8%
2026	1	16,361	$27.96	4.0%	90.9%	$457,454	4.2%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	90.9%	$0	0.0%	100.0%
Vacant	0	36,766	$0.00	9.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	225	404,064	$29.94	100.0%		$10,997,914	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	13 MTM kiosk tenants, have no square footage but contribute $220,594 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to those tenants is $42.93.

(5)	One tenant, Jesus Garcia, has no square footage but contributes $15,600 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to that tenant is $41.87.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

84

MSC 2016-UBS11	Plaza Mexico – Los Angeles

The Market. The Plaza Mexico – Los Angeles Property is located in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property is situated at the intersection of Long Beach Boulevard (33,495 average daily traffic count) and Imperial Highway (28,749 average daily traffic count) directly adjacent to the I-105 Freeway and Exit 12 ramp, which has an average daily traffic count of 209,879 cars. According to the appraisal, the 2015 population within a three- and five-mile radius of the Plaza Mexico – Los Angeles Property was 387,826 and 995,071, respectively, while the estimated median household income within the same radii was $40,111 and $39,997, respectively. The Plaza Mexico – Los Angeles Property is located in the Mid Cities submarket of the Los Angeles retail market. According to a third party market research report, the Mid Cities retail submarket has averaged 5.8% vacancy since 2012. According to a third party market research report, as of the first quarter of 2016, the Mid Cities retail submarket contained a total inventory of approximately 47.3 million SF, overall vacancy rate of 5.2% and average asking rent of $20.10 PSF on a triple net basis. The Plaza Mexico – Los Angeles Property’s average underwritten rent for the anchor tenants of $11.15 PSF is below the appraiser’s concluded anchor rent for comparable properties, which ranged from $21.00 to $24.00 PSF on a triple net basis. The following table presents certain information relating to comparable retail properties for the Plaza Mexico – Los Angeles Property:

Competitive Property Summary(1)
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Plaza Mexico – Los Angeles Property	Community Center	1974, 1988/2003-2005	404,064(2)	91%(2)	Food 4 Less, La Curacao, Rite Aid(2)	N/A
Chesterfield Square	Community Center	2002/N/A	215,755	100%	Home Depot, Food 4 Less, Walgreens, McDonalds	11.3
Gateway Towne Center	Community Center	2007/N/A	300,000	100%	Target, Home Depot, Staples, 24Hr. Fitness Sport	4.4
Azalea Shopping Center	Power Center	2014/N/A	374,000	98%	Wal-Mart, Ross Dress for Less, Marshalls, Petco	3.1
El Paseo At South Gate	Community Center	2001/N/A	298,691	96%	Regal 16 Cinemas, Curacao	4.5
Lakewood Marketplace	Community Center	1968/N/A	215,754	90%	Ross Stores, Fresh and Easy, Tuesday Morning, Sears, Daiso California, CSK Auto	12.2
South Gate Plaza Shopping Center	Neighborhood Center	1980/N/A	83,316	99%	Northgate Market, CVS	2.7
Total/Wtd. Avg.(3)			1,487,516	97%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

(3)	Total/Wtd. Avg. excludes the Plaza Mexico – Los Angeles Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Plaza Mexico – Los Angeles Property:

Cash Flow Analysis
	2013	2014	2015	2/29/2016 TTM	UW	UW PSF
Base Rent	$9,989,293	$10,228,361	$10,483,828	$10,488,911	$10,997,914(1)	$27.22
Grossed Up Vacant Space	$0	$0	$0	$0	$1,490,725	$3.69
Total Reimbursables	$2,741,122	$2,775,480	$2,746,358	$2,771,569	$2,825,601	$6.99
Other Income	$525,802	$745,771	$761,337	$786,464	$715,675	$1.77
Less Vacancy & Credit Loss	$0	($191,051)	($168,067)	($168,067)	($1,829,904)(2)	($4.53)
Effective Gross Income	$13,256,217	$13,558,561	$13,823,456	$13,878,877	$14,200,010	$35.14
Total Operating Expenses	$4,394,721	$4,600,012	$4,450,502	$4,353,659	$4,568,906	$11.31
Net Operating Income	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,631,104	$23.84
Capital Expenditures	$0	$0	$0	$0	$60,610	$0.15
TI/LC	$0	$0	$0	$0	$404,064	$1.00
Net Cash Flow	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,166,431	$22.69

Occupancy %	92.2%	93.6%	93.9%	91.8%	90.9%
NOI DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.95x
NCF DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.85x
NOI Debt Yield(3)	8.4%	8.5%	8.8%	9.0%	9.1%
NCF Debt Yield(3)	8.4%	8.5%	8.8%	9.0%	8.6%

(1)	U/W Base Rent includes contractual rent steps through June 2017.

(2)	The underwritten economic vacancy is 9.3%. The Plaza Mexico – Los Angeles Property was 90.9% leased and 86.9% physically occupied as of June 1, 2016.

(3)	The debt service coverage ratios and debt yields are based on the Plaza Mexico – Los Angeles Whole Loan.

Escrows and Reserves. The loan documents provide for upfront reserves in the amount of: $289,261 for real estate taxes; $53,346 for insurance premiums; $611,613 for tenant improvements and leasing commissions (“TI/LC”) for Planet Fitness; $744,439 for rent concessions for Planet Fitness, Children’s Place and Kickin’ Crab; $50,500 for deferred maintenance; $88,068 for Food 4 Less common area maintenance; $50,000 for La Curacao common area maintenance; $56,250 for pending litigation; $69,999 for proposed construction; and $150,000 for earthquake insurance. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus. Additionally, the loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes (currently equates to $57,852), an amount equal to one-twelfth of the annual

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

85

MSC 2016-UBS11	Plaza Mexico – Los Angeles

insurance premiums (currently equates to $8,891), $5,051 for replacement reserves and $33,672 for TI/LC. The TI/LC reserve, excluding the $611,613 upfront TI/LC for Planet Fitness, is subject to a cap of $1,212,192 and a minimum balance of $500,000. If, at any time during the Plaza Mexico – Los Angeles Whole Loan term, the balance of the TI/LC reserve falls below $500,000, monthly deposits are required to resume until the cap is met.

Lockbox and Cash Management. The Plaza Mexico – Los Angeles Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent payments directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Following the occurrence of a Cash Trap Period (as defined below), excess cash will be held as additional collateral for the Plaza Mexico – Los Angeles Whole Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Trap Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the borrower.

A “Cash Trap Period” will commence upon the earlier of (i) the occurrence of an event of default under the loan documents; (ii) the combined debt service coverage ratio falling below 1.25x at the end of any calendar quarter; (iii) the commencement of a Food 4 Less Cash Trap Period (as defined below); (iv) at the lender’s election, any default in payment by ISLT Investments LLC (an upper-tier entity of the borrower) (“ISLT”) under two separate guaranties; or (v) the Parking Agreement being terminated. A Cash Trap Period will end with respect to clause (ii), if for six consecutive months (a) no default or event of default has occurred; (b) no event that would trigger another Cash Trap Period has occurred and (c) the combined debt service coverage ratio is at least 1.30x for six consecutive months; with respect to clause (iii), such Food 4 Less Cash Trap Period has ended (and no other Cash Trap Period is then continuing); and with respect to clause (v), if borrower complies with all conditions within 10 business days of the termination of such Parking Agreement.

A “Parking Agreement” means that certain lease agreement by and between borrower and 3000 E. Imperial, LLC.

A “Food 4 Less Cash Trap Period” will commence upon the earliest of (i) the earliest of (x) the date that is six months prior to the then current expiration date of the Food 4 Less lease, (y) the date upon which Food 4 Less delivers to the borrower a written notice or otherwise indicates its intention not to renew the Food 4 Less lease, or (z) the date by which Food 4 Less must exercise its next occurring renewal option under the applicable terms of the Food 4 Less lease; (ii) the date upon which Food 4 Less becomes a debtor in any bankruptcy or insolvency proceeding; (iii) the date upon which Food 4 Less vacates, surrenders or ceases to conduct its normal business operations at substantially all of the Food 4 Less space, or otherwise “goes dark” (or gives notice to the borrower of its intention to vacate, surrender or cease to conduct its normal business operations at substantially all of the Food 4 Less space, or otherwise “go dark”); (iv) the date upon which a monetary or material non-monetary default occurs (beyond any applicable notice, grace and cure periods expressly provided for under the Food 4 Less lease) under the Food 4 Less lease and (v) the date upon which the Food 4 Less lease expires or is surrendered, cancelled or otherwise terminated (or the borrower receives a notice from Food 4 Less of its intention to surrender, cancel or otherwise terminate the Food 4 Less lease).

A “Food 4 Less Cash Trap Period” will end upon: with respect to clause (i) above, (A) Food 4 Less has renewed or extended the Food 4 Less lease for all of the Food 4 Less space pursuant to a lease renewal or extension agreement with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the loan closing date, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) the borrower has delivered to lender (1) a copy of the Food 4 Less lease renewal and (2) an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease (as renewed or extended pursuant to the Food 4 Less lease renewal) and (C) the borrower has paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with such Food 4 Less lease renewal and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same; with respect to clause (ii) above, either (x) Food 4 Less has ceased to be a debtor in such voluntary bankruptcy or insolvency proceeding (and the Food 4 Less lease has been affirmed, assumed or assigned in a manner satisfactory to lender), or (y) a Food 4 Less replacement tenant has taken an assignment of the Food 4 Less lease and assumed all of the obligations of the tenant thereunder, and the borrower has delivered to the lender (1) a copy of the assignment of the Food 4 Less lease to the Food 4 Less replacement tenant (together with evidence reasonably satisfactory to lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), and (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant; with respect to clause (iii) above, (A) Food 4 Less has resumed operations and been open for business to the public at the Plaza Mexico – Los Angeles Property in the entire Food 4 Less space for 90 consecutive calendar days (and no event of default has occurred or is then in effect during such 90 consecutive calendar day period), (B) the Food 4 Less lease is in full force and effect and no default has occurred and is continuing under the Food 4 Less lease, and (C) the borrower has delivered to the lender an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease; with respect to any of the clauses above, the borrower has (A) entered into a lease with a replacement tenant reasonably satisfactory to the lender demising all of the Food 4 Less space, with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the loan closing date, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) delivered to the lender (1) a copy of the Food 4 Less replacement lease (together with evidence reasonably satisfactory to the lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant and (3) if requested by the lender, a subordination, non-disturbance and attornment agreement from the Food 4 Less replacement tenant in form and substance satisfactory to lender and (C) paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with the Food 4 Less replacement lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same.

Additional Secured Indebtedness (not including trade debts). The Plaza Mexico – Los Angeles Property also secures the Plaza Mexico – Los Angeles Pari Passu Companion Loans, with an aggregate Cut-Off Date Balance of $66,000,000. The Plaza Mexico – Los Angeles Pari Passu Companion Loans, represented by Promissory Notes A-1 and A-6 in the aggregate original principal amount of $36,000,000, are held by the SGCMS 2016-C5 securitization trust. The Plaza Mexico – Los Angeles Pari Passu Companion Loans represented by Promissory Notes A-4 and A-5 in the aggregate original principal amount of $30,000,000 are expected to be held by Natixis Real Estate Capital or an affiliate thereof on the closing date of the MSC 2016-UBS11 securitization transaction, and may be contributed to future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Plaza Mexico – Los Angeles Pari Passu Companion Loans accrue interest at the same rate as the Plaza Mexico – Los Angeles Mortgage Loan. The Plaza Mexico – Los Angeles Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Plaza Mexico – Los Angeles Pari Passu Companion Loans. The holders of the Plaza Mexico – Los Angeles Mortgage Loan and the Plaza Mexico – Los Angeles Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the Plaza Mexico – Los Angeles Whole Loan.

Mezzanine Loan and Preferred Equity. The “Plaza Mexico – Los Angeles Mezzanine Loan” refers to a loan in the original principal amount of $14,000,000 made to 3100 E. Imperial Investment, LLC by Natixis, New York Branch, secured by 100% of the direct or indirect equity interest in the Plaza Mexico – Los Angeles Borrower, put in place simultaneously with the origination of the Plaza Mexico – Los Angeles Whole Loan. The Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

86

MSC 2016-UBS11	Plaza Mexico – Los Angeles

Mexico – Los Angeles Mezzanine Loan and the Plaza Mexico – Los Angeles Whole Loan are subject to an intercreditor agreement between the Plaza Mexico – Los Angeles Mezzanine Loan lender and the Plaza Mexico – Los Angeles Whole Loan lender. The Plaza Mexico – Los Angeles Mezzanine Loan may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreement.

The following table presents certain information relating to the Plaza Mexico – Los Angeles Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$14,000,000	12.5%(1)	60	0	60	1.36x	8.0%	65.2%

(1)	The Plaza Mexico – Los Angeles Mezzanine Lender has the right to increase the rate to 13.5% under certain conditions.

Release of Property. The borrower has the right to cause to be released from the lien of the mortgage an unimproved portion of the Plaza Mexico – Los Angeles Property (the “Release Parcel”) provided the conditions in the loan documents are met including, among others: (i) no event of default has occurred and is continuing; (ii) following the release, the remaining Plaza Mexico – Los Angeles Property will be in compliance with applicable legal requirements and all provisions of any leases of any portion of the Plaza Mexico – Los Angeles Property that are then in effect (including, without limitation, as to required parking spaces, restrictions on development, access and similar matters), and the Release Parcel will be subject to a restrictive covenant prohibiting the use or development thereof in any manner that violates any provision of any then-existing lease of the remaining Plaza Mexico – Los Angeles Property; and (iii) compliance with REMIC requirements. No value was attributed to the Release Parcel in the appraisal. The borrower is only permitted to construct a parking garage and a residential complex on top of the parking garage on that portion of unimproved land that is eligible to be released.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Plaza Mexico – Los Angeles Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

87

MSC 2016-UBS11	The Henry

Mortgage Loan No. 8 – The Henry

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

88

MSC 2016-UBS11	The Henry

Mortgage Loan No. 8 – The Henry

The Henry
300 Town Center Drive
Dearborn, MI 48126
Redford
Dearborn Heights
Dearborn
DETROIT
Highland Park
Hamtramck
Midtown
Downtown
WAYNE COUNTY
Melvindale
Allen Park
River Rouge
Ecorse
Lincoln Park
Taylor
Southgate
Wyandotte
Riverview
WINDSOR
U.S.
CANADA
Detroit River
Fenkell Ave
Fenkell St
Jeffries Frwy
Schoolcraft St
Grand River Ave
Plymouth Rd
Chicago St
Joy Rd
Ann Arbor Trail
Warren Ave
Ford Rd
Michigan Ave
Southfield Frwy
Telegraph Rd
Evergreen Rd
Greenfield Rd
Schaefer Hwy
Wyoming Ave
Davison St
Dexter Ave
Linwood St
John C. Lodge Frwy
Woodward Ave
Chrysler Frwy
Caniff Ave
Conant St
Grand Blvd
Tireman Ave
Edsel Ford Frwy
Oakman Blvd
Michigan Ave
Bagley Ave
Fort St
Dix St
Vernor Hwy
Fisher Frwy
Detroit Industrial Frwy
Miller Rd
Dix Ave
Oakwood Blvd
Jefferson Ave
Outer Dr
Annapolis St
Van Born Rd
Pelham Rd
Southfield Rd
Dix Hwy
Visger Rd
Fort St
Ecorse Rd
Wick Rd
Allen Rd
Goddard Rd
Moran Ave
Northline Rd
Ford Ave
Eureka Rd
Dix Toledo Hwy
Biddle Ave
Pennsylvania Rd
Sibley Rd
Beech Daly Rd
Gulley Rd
Sandwich St
E. C. Row Expwy
Malden Rd
Todd Ln
University of Detroit-Mercy
Detroit Diesel Corporation
Rouge Park Golf Course
River Rouge Park
Wayne County Comm. College NW Campus
Fairlane North
Fairlane Meadows
Ford Motor Co. Headquarters
Univ. of Michigan-Dearborn
Fairlane Town Center
TPC of Michigan
Ford Test Track
Henry Ford Museum & Greenfield Village
Ford Conference and Events Ctr.
Beaumont Hospital-Dearborn
Fairlane Green
Ford Rouge Plant
Dearborn Hills Golf Course
Detroit Metro-Wayne County Airport 4 miles
Taylor Meadows Golf Club
Lakes of Taylor Golf Club
Southland Center
Burlington Square
Southgate Golf Course
Wyandotte Shores Golf Course
Riverview Highlands Golf Course
GM Detroit
Wayne State Univ. School of Medicine
Wayne St. University
Comerica Park
Ford Field
Cobo Center
GM Renaissance Center
University of Windsor
Black Oak Heritage Park
Waterford
Pontiac
Rochester Hills
Rochester
Shelby
Troy
Clinton
West Bloomfield
Sterling Heights
Farmington Hills
Royal Oak
Warren
St. Clair Shores
Novi
Southfield
MICHIGAN
Livonia
Redford
Plymouth
DETROIT
Canton
Westland
Dearborn
WINDSOR
Romulus
Taylor
Belleville
Southgate
ONTARIO
Lake St. Clair

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

89

MSC 2016-UBS11	The Henry

Mortgage Loan No. 8 – The Henry

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,000,000			Location:	Dearborn, MI 48126
Cut-off Date Balance:	$29,945,904			General Property Type:	Hospitality
% of Initial Pool Balance:	4.2%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Tae Woo Park			Year Built/Renovated:	1989/2010-2015
Mortgage Rate:	4.100%			Size:	308 Rooms
Note Date:	6/30/2016			Cut-off Date Balance per Room:	$97,227
First Payment Date:	8/6/2016			Maturity Date Balance per Room:	$70,672
Maturity Date:	7/6/2026			Property Manager:	Greenwood Hospitality Management, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$5,948,386
Seasoning:	1 month			UW NOI Debt Yield:	19.9%
Prepayment Provisions:	LO (12); YM1 (13); YM1/DEF (91); O (4)			UW NOI Debt Yield at Maturity:	27.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.62x
Additional Debt Type:	N/A			Most Recent NOI:	$5,956,623 (5/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$5,120,679 (12/31/2015)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$4,390,012 (12/31/2014)
Reserves(1)				Most Recent Occupancy:	76.1% (5/31/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	73.4% (12/31/2015)
RE Tax:	$163,327	$15,408	N/A	3rd Most Recent Occupancy:	73.4% (12/31/2014)
Insurance:	$117,528	$9,328	N/A	Appraised Value (as of):	$65,000,000 (5/24/2016)
Recurring Replacements:	$0	$75,841	N/A	Cut-off Date LTV Ratio:	46.1%
PIP:	$0	Springing	N/A	Maturity Date LTV Ratio:	33.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	100.0%	Loan Payoff(2):	$14,325,542	47.8%
			Reserves:	$280,854	0.9%
			Closing Costs:	$461,308	1.5%
			Return of Equity:	$14,932,296	49.8%
Total Sources:	$30,000,000	100.0%	Total Uses:	$30,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Loan Payoff includes approximately $855,464 in defeasance costs.

The Mortgage Loan. The eighth largest mortgage loan (“The Henry Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,000,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as The Henry in Dearborn, Michigan (“The Henry Property”). The proceeds of The Henry Mortgage Loan were used to refinance a previous loan, fund upfront reserves, pay closing costs and return equity to The Henry Borrower.

The Borrower and the Sponsor. The borrower is 2010 Dearborn Investment, LLC (“The Henry Borrower”), a Texas limited liability company, structured to be bankruptcy remote with one independent director. Equity ownership in The Henry Borrower is collectively held by seven entities (47.5%), none of which have more than a 10% ownership, TWP Dearborn, LLC (25.0%), CKS Investments, LLC (15.0%), and Greenwood Hospitality Group, LLC (12.5%). TWP Dearborn, LLC is owned by Tae Woo Park (15.0%), the sponsor and non-recourse carve-out guarantor of The Henry Mortgage Loan.

Tae Woo Park, a partner at Greenwood Hospitality Group, LLC (“Greenwood”), has over 30 years’ experience in all phases of real estate investment, including design, development, lease-up and disposition. Greenwood is engaged in the acquisition, repositioning, and management of upscale, full-service and select-service hotels. The principals of Greenwood have over 80 years of hospitality management, real estate investment, and capital markets experience. Greenwood’s principals have managed, acquired, or advised on more than 500 full-service and select-service hotels, representing all major brands in over 40 states. In addition, the principals have led the acquisition of more than 70 hotels representing over $750 million of transaction value.

The Property. The Henry Property consists of an 11 story, 308-room full service hotel situated on a 6.16-acre site located at the southwest corner of Hubbard Drive and Southfield Road in Dearborn, Michigan, approximately 10.9 miles west of the Detroit Central Business District (“CBD”) and approximately eight miles east of the Detroit Metro Airport. Built in 1989 as a Ritz-Carlton, The Henry Property was sold to the sponsor in 2010 for $5.75 million and underwent approximately $9.7 million in renovations and upgrades converting The Henry Property to an Autograph Collection Hotel starting in 2010 and continuing until the conclusion of the renovation in 2015. The Henry Property’s guestroom configuration consists of 198 king rooms, 95 double/double rooms, and 15 one-bedroom suites. The guestrooms were completely renovated in 2011 and again in 2013 and feature flat-screen televisions, CD players, bottled water, coffee/tea maker, work desks, high speed wireless internet access and refrigerators. The Henry Property includes 278 parking spaces. The Henry Property has received many travel, event space and sustainability awards, including the 2015 Best Hotel for

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

90

MSC 2016-UBS11	The Henry

Meetings and Best Hotel for Ballroom in Michigan, by a local meetings-related publication. Additionally, The Henry Property has received awards from travel websites and organizations.

The Henry Property features a 120-seat restaurant and bar, 24-hour room service, dry cleaning services, 13 meeting and banquet spaces totaling approximately 26,000 SF, a business center, a gift shop, free Wi-Fi, valet parking and recreational facilities that include an indoor pool, a hot tub, a massage room with spa treatments and a fitness center. The Henry Property also features an approximately 400 original and limited edition art collection from nearly 70 artists including Picasso, Chagall, Rembrandt and Renoir. The art collection has been at The Henry Property since 2010 due to a unique collaboration with Park West Gallery. Park West Gallery has over 43 years of experience with approximately 1.3 million clients in over 60 countries. Artwork is located throughout the 11 floors of The Henry Property as well as an art gallery located between the ballrooms on the ground floor. The art gallery is open five days a week and all artwork is available for sale apart from the custom-designed painting created by Tim Yanke behind the front desk of The Henry Property.

The Henry Property has a diversified client base. As of year-end 2015, Ford Motor Company (“Ford”) accounted for approximately 9.8% of room revenue with no other single client accounting for more than 2.6% of room revenue. The top 10 corporate accounts, consisting of Ford, Deloitte Engagement, Government, Carhartt Inc, AAA Program, Microsoft Project, AAA Employee, Expedia Merchant, Rewards Redemptions and Ford Contractors, collectively account for approximately 27.0% of room revenue.

The sponsor purchased The Henry Property in 2010 for $5.75 million. Since 2010, the sponsor has invested a total of approximately $9.7 million in renovations and repairs to The Henry Property, most notably in 2011 when approximately $4.2 million was spent to renovate areas such as the guestrooms and bathrooms, the lobby, public spaces, the business center, the restaurant and the bar, and in 2013 when approximately $1.5 million was spent to renovate areas such as the banquet space, the gallery room and the boardroom. Including the original purchase price and capital improvements to date, the sponsor’s total cost basis is approximately $15.5 million.

The Henry Property is currently subject to a franchise agreement with Marriott International, Inc. (“Marriott”) and is operating under the Autograph Collection Hotel brand. The franchise agreement is currently set to expire in June 2030 with no extension options. The Autograph Collection Hotel brand started in 2010. As of year-end 2015, there were 55 Autograph Collection Hotels in North America of which 52 were franchised, with a total of 95 Autograph Collection Hotels worldwide across 25 countries.

According to the appraisal, The Henry Property generates approximately 41% of its room revenue from commercial demand, 40% from meeting and group business and 19% from leisure demand.

More specific information about The Henry Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set			The Henry Property(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011(2)	58.8%	$119.81	$70.47	51.6%	$114.15	$58.89	87.7%	95.3%	83.6%
2012(2)	60.1%	$127.76	$76.80	66.7%	$121.85	$81.30	111.0%	95.4%	105.9%
2013(3)	63.9%	$106.57	$68.07	70.5%	$128.88	$90.89	110.4%	120.9%	133.5%
2014(3)	68.2%	$110.71	$75.45	73.5%	$135.95	$99.88	107.8%	122.8%	132.4%
2015(3)	69.4%	$116.08	$80.60	73.4%	$148.41	$108.94	105.7%	127.8%	135.2%
5/31/2016 TTM(3)	69.6%	$117.97	$82.16	76.1%	$150.48	$114.49	109.2%	127.6%	139.4%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at The Henry Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set for 2011 and 2012 includes Marriott Dearborn Inn and DoubleTree by Hilton Detroit Dearborn, both considered primary competitors to The Henry Property by the appraiser, Courtyard Detroit Dearborn, considered a secondary competitor to The Henry Property by the appraiser, Preferred Townsend Hotel, Adoba Hotel Dearborn Detroit, and Westin Book Cadillac Detroit.

(3)	The Competitive Set for 2013, 2014, 2015, and 5/31/2016 TTM includes Marriott Dearborn Inn and DoubleTree by Hilton Detroit Dearborn, both considered primary competitors to The Henry Property by the appraiser, Sheraton Hotel Detroit Metro Airport, Courtyard Detroit Dearborn, and Westin Southfield Detroit, all three considered secondary competitors to The Henry Property by the appraiser.

The Market. The Henry Property is located in Dearborn, Wayne County, Michigan, approximately 10.9 miles west of the Detroit CBD off State Highway 39 which provides access to Interstate 96 to the north and Interstates 94 and 75 to the south. Located within one mile of The Henry Property is Ford Motor Company’s (“Ford”) world headquarters, a 12-story, glass façade building with approximately 12,000 employees. Ford recently announced plans to begin a 10-year renovation project on the research and engineering center and Ford’s world headquarters building relocating 30,000 employees currently spread throughout 70 Dearborn buildings into the two main campuses. Construction has already started on the research and engineering center with scheduled renovations to begin in 2021 on Ford’s world headquarters building and to be completed in 2026.

Attractions located near The Henry Property include the Henry Ford Museum (1.1 miles southwest), the United States’ largest indoor-outdoor museum complex, the Automotive Hall of Fame (1.6 miles southwest), the Detroit Institute of the Arts (8.3 miles northeast), the Detroit Zoo (11.3 miles northeast), Ford Field (8.9 miles east), home to the NFL’s Detroit Lions, Detroit Comerica Park (8.7 miles east), home to the MLB’s Detroit Tigers, and Detroit casinos including the MGM Grand Casino, Greektown Casino and MotorCity Casino. The University of Michigan, Dearborn is located 0.8 miles west of The Henry Property, with over 7,000 undergraduate students and 1,500 graduate students attending the university. The university is well known for its engineering and management programs.

The Henry Property is situated approximately 0.5 miles from the Fairlane Town Center, an approximately 1.2 million SF super-regional mall anchored by Macy’s, JCPenney, Sears and a 21-screen AMC Theatres multiplex. The mall is surrounded by various restaurants including P.F. Chang’s, Benihana Dearborn and TGI Friday’s. Additionally, The Henry Property is located within approximately 2.9 miles of the TPC Michigan golf course, which was designed by Jack Nicklaus. The golf course is a member of the Tournament Players Club network operated by the PGA Tour and has historically hosted tournaments and events such as the Senior Players Championship, attracting tourists and providing a source of demand for The Henry Property.

According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of The Henry Property was 3,178, 118,067 and 341,504, respectively. Estimated 2016 average household income within a one-, three-, and five-mile radius of The Henry Property was $55,620, $54,749 and $50,606, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

91

MSC 2016-UBS11	The Henry

According to an industry report as of May 2016, The Henry Property is located in the Detroit, MI hospitality market, which consists of 384 hotel properties with a total of 42,174 rooms. The overall market has shown steady growth in occupancy, ADR and RevPAR over the trailing 12-month period reporting 1.3%, 1.8% and 6.9% growth, respectively. Approximately 15.4% of the rooms are in the Upper Upscale hospitality market, which consists of 22 hotels. The Upper Upscale hospitality market had an occupancy, ADR and RevPAR of 68.7%, $140.17 and $96.28, respectively over the trailing 12-month period. The Henry Property had an occupancy, ADR and RevPAR of 76.1%, $150.48 and $114.49, respectively over the trailing 12-month period.

Primary competitive properties to The Henry Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	2015 Occupancy	2015 ADR	2015 RevPAR
The Henry Property(1)	308	41%	40%	19%	73.4%	$147.65	$108.38
Marriott Dearborn Inn	229	40%	40%	20%	75-80%	$150-160	$115-120
DoubleTree by Hilton Detroit Dearborn	347	55%	30%	15%	55-60%	$115-120	$70-75
Total/Wtd. Avg.	884	45%	37%	18%	69.3%	$138.26	$95.86

Source: Appraisal

(1)	The minor variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at The Henry Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Henry Property:

Cash Flow Analysis
	2013	2014	2015	5/31/2016 TTM	UW	UW per Room
Occupancy(1)	70.6%	73.4%	73.4%	76.1%	76.1%
ADR(1)	$128.60	$136.47	$147.65	$149.27	$149.27
RevPAR(1)	$90.79	$100.20	$108.38	$113.56	$113.56

Rooms Revenue	$10,206,580	$11,264,945	$12,183,755	$12,801,191	$12,766,215	$41,449
Food & Beverage	$7,929,957	$8,349,759	$8,803,005	$9,577,455	$9,551,287	$31,011
Other Income	$274,390	$336,497	$409,788	$436,035	$434,844	$1,412
Total Revenue	$18,410,927	$19,951,201	$21,396,548	$22,814,681	$22,752,346	$73,871
Total Expenses	$15,095,180	$15,561,189	$16,275,869	$16,858,058	$16,803,960	$54,558
Net Op. Income	$3,315,747	$4,390,012	$5,120,679	$5,956,623	$5,948,386	$19,313
FF&E	$736,437	$798,048	$855,862	$912,987	$910,094	$2,955
Net Cash Flow	$2,579,310	$3,591,964	$4,264,817	$5,043,636	$5,038,292	$16,358

NOI DSCR	1.73x	2.29x	2.67x	3.10x	3.10x
NCF DSCR	1.34x	1.87x	2.22x	2.63x	2.62x
NOI Debt Yield	11.1%	14.7%	17.1%	19.9%	19.9%
NCF Debt Yield	8.6%	12.0%	14.2%	16.8%	16.8%

(1)	Occupancy, ADR and RevPAR figures have been taken from financial statements provided by The Henry Borrower. The minor variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at The Henry Property are attributable to variances in reporting methodologies and/or timing differences.

Escrows and Reserves. The Henry Borrower deposited in escrow $163,327 for real estate taxes and $117,528 for insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums. The Henry Borrower is required to deposit monthly for furniture, fixtures and equipment the greater of (i) 1/12 of an amount equal to 4% of annual gross revenue from the prior fiscal year and (ii) the aggregate amount, if any, to be reserved under the management and franchise agreements, currently estimated at $75,841 (the “FF&E Reserve”). During the continuance of a PIP Trigger Event (as defined below), all excess cash flow is required to be deposited in the PIP reserve.

A “PIP Trigger Event” will commence upon (i) The Henry Borrower being in default under the franchise agreement or replacement franchise agreement, (ii) the franchisor giving notice that it is terminating, cancelling, or not renewing the franchise agreement or replacement franchise agreement, (iii) the monthly payment date immediately preceding the date that is 12 months prior to the franchise agreement expiration date, or (iv) any bankruptcy action involving the franchisor. A PIP Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender or The Henry Borrower enters into a replacement franchise agreement acceptable to the lender in all respects, in regard to clause (ii) and (iii) above, the extension of the franchise agreement or execution of a replacement franchise agreement, or in regard to clause (iv) above, (a) the filing being discharged or dismissed, (b) execution of a replacement franchise agreement, or (c) the franchisor affirming the franchise agreement in the applicable bankruptcy action and lender’s determination that such filing does not adversely affect the franchisor’s performance or fulfillment of any obligations under the franchise agreement.

Lockbox and Cash Management. The Henry Mortgage Loan provides for a springing hard lockbox (i.e., The Henry Borrower has agreed to establish and maintain a hard lockbox upon the commencement of a Trigger Period (as defined below) and thereafter maintain such hard lockbox throughout the term of The Henry Mortgage Loan). The Henry Mortgage Loan has springing cash management (i.e., The Henry Mortgage Loan has cash management only during the continuance of a Trigger Period). During the continuance of a Trigger Period for The Henry Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on The Henry Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to The Henry Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

92

MSC 2016-UBS11	The Henry

in the annual budget approved by the lender together with other amounts incurred by The Henry Borrower in connection with the operation and maintenance of The Henry Property reasonably approved by the lender, and to disburse the remainder to The Henry Borrower (or, during the continuance of a PIP Trigger Event, to the PIP reserve, or, during the continuance of a Cash Sweep Period (as defined below), to an account to be held by the lender as additional security for The Henry Mortgage Loan).

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving The Henry Borrower, the guarantor, or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.30x, (iv) a PIP Trigger Event, or (v) any indictment for fraud or misappropriation of funds by The Henry Borrower, the guarantor, or the property manager. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for The Henry Borrower or the guarantor, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect The Henry Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than or equal to 1.35x for two consecutive calendar quarters, in regard to clause (iv) above, the PIP Trigger Event is cured, or in regard to clause (v) above, a cure is only available with respect to the property manager, when The Henry Borrower replaces the property manager pursuant to the terms and provisions specified in The Henry Mortgage Loan documents.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving The Henry Borrower, the guarantor, or the property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for The Henry Borrower or the guarantor, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect The Henry Borrower’s, the guarantor’s, or the property manager’s monetary obligations, or in regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than or equal to 1.30x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Henry Mortgage Loan documents permit The Henry Mortgage Loan sponsor to incur future mezzanine debt that is secured by 100% of the direct or indirect equity interest in The Henry Borrower subject to, among other conditions (i) no event of default is continuing, (ii) a total loan-to-value ratio of not greater than 55.0% and a total debt service coverage ratio of not less than 1.80x calculated on the aggregate loan amount, (iii) execution of an intercreditor agreement between The Henry Mortgage Loan lender and The Henry mezzanine loan lender and (iv) receipt of rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance. The Henry Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and twelve months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect and covers both domestic and foreign acts of terrorism, The Henry Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

93

MSC 2016-UBS11	The Pinnacle at Bristol Phase II

Mortgage Loan No. 9 – The Pinnacle at Bristol Phase II

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

94

MSC 2016-UBS11	The Pinnacle at Bristol Phase II

Mortgage Loan No. 9 – The Pinnacle at Bristol Phase II

Hallmark
Justice
maurices
LANE BRYANT
AMERICAN EAGLE OUTFITTERS
francesca's
YANKEE CANDLE
LOFT
Bath&BodyWorks
KAY JEWELERS
RACK ROOM SHOES
rue21
LENSCRAFTERS
Eddie Bauer
VERSONA
SHOE CARNIVAL
ULTA
belk
Marshalls
KIRKLAND'S
MARQUEE Cinemas
Bass Pro Shops
BED BATH & BEYOND
Michaels
DICK'S
Pier 1 imports
OLD NAVY
Party City
PINNACLE PARK
81
GAP
christopher&banks
carter's
OshKosh B'gosh
AVEDA
Johnny Brusco's New York Style Pizza
GNC LiveWell
Great Clips
East Coast Wings & Grill
MATTRESS FIRM
at&t
Jersey Mike's SUBS
81
Anchor / Major
Non Anchor / In-line
Collateral
Phase I
Medical Offices
Vacant
Not Part of the Collateral

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

95

MSC 2016-UBS11	The Pinnacle at Bristol Phase II

Mortgage Loan No. 9 – The Pinnacle at Bristol Phase II

The Pinnacle at Bristol Phase II
532, 546, 554, 562, 574, & 580 Pinnacle Parkway
Bristol, TN 37620
VIRGINIA
TENNESSEE
WASHINGTON COUNTY
SCOTT COUNTY
SULLIVAN COUNTY
CARTER COUNTY
UNICOI COUNTY
Gate City
Weber City
Mt. Carmel
Bloomingdale
Holston Valley Medical Ctr.
KINGSPORT
Kingsport Town Center
Colonial Heights
Warrior's Path Golf Course
Crockett's Ridge Golf Club
Ketron
Wallace
Clear Creek Golf Club
Virginian Golf Club
Bristol
Bristol Mall
Virginia Intermont College
King University
Country Club of Bristol
Bristol Regional Medical Ctr.
Walnut Hill
Steele Creek Park
BRISTOL
Blountville
Bristol Motor Speedway
Bristol Dragway
Windy Hill
South Holston Lake
Northeast State Community College
Tri-Cities Regional Airport
Boone Lake
Bluff City
CHEROKEE NATIONAL FOREST
APPALACHIAN MOUNTAINS
Spurgeon
Appalachian Fair
Gray
Oak Grove
Knoxville 90 miles
Carter
Hunter
Elizabethton Municipal Airport
Elizabethton
Johnson City Airport
Watauga
Johnson City Crossing
JOHNSON CITY
The Mall at Johnson City
Blackthorn Club
Central
James H. Quillen Coll. of Medicine
Mountain Home VA Medical Ctr.
East Tennessee State Univ.
Pine Crest
Jonesborough
Midway
Buffalo Mountain Park
Telford
Unicoi
Asheville, NC 51 miles

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

96

MSC 2016-UBS11	The Pinnacle at Bristol Phase II

Mortgage Loan No. 9 – The Pinnacle at Bristol Phase II

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,230,000			Location:	Bristol, TN 37620
Cut-off Date Balance:	$22,230,000			General Property Type:	Retail
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Shadow Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Steven E. Johnson; Mac Two Realty Management, LLC; Octopus Two Realty Management, LLC			Year Built/Renovated:	2015-2016/N/A
Mortgage Rate:	4.1500%			Size:	122,365 SF
Note Date:	7/29/2016			Cut-off Date Balance per SF:	$182
First Payment Date:	9/1/2016			Maturity Date Balance per SF:	$145
Maturity Date:	8/1/2026			Property Manager:	Johnson Management, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,095,130
Seasoning:	0 months			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity:	11.8%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.50x
Additional Debt Type:	N/A			Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves(1)				Most Recent Occupancy(3):	95.8% (7/28/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
RE Tax:	$176,770	$25,253	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$34,200,000 (6/27/2016)
TI/LC:	$11,217	$11,217	N/A	Cut-off Date LTV Ratio:	65.0%
Other:	$1,105,746	Springing	N/A	Maturity Date LTV Ratio:	52.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,230,000	100.0%	Loan Payoff:	$20,772,082	93.4%
			Reserves:	$1,293,733	5.8%
			Closing Costs:	$164,185	0.7%
Total Sources:	$22,230,000	100.0%	Total Uses:	$22,230,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Pinnacle at Bristol Phase II Property was constructed in 2015-2016; therefore historical financial statements and historical occupancy rates are unavailable.
(3)	Most Recent Occupancy is inclusive of four tenants leasing a total of 13,900 SF (11.4% of NRA, 15.9% of UW base rent) which are not yet open for business or have not yet taken possession of their space. See “—Escrows and Reserves” for descriptions of reserves held for these four tenants.

The Mortgage Loan. The ninth largest mortgage loan (“The Pinnacle at Bristol Phase II Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $22,230,000, secured by a first priority fee mortgage encumbering a 122,365 SF Class “A/B” shadow anchored retail center known as The Pinnacle at Bristol Phase II, in Bristol, Tennessee (“The Pinnacle at Bristol Phase II Property”). The proceeds of The Pinnacle at Bristol Phase II Mortgage Loan were used to pay off a previous construction loan, fund upfront reserves, and pay closing costs.

The Borrower and the Sponsor. The borrower is Pinnacle North IV, LLC (“The Pinnacle at Bristol Phase II Borrower”), a single-purpose Delaware limited liability company with one independent director in its organizational structure. Equity ownership in The Pinnacle at Bristol Phase II Borrower is majority held by Steven E. Johnson. The sponsors of the borrower and non-recourse carve-out guarantors are Steven E. Johnson, Mac Two Realty Management, LLC, and Octopus Two Realty Management, LLC.

Steven E. Johnson is the president and owner of Johnson Commercial Development, a full-service real estate development and management company based in Bristol, Virginia. Over the past 15 years, Johnson Commercial Development has developed over 50 retail properties containing approximately 3.0 million SF. Johnson Commercial Development’s portfolio currently includes 38 properties located in Florida, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia.

Oldacre McDonald, LLC is a full-service commercial real estate firm specializing in the development of shopping centers and build-to-suit projects throughout the United States. Over the past 25 years, the company’s principals have developed over 350 retail, office, hotel and residential projects in 25 states. Bill Oldacre and Mark McDonald, the principals of Oldacre McDonald, LLC, are the respective managers of the sponsors Octopus Two Realty Management, LLC and Mac Two Realty Management, LLC.

The Property. The Pinnacle at Bristol Phase II Property is a shadow anchored retail center consisting of 122,365 SF located in Bristol, Tennessee. The Pinnacle at Bristol Phase II Property is located on a 13.9-acre site, within the 250-acre, master planned mixed-use development called The Pinnacle (“Pinnacle”). Specifically, it is located between The Pinnacle at Bristol Phase I (“Pinnacle Phase I”), a 349,846 SF power retail center anchored by Belk, Dick’s Sporting Goods, Bed Bath & Beyond, and Marshall’s to the west, and Marquee Cinema and Bass Pro Shops to the east.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

97

MSC 2016-UBS11	The Pinnacle at Bristol Phase II

Access to Pinnacle is via Pinnacle Parkway off State Highway 11 from the west; therefore, all traffic must pass The Pinnacle at Bristol Phase II Property, Pinnacle Phase I, and the Marquee Cinema on the way to Bass Pro Shops, the destination anchor. Also located within Pinnacle is a four-acre park, where visitors and residents can enjoy the views of the mountains and Pinnacle Lake. Pinnacle includes approximately 1.3 million SF of retail, restaurant, hotel and medical office space, a newly developed CarMax and an outdoor amphitheater.

The sponsor developed The Pinnacle at Bristol Phase II Property in 2015-2016 for a total cost basis of approximately $30.2 million. As of July 28, 2016, The Pinnacle at Bristol Phase II Property was 95.8% leased to 24 tenants, of which 23 are national and include the junior anchor tenants Old Navy and Party City, as well as American Eagle, Gap, Rack Room, Rue 21, Eddie Bauer, Maurices, and Lane Bryant, among others. 20 tenants comprising 103,345 SF (84.5% NRA) have opened for business and commenced rent, and four tenants comprising 13,900 SF (11.4% of NRA, 15.9% of UW base rent) are estimated to open for business and commence rent on or prior to February 1, 2017. Besides the junior anchor tenants, no other tenant occupies more than 6.1% of the total SF or represents more than 7.6% of underwritten base rent.

Major Tenants

Old Navy (15,000 SF, 12.3% NRA, 7.9% of underwritten base rent). Old Navy occupies 15,000 SF under a lease commencing June 2016 and expiring June 2021, with three five-year extension options. The lease requires annual base rent of $15.00 PSF. Old Navy’s parent company, The Gap, Inc. (NASDAQ: GPS), is a worldwide apparel retail company.  Founded in 1969, it offers apparel, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Athleta, and Intermix brands. As of January 30, 2016, it operated, 3,721 company-operated and franchise store locations.

Party City (15,000 SF, 12.3% NRA, 7.3% of underwritten base rent). Party City occupies 15,000 SF under a lease commencing June 2016 and expiring January 2027, with three five-year extension options. Party City has the right to terminate its lease upon 12 months written notice and a termination payment of $50,000 in the event Party City’s gross sales do not exceed $1,650,000 ($110 PSF) during the fifth lease year (February 1, 2021 through January 31, 2022), with such notice given within 60 days of the end of the fifth lease year. The lease requires annual base rent of $11.00 PSF. With approximately 900 company-owned and franchise stores, Party City (NASDAQ:PRTY) designs, manufactures, and distributes party supplies in the United States and internationally through its various subsidiaries.

The following table presents a summary regarding major tenants at The Pinnacle at Bristol Phase II Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
Old Navy	BB+ / Baa2 / BB+	15,000	12.3%	$180,000	7.9%	$12.00	6/30/2021
Party City(4)	NR / NR / NR	15,000	12.3%	$165,000	7.3%	$11.00	1/31/2027
Subtotal/Wtd. Avg.		30,000	24.5%	$345,000	15.2%	$11.50
Other Tenants(5)		87,245	71.3%	$1,926,212	84.8%	$22.08
Vacant Space		5,120	4.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		122,365	100.0%	$2,271,212	100.0%	$19.37

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	In the event Party City’s gross sales do not exceed $1,650,000 ($110 PSF) during the fifth lease year (February 1, 2021 through January 31, 2022), Party City has the right to terminate its lease upon 12 months written notice, with such notice given within 60 days of the end of the fifth lease year, and provided the tenant pays a termination fee of $50,000.
(5)	No other tenant occupies more than 6.1% of the total Tenant SF. Includes four tenants leasing a total of 13,900 SF (11.4% of Total Tenant SF, 15.9% of Annual UW Rent) which are not yet open for business or have not yet taken possession of their space. See “—Escrows and Reserves” for descriptions of reserves held for these four tenants.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

98

MSC 2016-UBS11	The Pinnacle at Bristol Phase II

The following table presents certain information relating to the lease rollover schedule at The Pinnacle at Bristol Phase II Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	3	24,500	$14.87	20.0%	20.0%	$364,200	16.0%	16.0%
2022	1	3,300	$20.50	2.7%	22.7%	$67,650	3.0%	19.0%
2023	0	0	$0.00	0.0%	22.7%	$0	0.0%	19.0%
2024	0	0	$0.00	0.0%	22.7%	$0	0.0%	19.0%
2025	0	0	$0.00	0.0%	22.7%	$0	0.0%	19.0%
2026 & Beyond(4)	20	89,445	$20.56	73.1%	95.8%	$1,839,362	81.0%	100.0%
Vacant	0	5,120	$0.00	4.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(5)	24	122,365	$19.37	100.0%		$2,271,212	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Includes four tenants leasing a total of 13,900 SF (11.4% of Total SF, 15.9% of Total UW Rent) which are not yet open for business or have not yet taken possession of their space. See “—Escrows and Reserves” for descriptions of reserves held for these four tenants.
(4)	Includes 10 leases expiring in 2027 which represent 56,912 SF Rolling, $19.25 UW Rent PSF Rolling, 46.5% of Total SF Rolling, $1,095,651 of Total UW Rent and 48.2% of Total Rent Rolling.
(5)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Pinnacle at Bristol Phase II Property is located on Pinnacle Parkway in Bristol, Tennessee, 4.6 miles west of downtown Bristol, 1.2 miles northwest of the Wellmont Bristol Regional Medical Center and 14.7 miles northeast of the Tri-Cities Regional Airport. Bristol Tennessee-Virginia is a twin city located directly on the Tennessee-Virginia state line. The property is located just north of Interstate 81 and State Route 11 within the Kingsport/Bristol/Bristol, TN-VA Metropolitan Statistical Area (“MSA”). The MSA is part of the Johnson City-Kingsport-Bristol Tri-Cities Region which has an estimated 2016 population of 308,353.

Interstate 81 provides access to Knoxville, Tennessee to the west and Roanoke, Virginia to the east. Interstate 77 connects to Interstate 81 east of Bristol, which provides access to Cleveland, Ohio to the north and Charlotte, North Carolina to the southeast. Traffic counts during 2016 along Interstate 81 at the subject property were approximately 28,870 vehicles per day and traffic counts along State Route 11 were approximately 23,220 vehicles per day.

Bristol attracts tourists and residents for sports events, music festivals and venues, outdoor activities, and its historic downtown area. Bristol Motor Speedway and the Bristol Dragway, located 7.2 miles south of The Pinnacle at Bristol Phase II Property, attract more than one million visitors annually. Bristol earned the title of the birthplace of country music which is portrayed in the Birthplace of Country Music Museum, and the city hosts various music festivals and concerts throughout the year. Outdoor attractions include guided tours of the Appalachian Caverns and Bristol Caverns, and miles of trails for hiking on the Virginia Creeper Trail or the Appalachian Trail. In addition, tourists and residents may hike, camp, bike, boat, paddleboat or play golf in the 2,100-acre Steele Creek Park, visit the 640,000-acre Cherokee National Forest or the 40 square miles of inland lakes and streams located nearby.

According to a third party market research report, the estimated 2016 population within a 10-, 20- and 30-minute drive of The Pinnacle at Bristol Phase II Property is 14,651, 91,123 and 223,238, respectively. The 2016 average household income within a 10-, 20- and 30-minute drive of The Pinnacle at Bristol Phase II Property is $46,765, $55,268 and $56,783, respectively.

The Pinnacle at Bristol Phase II Property is located within the Kingsport/Bristol/Bristol retail market and the Sullivan County retail submarket. The Kingsport/Bristol/Bristol general retail market contains 11.5 million SF of space within 1,386 buildings with vacancy as of second quarter of 2016 of 3.9% and asking rents of $7.27 PSF NNN. The Sullivan County general retail submarket contains 5.3 million SF of space within 640 buildings with a vacancy as of second quarter of 2016 of 3.1% and asking rents of $7.69 PSF NNN.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

99

MSC 2016-UBS11	The Pinnacle at Bristol Phase II

The following table presents competitive shopping centers with respect to The Pinnacle at Bristol Phase II Property:

Competitive Property Summary(1)
				Total
				GLA	Lease Area	Lease Date /
Property Name/Location	Type	Year Built	Occ.	(SF)	(SF)	Term	Tenant	Rent PSF
The Pinnacle at Bristol Phase I(2)	Power Center	2014-2015	99.4%	217,846	1,250	2015 / 5.0 Yrs	Great Clips	$27.00
					2,000	2015 / 5.0 Yrs	AT&T	$20.00
					2,800	2015 / 5.0 Yrs	Envy Nails	$25.00
					4,000	2015 / 10.0 Yrs	Mattress Firm	$24.00
					7,500	2015 / 10.0 Yrs	Kirkland’s	$14.50
					7,550	2015 / 10.0 Yrs	Versona	$21.75
Hamilton Place Town Center	Strip Center	2008	100%	44,457	<2,500			$18.00-
Johnson City, TN								$12.00
					2,500 to			N/A
					10,000
The Shoppes on West Market	Strip Center	2006	86.5%	40,760	<2,500			$16.00-
Johnson City, TN								$20.00
					2,500 to
					10,000			$16.00
East Stone Commons	Power Center	2005	94.8%	272,145	<2,500			$18.00-
Kingsport, TN								$22.00
					2,500 to
					10,000			$21.00
Carter County Plaza	Community	1972	100%	118,834	<2,500			N/A
Elizabethton, TN	Center
					2,500 to			$12.00
					10,000
Abingdon Town Center	Community	1988	95.6%	165,684	<2,500			$13.50
Abingdon, VA	Center
					2,500 to			N/A
					10,000
Total/Average			96.7%	859,726
Subject	Shadow	2015-2016	95.8%	122,365
	Anchored

(1)	Information was obtained from the appraisal.
(2)	An affiliate of the sponsor owns Pinnacle Phase I, excluding the Belk improvements, the Bass Pro Shops improvements, and the theatre site and improvements. See “—The Property” above for further discussion.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

100

MSC 2016-UBS11	The Pinnacle at Bristol Phase II

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at The Pinnacle at Bristol Phase II Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$2,402,412	$19.63
Percentage Rent	$0	$0.00
Total Recoveries	$915,999	$7.49
Other Income	$0	$0.00
Less Vacancy & Credit Loss(2)	($184,071)	($1.50)
Effective Gross Income	$3,134,340	$25.61
Total Operating Expenses	$1,039,210	$8.49
Net Operating Income	$2,095,130	$17.12
Capital Expenditures	$18,355	$0.15
TI/LC	$134,301	$1.10
Net Cash Flow	$1,942,474	$15.87

Occupancy %(3)	95.8%
NOI DSCR	1.62x
NCF DSCR	1.50x
NOI Debt Yield	9.4%
NCF Debt Yield	8.7%

(1)	The Pinnacle at Bristol Phase II Property was constructed and opened in 2015-2016; as such, historical NOI and Historical Occupancy are not available.
(2)	UW Vacancy & Credit Loss represents 5.5% of gross income.
(3)	Includes four tenants leasing a total of 13,900 SF (11.4% NRA, 15.9% UW base rent) which are not yet open for business or have not yet taken possession of their space. See “—Escrows and Reserves” for descriptions of reserves held for these four tenants.

Escrows and Reserves. The Pinnacle at Bristol Phase II Borrower at loan origination deposited $176,770 in escrow for real estate taxes and is required to escrow monthly 1/12 of the annual estimated real estate tax payments, which currently equates to $25,253. The Pinnacle at Bristol Phase II Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless The Pinnacle at Bristol Phase II Borrower maintains insurance under an acceptable blanket insurance policy).

The Pinnacle at Bristol Phase II Borrower at loan origination deposited $11,217 and is required to deposit monthly $11,217 for TI/LC reserves. In addition, all excess cash flow is required to be deposited into the TI/LC reserve upon the earlier to occur of (a) May 1, 2025, or (b) the 12th payment date occurring prior to the date of the first scheduled lease expiration during the period from July 30, 2025 through the maturity date (“Rollover Cash Sweep Trigger Event”).

The Pinnacle at Bristol Phase II Borrower at loan origination deposited $103,867 into a rent reserve for four tenants with signed leases, but which are not yet in occupancy or not yet paying rent. The four tenants are Eddie Bauer, Zales, LensCrafters and Bath and Body Works. Reserve funds are to be released upon receiving evidence that all four tenants have commenced full, unabated rental payments pursuant to their leases.

The Pinnacle at Bristol Phase II Borrower at loan origination deposited $449,500 into a reserve for tenant improvements and leasing commissions for four tenants with signed leases but not yet in occupancy or not yet paying rent. Reserve funds are to be released for each tenant upon receiving evidence that the respective tenant’s tenant improvements and leasing commissions have been paid.

The Pinnacle at Bristol Phase II Borrower at loan origination deposited $184,501 into a reserve for construction expenses required to bring the Zales and Eddie Bauer spaces to vanilla box condition. Reserve funds will be released upon receipt of a draw request and the provision of paid invoices (and lien waivers and releases if required).

The Pinnacle at Bristol Phase II Borrower at loan origination deposited $367,879 for tenant improvements and leasing commissions for the two remaining vacant spaces at The Pinnacle at Bristol Phase II Property. Reserve funds are to be released upon receipt of a draw request and the provision of paid invoices (and lien waivers and releases if required). The balance of the reserve is to be released at such time as all four tenants with signed leases but not yet in occupancy or not yet paying rent have commenced full, unabated rental payments pursuant to their leases.

Lockbox and Cash Management. The Pinnacle at Bristol Phase II Mortgage Loan is structured with a soft lockbox with springing cash management. The Pinnacle at Bristol Phase II Borrower and property manager are required to deposit all rents and other revenues into a clearing account within two business days of receipt. During the continuance of a Cash Sweep Period (as defined below), all sums on deposit in the clearing account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an annual approved budget. Any excess cash is required to be remitted to an account to be held by the lender as additional security for The Pinnacle at Bristol Phase II Mortgage Loan (or in the case of a Cash Sweep Period caused solely by a Rollover Cash Sweep Trigger Event, into the TI/LC reserve as described above).

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under The Pinnacle at Bristol Phase II Mortgage Loan and continue until such event of default is cured,
(ii)	commence upon the occurrence of any bankruptcy action of The Pinnacle at Bristol Phase II Borrower or property manager and continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days (in no event shall the bankruptcy of The Pinnacle at Bristol Phase II Borrower be cured),

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

101

MSC 2016-UBS11	The Pinnacle at Bristol Phase II

(iii)	commence upon the date that the debt service coverage ratio for The Pinnacle at Bristol Phase II Mortgage Loan for the trailing three-month period is less than 1.20x (and continue until such time as the debt service coverage ratio for the immediately trailing three-month period is 1.30x or greater for six consecutive months), or
(iv)	commence upon the occurrence of a Rollover Cash Sweep Trigger Event (and continue until such time as the balance in the TI/LC reserve exceeds $1,300,000).

Additional Secured Indebtedness (not including trade debts). Not Permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Pinnacle at Bristol Phase II Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

102

(THIS PAGE INTENTIONALLY LEFT BLANK)

103

MSC 2016-UBS11	Gateway Plaza

Mortgage Loan No. 10 – Gateway Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

104

MSC 2016-UBS11	Gateway Plaza

Mortgage Loan No. 10 – Gateway Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

105

MSC 2016-UBS11	Gateway Plaza

Mortgage Loan No. 10 – Gateway Plaza

Sacramento 165 miles
Cal. State Univ. - Fresno
Fresno-Yosemite Intl. Airport
FRESNO
Kerman
Minkler
Sanger
Squaw Valley
KINGS CANYON NATL. PARK
Fowler
Parlier
Reedley
FRESNO COUNTY
Selma
Dinuba
Orosi
Kingsburg
SEQUOIA NATIONAL PARK
Riverdale
Three Rivers
Woodlake
Lemoore Naval Air Station
Visalia
College of The Sequoias
Hanford
SIERRA NEVADA MOUNTAINS
Visalia Municipal Airport
Visalia Mall, Sequoia Mall
Lemoore
Huron
Tulare
Lindsay
Gateway Plaza
3637-3751 South Mooney Boulevard
Visalia, CA 93277
Strathmore
Corcoran
KINGS COUNTY
Springville
Porterville
Avenal
Porterville Municipal Airport
TULARE COUNTY
Terra Bella
Earlimart
CENTRAL VALLEY
Delano
McFarland
Wasco
KERN COUNTY
Shafter-Minter Field
Oildale
Meadows Field
BAKERSFIELD
Cal. State University-Bakersfield
Los Angeles 111 miles
OREGON
IDAHO
Medford
Eureka
Redding
Elko
GREAT BASIN
Reno
Carson City
Lake Tahoe
SACRAMENTO
NEVADA
Santa Rosa
Oakland
SAN FRANCISCO
SAN JOSE
SIERRA NEVADA MTS.
Fresno
LAS VEGAS
Pacific Ocean
COAST RANGES
CALIFORNIA
Visalia
Bakersfield
AZ
Barstow
Santa Barbara
LOS ANGELES
San Bernardino
MOJAVE DESERT
Long Beach
Anaheim
Palm Springs
Yuma
SAN DIEGO
MEXICO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

106

MSC 2016-UBS11	Gateway Plaza

Mortgage Loan No. 10 – Gateway Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$16,400,000			Location:	Visalia, CA 93277
Cut-off Date Balance:	$16,400,000			General Property Type:	Retail
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	David H. Paynter			Year Built/Renovated:	1986/2012-2015
Mortgage Rate:	4.3200%			Size:	119,290 SF
Note Date:	7/29/2016			Cut-off Date Balance per SF:	$137
First Payment Date:	9/1/2016			Maturity Date Balance per SF:	$117
Maturity Date:	8/1/2026			Property Manager:	Paynter Realty & Investments, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,473,461
Seasoning:	0 months			UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (25); YM1 (88); O (7)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.88x (IO) 1.38x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(3):	$1,275,559 (5/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$1,084,379 (12/31/2015)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI(3):	$978,489 (12/31/2014)
Reserves(2)				Most Recent Occupancy(3):	100.0% (7/20/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	93.5% (12/31/2015)
RE Tax:	$52,916	$10,583	N/A	3rd Most Recent Occupancy(3):	69.1% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$22,000,000 (7/7/2016)
Replacements:	$1,988	$1,988	$50,000	Cut-off Date LTV Ratio:	74.5%
TI/LC:	$6,959	$6,959	$350,000	Maturity Date LTV Ratio:	63.5%
Other:	$60,953	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,400,000	100.0%	Loan Payoff:	$15,494,003	94.5%
			Reserves:	$122,816	0.7%
			Closing Costs:	$235,800	1.4%
			Return of Equity:	$547,381	3.3%
Total Sources:	$16,400,000	100.%	Total Uses:	$16,400,000	100.%

(1)	See “—Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.
(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Occupancy increased from the 3rd Most Recent Occupancy to the Most Recent Occupancy due to Staples relocating and downsizing from a 28,644 SF space at the Gateway Plaza Property (as defined below) to a 16,650 SF space and the subsequent reconfiguration and leasing of the former Staples space to HomeGoods and The Patio Place. Additionally, increases in occupancy resulted from executed leases with DSW Shoe Warehouse, Pieology, and Pridestaff. The NOI increased from the 3rd Most Recent NOI to the Most Recent NOI as a result of the increase in occupancy over the same period.

The Mortgage Loan. The tenth largest mortgage loan (the “Gateway Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $16,400,000, secured by a first priority fee mortgage encumbering a 119,290 SF anchored retail center known as Gateway Plaza, in Visalia, California (the “Gateway Plaza Property”). The proceeds of the Gateway Plaza Mortgage Loan were used to refinance existing debt of $15,494,003, fund upfront reserves, pay closing costs and return equity to the Gateway Plaza Borrower (as defined below).

The Borrower and the Sponsor. The borrower, Gateway Plaza Partners, L.P. (the “Gateway Plaza Borrower”), is a single-purpose California limited partnership structured to be bankruptcy-remote with no independent director. The sponsor of the borrower and non-recourse carve-out guarantor is David H. Paynter, founder of Paynter Realty & Investments, Inc., a California based, privately held company, focused on the development and management of retail properties. Mr. Paynter has developed over 3.9 million SF of shopping center space in the San Joaquin Valley of California. Paynter Realty & Investments, Inc. currently owns and operates approximately 1.4 million SF of neighborhood and community shopping centers in the San Joaquin Valley with an occupancy rate of 96.1%.

The Property. The Gateway Plaza Property is a multi-building retail power center totaling 119,290 SF and anchored by Dick’s Sporting Goods. The Gateway Plaza Property is situated on 8.36 acres of land in Visalia, California (San Joaquin Valley) and located in the heart of Visalia’s retail corridor at the intersection of South Mooney Boulevard and West Caldwell Avenue. Traffic counts at this intersection are estimated at 58,800 vehicles per day and it is surrounded by a concentration of complimentary retailers including big-box retailers Walmart, Lowe’s, Costco, and Target. Access to the Gateway Plaza Property from the surrounding region is provided by California Highway 198 which lies 2.4 miles to the north and by California Highway 99 which lies 4.6 miles to the west.

As of July 20, 2016, the Gateway Plaza Property was 100% leased to a mix of 13 retailers. In addition to the anchor tenant Dick’s Sporting Goods, junior anchor tenants include HomeGoods, Staples and DSW Shoe Warehouse. The remaining tenants are nine in-line tenants, none of which occupy more than 6.5% of the total NRA or represent more than 6.8% of underwritten rent.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

107

MSC 2016-UBS11	Gateway Plaza

The Gateway Plaza Property was originally developed in 1986 and substantially renovated in phases from 2012 to 2015. The Gateway Plaza Borrower acquired a 91,550 SF portion of the Gateway Plaza Property in 2011 when the anchor space was vacant and during the subsequent two years completed extensive capital improvements to reconfigure, renovate, and re-tenant the space. Since the initial acquisition, the Gateway Plaza Borrower invested approximately $7.7 million to acquire the Gateway Plaza Property, approximately $3.2 million in capital expenditures, approximately $7.7 million in tenant improvements and approximately $1.6 million in leasing commissions and other soft costs for a total basis of approximately $20.3 million.

Major Tenants

Dick’s Sporting Goods (48,100 SF, 40.3% of NRA, 34.2% of underwritten rent). Dick’s Sporting Goods (NYSE: DKS) (“Dick’s) leases 48,100 SF under a lease which commenced September 18, 2012, and expires January 31, 2023 with four, five-year extension options upon giving no less than 6 months’ notice. The lease requires an annual base rent of $11.50 PSF through the end of the initial term in 2023 with a $0.50 PSF increase for each extension period. Dick’s is a Fortune 500 corporation that operates as a sporting goods retailer and as of April 2016, it operated 647 Dick’s Sporting Goods stores in 47 states, 73 Golf Galaxy stores in 29 states, and 21 Field & Stream stores in 10 states. As of January 30, 2016, Dick’s net annual sales were approximately $7.3 billion.

HomeGoods (20,000 SF, 16.8% of NRA, 14.2% of underwritten rent). HomeGoods leases 20,000 SF under a lease which commenced November 15, 2015, and expires November 30, 2025 with four, five-year extension options upon giving no less than 6 months’ notice. HomeGoods has a one-time termination option upon providing notice within 3 months of November 15, 2020, provided gross sales during the fourth lease year (November 15, 2019 through November 15, 2020) are less than $6.0 million ($300 PSF). The lease requires an annual base rent of $11.50 PSF, increasing to $12.50 PSF in November 2020 through the end of the initial term in 2025 with a $1.00 PSF increase for each extension period. HomeGoods is owned and operated by The TJX Companies, Inc. (NYSE: TJX) (Fitch/Moody’s/S&P: NR/A2/A+) (“TJX”) which operates over 3,600 stores under a number of different names including HomeGoods, T.J. Maxx, Marshalls, and Sierra Trading Post. As of January 30, 2016, TJX operated 526 HomeGoods stores in 46 states & Puerto Rico. As of January 30, 2016, TJX’s net annual sales were approximately $31.0 billion.

Staples (16,650 SF, 14.0% of NRA, 14.2% of underwritten rent). Staples (NASDAQ: SPLS) (Fitch/Moody’s/S&P: BB+/Baa2/BBB-) occupies 16,650 SF under a lease which commenced May 16, 2013 and expires May 31, 2023 with three, five-year extension options upon giving no less than 180 days’ notice. The lease requires an annual base rental payment of $15.15 PSF, increasing to $15.90 PSF in May 2019 through the end of the initial term in 2023 with a $0.75 PSF increase for each extension period. Staples is an office supply retailer, offering supplies, technology, business services and business to business deliveries. As of January 30, 2016, Staples operated approximately 1,907 retail stores, and 104 distribution and fulfillment centers in the United States and internationally. As of January 30, 2016, Staples’ annual sales were approximately $21.1 billion.

DSW Shoe Warehouse (10,300 SF, 8.6% of NRA, 8.9% of underwritten rent). DSW Shoe Warehouse (NYSE: DSW) (“DSW”) occupies 10,300 SF under a lease which commenced January 11, 2016, and expires March 31, 2026 with two, five-year extension options upon giving no less than 180 days’ notice. DSW Shoe Warehouse has a one-time termination option upon providing notice within 90 days of March 31, 2022 and a termination payment of $103,000, provided gross sales during the fifth lease year (April 1, 2021 through March 31, 2022) are less than $2.5 million ($243 PSF). The lease requires an annual base rent of $14.00 PSF, increasing to $15.00 PSF in April 2021 through the end of the initial term in 2026 with a $1.00 PSF increase for each extension period. DSW, together with its subsidiaries, operates as a branded footwear and accessories retailer in the United States. As of January 30, 2016, DSW operated 468 stores and reported annual sales of approximately $2.6 billion.

The following table presents a summary regarding major tenants at the Gateway Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Dick’s Sporting Goods	NR / NR / NR	48,100	40.3%	$553,150	34.2%	$11.50	1/31/2023
HomeGoods(3)	NR / A2 / A+	20,000	16.8%	$230,000	14.2%	$11.50	11/30/2025
Staples	BB+ / Baa2 / BBB-	16,650	14.0%	$229,770	14.2%	$13.80	5/31/2023
DSW Shoe Warehouse(4)	NR / NR / NR	10,300	8.6%	$144,200	8.9%	$14.00	3/31/2026
Subtotal/Wtd. Avg.		95,050	79.7%	$1,157,120	71.6%	$12.17
Other Tenants(5)		24,240	20.3%	$459,424	28.4%	$18.95
Vacant Space		0	0%	$0	0.0%	$0.00
Total/Wtd. Avg.		119,290	100.0%	$1,616,544	100.0%	$13.55

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	HomeGoods has a one-time termination option provided gross sales during the fourth lease year (November 15, 2019 through November 15, 2020) are less than $6.0 million ($300 PSF) and Homegoods provides notice within 3 months of November 15, 2020.
(4)	DSW Shoe Warehouse has a one-time termination option provided gross sales during the fifth lease year (April 1, 2021 through March 31, 2022) are less than $2.5 million ($243 PSF). Notice is required within 90 days of March 31, 2022 and a termination payment of $103,000.
(5)	Includes one tenant, The Patio Place, leasing a total of 7,740 SF (6.5% of the NRA, 6.5% of UW rent), which has not taken possession of their space. See ““—Escrows and Reserves” for descriptions of reserves held for this tenant

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

108

MSC 2016-UBS11	Gateway Plaza

The following table presents certain information relating to the lease rollover schedule at the Gateway Plaza Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	2	3,900	$16.54	3.3%	3.3%	$64,504	4.0%	4.0%
2019	0	0	$0.00	0.0%	3.3%	$0	0.0%	4.0%
2020	1	1,080	$21.00	0.9%	4.2%	$22,680	1.4%	5.4%
2021	1	1,800	$21.00	1.5%	5.7%	$37,800	2.3%	7.7%
2022	3	10,560	$15.50	8.9%	14.5%	$163,710	10.1%	17.9%
2023	3	69,250	$12.90	58.1%	72.6%	$893,170	55.3%	73.1%
2024	0	0	$0.00	0.0%	72.6%	$0	0.0%	73.1%
2025	1	20,000	$11.50	16.8%	89.4%	$230,000	14.2%	87.3%
2026 & Beyond	2	12,700	$16.12	10.7%	100.0%	$204,680	12.7%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	13	119,290	$13.55	100.0%		$1,616,544	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Includes one tenant, The Patio Place, leasing a total of 7,740 SF (6.5% of Total SF, 6.5% of Total UW Rent) which has not taken possession of their space. See ““—Escrows and Reserves” for descriptions of reserves held for this tenant.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Gateway Plaza Property is located in the city of Visalia, California in the San Joaquin Valley just west of the foothills of the Sierra Nevada Mountains. The San Joaquin Valley is California’s top agricultural producing region and is sometimes referred to as “the nation’s salad bowl” for the quantity and variety of fruits and vegetables produced there. Visalia is the county seat of Tulare County and is part of the Visalia-Porterville, CA MSA which covers 4,824 square miles. The Visalia-Porterville, CA MSA has an estimated 2016 population of 465,646, making it the 111th MSA in terms of population out of the nation’s 381 metropolitan statistical areas. Visalia is the economic center of Tulare County and draws consumers from a retail trade area covering parts of three counties. According to the appraisal, while Visalia represents only 28% of Tulare County’s population, it accounts for over 50% of the annual retail sales within the county.

According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the Gateway Plaza Property was 12,035, 74,574 and 143,408, respectively. The 2016 median household income within a one-, three- and five-mile radius of the Gateway Plaza Property was $47,489, $45,483 and $49,442, respectively.

According to a third party market research report, the Gateway Plaza Property is located in the Southwest Visalia submarket of the Visalia/Porterville retail market. The Visalia/Porterville retail market is comprised of 1,787 buildings in 82 retail centers totaling approximately 17.6 million SF of leasable area with an overall vacancy as of second quarter of 2016 of 5.3% at rental rates of $12.42 PSF NNN. The Southwest Visalia retail submarket is comprised of 288 buildings totaling 4.8 million SF of leasable area with an overall vacancy as of second quarter of 2016 of 7.9% and an average rental rate of $14.01 PSF NNN. Year-to-date absorption in the Southwest Visalia submarket was positive at 42,041 SF with 10,500 SF of retail space under construction (Dollar Tree at Visalia Marketplace).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

109

MSC 2016-UBS11	Gateway Plaza

The following table presents competitive shopping centers with respect to the Gateway Plaza Property:

Competitive Property Summary(1)
Property Name/Location	Type	Year Built/Renova ted	Size (SF)	Tenants	Lease Size (SF)	Lease Start Date	Lease Term (Months)	Lease Rent PSF(2)
Orchard Plaza Modesto, CA	Community Center	1999-2000/N/A	97,505	OfficeMax, Inc.	23,500	4/1/2015	60	$10.00
Clovis Crossing II Fresno, CA	Power Center	2013/N/A	81,840	Stein Mart	31,349	9/26/2014	124	$12.50
Spreckels Park Manteca, CA	Community Center	2005/N/A	45,238	TJ Maxx	28,000	9/1/2014	24	$11.50
College Square III Stockton, CA	Shopping Center	1978/1993	42,473	Avenue	5,600	2/1/2016	60	$12.00
Sierra View Plaza Fresno, CA	Shopping Center	1988/N/A	114,955	Central Valley Medical	7,496	7/1/2015	90	$14.40
Orchard Walk East Visalia, CA	Community Center	2000/N/A	129,217	WSS	9,000	8/25/2014	60	$18.00
Park Place Promenade Visalia, CA	Community Center	2004/N/A	83,902	West Coast Cash Nutrishop	1,000 925	4/15/2014 1/7/2014	61 61	$21.60 $21.00
Sequoia Plaza Visalia, CA	Shopping Center	1986/N/A	63,631	Simer’s Threading	1,300	4/1/2015	36	$21.00
Subject	Retail/Anchored	1986/2012- 2015	119,290	Subject

(1)	Information obtained from the appraisal.
(2)	All rent amounts are on a triple net basis.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Gateway Plaza Property:

Cash Flow Analysis
	2013	2014	2015	5/31/2016 TTM	UW	UW PSF
Base Rent(1)(2)	$895,384	$1,075,266	$1,150,625	$1,291,584	$1,616,544	$13.55
Total Recoveries	$176,831	$218,568	$215,697	$266,596	$341,866	$2.87
Other Income	$385	$3,679	$1,459	$1,457	$1,500	$0.01
Less Vacancy & Credit Loss	$0	$0	$0	$0	($97,920)	($0.82)
Effective Gross Income	$1,072,600	$1,297,513	$1,367,781	$1,559,637	$1,861,989	$15.61
Total Operating Expenses	$357,519	$319,024	$283,402	$284,078	$388,529	$3.26
Net Operating Income	$715,081	$978,489	$1,084,379	$1,275,559	$1,473,461	$12.35
Capital Expenditures	$0	$0	$0	$0	$23,858	$0.20
TI/LC	$0	$0	$0	$0	$99,328	$0.83
Net Cash Flow	$715,081	$978,489	$1,084,379	$1,275,559	$1,350,275	$11.32

Occupancy %(2)	68.2%	69.1%	93.5%	100.0%	95.0%
NOI DSCR	0.73x	1.00x	1.11x	1.31x	1.51x
NCF DSCR	0.73x	1.00x	1.11x	1.31x	1.38x
NOI Debt Yield	4.4%	6.0%	6.6%	7.8%	9.0%
NCF Debt Yield	4.4%	6.0%	6.6%	7.8%	8.2%

(1)	Base Rent increased from 2013 to the 5/31/2016 TTM period due to Staples relocating and downsizing from a 28,644 SF space to a 16,650 SF space and the subsequent reconfiguration and leasing of the former Staples space to HomeGoods and The Patio Place. Additionally, UW Base Rent includes executed leases with the following tenants: DSW Shoe Warehouse, Pieology, and Pridestaff, all of which were executed in early 2016, as well as two lease extensions (Optometrist and Gumbo Kitchen) that will commence in 2017.
(2)	UW Base Rent, Occupancy as of 5/31/2016 TTM and Occupancy % at UW include one tenant, The Patio Place, leasing a total of 7,740 SF (6.5% of NRA, 6.5% of UW Base Rent) which has not taken possession of their space. See ““—Escrows and Reserves” for descriptions of reserves held for the tenant.

Escrows and Reserves. The Gateway Plaza Borrower at loan origination deposited $52,916 in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments, which currently equates to $10,583. The Gateway Plaza Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless The Gateway Plaza Borrower maintains insurance under an acceptable blanket insurance policy). The Gateway Plaza Borrower at loan origination deposited $1,988, and is required to make monthly deposits of $1,988 for replacement reserves, subject to a cap of $50,000.

The Gateway Plaza Borrower at loan origination deposited $6,959 in escrow and is required to deposit monthly $6,959 for TI/LC reserves, subject to a cap of $350,000. The TI/LC Reserve Cap will no longer apply upon the occurrence of any Cash Sweep Period (as defined below) or if HomeGoods exercises their sales-contingent termination option (see Tenant Summary table for details).

The Gateway Plaza Borrower at loan origination deposited $60,953 into a rent reserve for a tenant with a signed lease, but which was not in occupancy by loan origination and as to which rent does not commence until February 2017. Reserve funds are to be released in seven consecutive monthly installments beginning on September 1, 2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

110

MSC 2016-UBS11	Gateway Plaza

Upon the sole occurrence of a Dick’s Trigger Event (as defined below), all excess cash flow is required to be deposited into a separate TI/LC reserve fund for Dick’s (“Dick’s TI/LC Reserve”). Reserve funds are to be released upon receipt of a draw request and the provision of paid invoices (and lien waivers and releases if required). The balance of the reserve is to be released at such time as either Dick’s or a lender approved replacement tenant has provided a clean estoppel indicating, among other things, (i) either Dick’s or the replacement tenant is in occupancy, open for business and paying rent and (ii) all tenant improvements and leasing commissions have been paid. In lieu of an excess cash flow sweep caused by a Dick’s Trigger Event, the Gateway Plaza Borrower may deposit the greater of (a) $250,000 or (b) $525,000 minus the amount on balance in the Dick’s TI/LC Reserve at the time of the Dick’s Trigger Event.

Lockbox and Cash Management. The Gateway Plaza Mortgage Loan is structured with a hard lockbox with springing cash management. The Gateway Plaza Borrower is required to direct all tenants to deposit all rents and other revenues directly into the lockbox account. Notwithstanding the foregoing, The Gateway Plaza Borrower and property manager are required to deposit all amounts received constituting rents into the lockbox account within three business days of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account will be transferred to an account controlled by the Gateway Plaza Borrower. Upon the occurrence of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into the cash management account for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an annual approved budget. In the event a Cash Sweep Period is caused by any event other than a Dick’s Trigger Event, all excess cash flow is required to be remitted to an account to be held by the lender as additional security for The Gateway Plaza Mortgage Loan. In the event of the Cash Sweep Period is caused by a Dick’s Trigger Event all excess cash flow is required to be remitted to the Dick’s TI/LC reserve as described above. In the event the Cash Sweep Period is caused by both a Dick’s Trigger Event and a DSCR Trigger Event (as defined below) all excess cash flow shall be deposited into the Dick’s TI/LC Reserve and the excess cash reserve in such amounts as lender determines.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under The Gateway Plaza Mortgage Loan and continue until such event of default is cured,
(ii)	commence upon the occurrence of any bankruptcy action of The Gateway Plaza Borrower or property manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days (in no event shall a Cash Sweep Period due to a bankruptcy action of The Gateway Plaza Borrower be cured),
(iii)	commence upon the date that the debt service coverage ratio for The Gateway Plaza Mortgage Loan based on the trailing three-month period is less than 1.15x (and continue until such time as the debt service coverage ratio based on the trailing three-month period is 1.20x or greater for two consecutive quarters) (“DSCR Trigger Event”), or
(iv)	commence upon (i) the date that is six months prior to Dick’s lease expiration provided a lease extension notification has not been received, (ii) Dick’s provides notice of non-renewal of their lease, (iii) a Dick’s bankruptcy, (iv) Dick’s vacates, or (v) Dick’s goes dark (collectively, “Dick’s Trigger Event”).

Additional Secured Indebtedness (not including trade debts). Not Permitted.

Mezzanine Loan and Preferred Equity. Future mezzanine debt is permitted under The Gateway Plaza Mortgage Loan documents provided, among other things, (i) no default or event of default is continuing, (ii) the loan to value ratio of the additional mezzanine debt and The Gateway Plaza Mortgage Loan does not exceed 75% of the appraised value, (iii) the debt service coverage ratio is not less than 1.30x taking into account the additional mezzanine debt and The Gateway Plaza Mortgage Loan, and (iv) the mezzanine lender has signed an intercreditor agreement acceptable to lender in its sole discretion.

Release of Property. Not permitted.

Terrorism Insurance. The Gateway Plaza Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

111

MSC 2016-UBS11	Centre City Tower

Mortgage Loan No. 11 – Centre City Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$16,400,000			Location:	Pittsburgh, PA 15222
Cut-off Date Balance:	$16,384,935			General Property Type:	Office
% of Initial Pool Balance:	2.3%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Vjekoslav Mikelic; Dubravka Mikelic; Edward Rivadeneira; King Penguin Opportunity Fund III LLC			Year Built/Renovated:	1970/1997
				Size:	282,881 SF
Mortgage Rate:	5.6000%			Cut-off Date Balance per SF:	$58
Note Date:	6/30/2016			Maturity Date Balance per SF:	$54
First Payment Date:	8/6/2016			Property Manager:	KPP Management LLC (borrower-related)
Maturity Date:	7/6/2021
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$1,885,221
Seasoning:	1 month			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	LO (25); DEF (31); O (4)			UW NOI Debt Yield at Maturity:	12.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.29x
Additional Debt Type:	N/A			Most Recent NOI:	$1,885,946 (3/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,797,637 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,700,262 (12/31/2014)
Reserves				Most Recent Occupancy:	80.2% (4/30/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	85.0% (12/31/2015)
RE Tax:	$48,364	$30,227	N/A	3rd Most Recent Occupancy:	85.7% (12/31/2014)
Insurance:	$6,551	$4,094	N/A	Appraised Value (as of):	$22,300,000 (4/22/2016)
Recurring Replacements:	$0	$10,844	N/A	Cut-off Date LTV Ratio:	73.5%
Deferred Maintenance:	$379,213	$0	N/A	Maturity Date LTV Ratio:	68.5%
TI/LC:	$500,000	$29,467	N/A
Other(1):	$30,019	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,400,000	69.0%	Purchase Price:	$21,930,000	92.2%
Borrower Equity:	$7,375,522	31.0%	Reserves:	$964,146	4.1%
			Closing Costs:	$881,376	3.7%
Total Sources:	$23,775,522	100.0%	Total Uses:	$23,775,522	100.0%

(1)	Other reserves is comprised of a tenant obligation fund of $30,019 for any free or abated rent or other rent concessions and any unpaid and outstanding tenant allowances, tenant improvements and leasing commissions associated with leases at the Centre City Tower Property (as defined below).

The Mortgage Loan. The eleventh largest mortgage loan (the “Centre City Tower Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $16,400,000, secured by a first priority fee mortgage encumbering a 26-story office building totaling 282,881 SF in the central business district (“CBD”) of Pittsburgh, Pennsylvania (the “Centre City Tower Property”). Proceeds of the Centre City Tower Mortgage Loan, along with approximately $7.4 million of borrower equity, were primarily used to acquire the Centre City Tower Property, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is KPP III CCT, LLC (the “Centre City Tower Borrower”), a single-purpose Pennsylvania limited liability company structured to be bankruptcy-remote, with one independent director. The sponsors and the nonrecourse carve-out guarantors of the Centre City Tower Borrower are Vjekoslav Mikelic, Dubravka Mikelic, Edward Rivadeneira and King Penguin Opportunity Fund III LLC. The Centre City Tower Borrower is owned by King Penguin Opportunity Fund III LLC (99.5%) and managing member KPP MM LLC (0.5%). King Penguin Opportunity Fund III LLC is owned by 19 individual investors (39.7523%), including Vjekoslav and Dubravka Mikelic (6.6061%), KPP ESP Feeder Corp. (36.3336%), and KPP HRV Feeder Corp. (23.9141%).

King Penguin Opportunity Fund was founded by Michael Mikelic and Edward Rivadeneira to engage in the acquisition and management of commercial real estate in New York City and other secondary cities across the United States. The company has managed six investment entities, including King Penguin Opportunity Fund III LLC, which owns four assets including the Centre City Tower Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

112

MSC 2016-UBS11	Centre City Tower

The Property. The Centre City Tower Property is a Class B, 26-story, multi-tenant office building containing 282,881 SF located at the corner of Smithfield Street and Seventh Avenue in the central business district (“CBD”) of Pittsburgh, Pennsylvania. The Centre City Tower Property consists of 277,275 SF of office space and 5,606 SF of retail space. Constructed in 1970 and renovated in 1997, the Centre City Tower Property is situated on approximately 0.35 acres. The Centre City Tower Property offers amenities including branch banking, 24-hour security, a conference facility, a loading dock, over 15,000 SF of on-site storage, and high- and low-floor elevator banks.

The Centre City Tower Property is currently 80.2% occupied as of April 30, 2016 by 37 office tenants and one retail tenant. No tenant occupies more than 6.5% of the NRA or more than 8.1% of the underwritten base rent. The five largest tenants are WPNT, Inc. (Steel City Media) (“Steel City Media”) (6.5% NRA; 8.1% underwritten base rent), Jewish Healthcare Foundation (6.0% NRA; 8.0% underwritten base rent), ShowClix, Inc. (4.3% NRA; 6.2% underwritten base rent), Earthlink, Inc. (4.3% of NRA; 5.8% of underwritten base rent), and Stantec Architecture, Inc. (4.3% NRA; 5.7% underwritten base rent). Collectively, these five tenants lease 25.4% of the NRA and represent approximately 33.8% of underwritten base rent.

Major Tenants.

Steel City Media (18,352 SF, 6.5% of NRA, 8.1% of underwritten base rent). Steel City Media is a Pittsburgh based multimedia company with media outlets in both Pittsburgh and Kansas City, Missouri. Steel City Media has operated for over 30 years, and the local focus and commitment to the communities it serves have enabled the company to create and execute multi-platform marketing campaigns via the six radio stations and applications it operates. Steel City Media has leased 18,352 SF since November 1999 on the 21st and 22nd floors expiring in January 2020, with two five-year renewal options remaining and no termination options. The Steel City Media lease requires an annual base rent of $15.92 PSF, which remains flat for the remainder of the lease term. Steel City Media recently executed a sublease with Pittsburgh Eagle, LLC for 7,462 SF at an annual base rent of $15.92 PSF, which is equivalent to Steel City Media’s contractual rental rate. The sublease commenced March 31, 2016 and is co-terminous with the Steel City Media lease.

Jewish Healthcare Foundation (16,861 SF, 6.0% of NRA, 8.0% of underwritten base rent). The Jewish Healthcare Foundation is a public charity which offers research, education, grant-making, and program management services to advance the quality of clinical care and health of populations. Jewish Healthcare Foundation initially occupied 12,203 SF beginning April 2005 and expanded 4,658 SF in August 2012, occupying a total of 16,861 SF on the 24th and 26th floors under a lease expiring in August 2021, with no renewal options and no termination options. The Jewish Healthcare Foundation lease requires an annual base rent of $17.50 PSF for its 12,203 SF space, which increases to $17.75 PSF in September 2018 and $18.00 PSF in September 2019, and $16.50 PSF for its 4,658 SF space, which increases to $16.75 PSF in September 2017, $17.00 PSF in September 2018, $17.25 PSF in September 2019, and $17.50 PSF in September 2020.

ShowClix, Inc. (12,203 SF, 4.3% of NRA, 6.2% of underwritten base rent). ShowClix, Inc. is an event ticketing company which provides a variety of services including online ticketing, box office and admissions solutions, and client support. ShowClix, Inc. currently occupies 12,203 SF under a lease expiring in November 2017, with no renewal options and no termination options. The lease requires an annual base rent of $18.00 PSF, which increases to $18.25 PSF in December 2016.

Earthlink, Inc. (12,203 SF, 4.3% of NRA, 5.8% of underwritten base rent). Earthlink, Inc. is a network services provider. Earthlink, Inc. currently occupies 12,203 SF under a lease expiring in February 2019, with one five-year renewal option remaining. Earthlink, Inc. has the right to terminate its lease on or after March 1, 2017, upon nine months’ prior notice and payment of unamortized improvement costs and unamortized leasing commissions. The lease requires an annual base rent of $17.00 PSF, which increases to $17.25 PSF in March 2017 and $17.50 PSF in March 2018.

Stantec Architecture, Inc. (12,203 SF, 4.3% of NRA, 5.7% of underwritten base rent). Stantec Architecture, Inc. is a subsidiary of Stantec, Inc. (NYSE: STN), which provides professional consulting in planning, engineering, architecture, interior design, landscape architecture, surveying, environmental sciences, project management, and project economics. Stantec Architecture, Inc. currently occupies 12,203 SF under a lease expiring in May 2017, with no renewal options and no termination options. The lease currently requires an annual base rent of $16.75 PSF.

The following table presents certain information relating to the leases at the Centre City Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
WPNT, Inc. (Steel City Media)(3)	NR/NR/NR	18,352	6.5%	$292,164	8.1%	$15.92	1/31/2020
Jewish Healthcare Foundation	NR/NR/NR	16,861	6.0%	$290,410	8.0%	$17.22	8/31/2021
ShowClix, Inc.	NR/NR/NR	12,203	4.3%	$222,705	6.2%	$18.25	11/30/2017
Earthlink, Inc.(4)	NR/B2/NR	12,203	4.3%	$210,502	5.8%	$17.25	2/28/2019
Stantec Architecture, Inc.	NR/NR/NR	12,203	4.3%	$204,400	5.7%	$16.75	5/31/2017
Subtotal/Wtd. Avg.		71,822	25.4%	$1,220,180	33.8%	$16.99

Other Tenants		155,121	54.8%	$2,389,165	66.2%	$15.40
Vacant Space		55,938	19.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		282,881	100.0%	$3,609,346	100.0%	$15.90

(1)	Information is based on the underwritten rent roll.
(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(3)	Steel City Media recently executed a sublease with Pittsburgh Eagle, LLC for 7,462 SF at an annual base rent of $15.92 PSF, which is equivalent to Steel City Media’s contractual rental rate. The sublease commenced March 31, 2016 and is co-terminous with the Steel City Media lease.
(4)	Earthlink, Inc. has the right to terminate its lease on or after March 1, 2017, upon nine months’ prior notice and payment of unamortized improvement costs and unamortized leasing commissions.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

113

MSC 2016-UBS11	Centre City Tower

The following table presents certain information relating to the lease rollover schedule at the Centre City Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	1,645	$12.08	0.6%	0.6%	$19,872	0.6%	0.6%
2016	4	6,055	$16.23	2.1%	2.7%	$98,288	2.7%	3.3%
2017	8	58,662	$15.87	20.7%	23.5%	$931,223	25.8%	29.1%
2018	2	10,881	$14.91	3.8%	27.3%	$162,214	4.5%	33.6%
2019	8	46,274	$16.69	16.4%	43.7%	$772,287	21.4%	55.0%
2020	6	38,036	$15.70	13.4%	57.1%	$597,266	16.5%	71.5%
2021	5	23,524	$16.40	8.3%	65.4%	$385,803	10.7%	82.2%
2022	2	13,823	$16.00	4.9%	70.3%	$221,168	6.1%	88.3%
2023	6	25,916	$14.98	9.2%	79.5%	$388,255	10.8%	99.1%
2024	0	0	$0.00	0.0%	79.5%	$0	0.0%	99.1%
2025	0	0	$0.00	0.0%	79.5%	$0	0.0%	99.1%
2026 & Beyond	1	2,127	$15.50	0.8%	80.2%	$32,969	0.9%	100.0%
Vacant	0	55,938	$0.00	19.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	44	282,881	$15.90	100.0%		$3,609,346	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Centre City Tower Property is located in Pittsburgh, Allegheny County, Pennsylvania, within the Pittsburgh, PA metropolitan statistical area. The city of Pittsburgh is situated in western Pennsylvania, approximately 134 miles southeast of Cleveland and 242 miles northwest of Washington, D.C. The Centre City Tower Property is located within five blocks of the corporate headquarters of U.S. Steel, the University of Pittsburgh Medical Center, the David L. Lawrence Convention Center, the Westin Convention Center, Benedum Center for the Preforming Arts, the Duquesne Club, Heinz Hall performing arts facilities, and the newly renovated Mellon Square.

Public transportation on the underground subway system known as the “T” light rail system, is located along both Smithfield Street and Seventh Avenue and includes the Penn Plaza, Steel Plaza, and Wood Street Stations, with the Wood Street Station approximately 0.2 miles west of the Centre City Tower Property. The Amtrak Station Pittsburgh is 0.3 miles to the northeast of the Centre City Tower Property. The Grant Street Transportation Center, which includes the Greyhound Lines Bus Terminal, is 0.6 miles southwest of the Centre City Tower Property.

The estimated 2016 population within a one-, three- and five-mile radius of the Centre City Tower Property is 18,214, 154,109 and 386,329, respectively, according to a third party market research report. The 2016 average household income within a one-, three- and five-mile radius of the Centre City Tower Property is estimated to be to be $58,881, $54,835 and $65,318, respectively.

According to the appraisal, the Centre City Tower Property is located within the CBD office submarket in Pittsburgh, Pennsylvania which consists of 232 buildings totaling approximately 32.1 million SF of office space. As of the first quarter of 2016, the CBD office submarket vacancy rate was 8.9% and the average rental rate was $22.94 PSF. The Centre City Tower Property has maintained an average occupancy of 87.6% over the past seven years with a current occupancy of 80.2% as of April 30, 2016.

The following table presents leasing data at certain competitive office properties with respect to the Centre City Tower Property:

Competitive Property Summary
Comparable Name	Address	Year Built/Renovated	Size (SF)	Asking Rent PSF	Total Occupancy	Class
Centre City Tower Property	650 Smithfield Street	1970/1997	282,881(1)	$15.90(1)(2)	80.2%(1)	B
K&L Gates Building	210 Sixth Avenue	1968/2010	637,242	$19.50-$20.50	95.6%	A
Heinz 57 Center	339-357 Sixth Avenue	1913/1999	713,705	$9.00-$24.00	99.0%	A
Chamber of Commerce Building	411 Seventh Avenue	1917/1995	322,210	$18.00-$19.00	83.0%	B
Koppers Building	436 Seventh Avenue	1929/1996	356,439	$21.50-$23.00	93.3%	B
The Gulf Tower	707 Grant Street	1932/2004	435,491	$21.00-$22.00	73.8%	B
Total/Range/Wtd. Avg.(3)			2,465,088	$17.80-$21.70	90.8%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.
(2)	Asking Rent PSF excludes vacant space.
(3)	Total/Range/Wtd. Avg. excludes the Centre City Tower Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

114

MSC 2016-UBS11	Centre City Tower

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Centre City Tower Property:

Cash Flow Analysis
	2013	2014	2015	3/31/2016 TTM	UW	UW PSF
Base Rent(1)	$3,590,036	$3,534,451	$3,650,529	$3,640,355	$4,543,028	$16.06
Total Recoveries	$304,588	$291,987	$300,105	$302,447	$273,495	$0.97
Other Income	$222,356	$227,034	$230,238	$233,533	$233,533	$0.83
Less Vacancy & Credit Loss	$0	$0	$0	$0	($933,682)	($3.30)
Effective Gross Income	$4,116,980	$4,053,472	$4,180,872	$4,176,335	$4,116,373	$14.55
Total Operating Expenses	$2,358,564	$2,353,210	$2,383,235	$2,290,389	$2,231,152	$7.89
Net Operating Income	$1,758,416	$1,700,262	$1,797,637	$1,885,946	$1,885,221	$6.66
Capital Expenditures	$0	$0	$0	$0	$130,125	$0.46
TI/LC	$0	$0	$0	$49,891	$295,866	$1.05
Net Cash Flow	$1,758,416	$1,700,262	$1,797,637	$1,836,054	$1,459,229	$5.16

Occupancy %	87.5%	85.7%	85.0%	80.2%	80.2%
NOI DSCR	1.56x	1.50x	1.59x	1.67x	1.67x
NCF DSCR	1.56x	1.50x	1.59x	1.63x	1.29x
NOI Debt Yield	10.7%	10.4%	11.0%	11.5%	11.5%
NCF Debt Yield	10.7%	10.4%	11.0%	11.2%	8.9%

(1)	UW Base Rent includes approximately $37,893 of additional contractual rent steps effective June 30, 2017.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

115

MSC 2016-UBS11	Residence Inn - Downtown Clearwater

Mortgage Loan No. 12 – Residence Inn - Downtown Clearwater

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$16,275,000			Location:	Clearwater, FL 33756
Cut-off Date Balance:	$16,259,220			General Property Type:	Hospitality
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Extended Stay
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Andrew Scarlett			Year Built/Renovated:	2008/2014
Mortgage Rate:	5.3820%			Size:	115 Rooms
Note Date:	6/23/2016			Cut-off Date Balance per Room:	$141,385
First Payment Date:	8/6/2016			Maturity Date Balance per Room:	$118,048
Maturity Date:	7/6/2026			Property Manager:	Alliance Hospitality Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,222,307
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	13.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.4%
Additional Debt Type:	N/A			UW NCF DSCR:	1.84x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,291,943 (4/30/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,235,158 (12/31/2015)
Reserves				3rd Most Recent NOI:	$1,714,530 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	89.1% (4/30/2016)
RE Tax:	$176,149	$18,349	N/A	2nd Most Recent Occupancy:	89.2% (12/31/2015)
Insurance:	$73,700	$6,953	N/A	3rd Most Recent Occupancy:	86.4% (12/31/2014)
Recurring Replacements:	$64,375	$17,444	N/A	Appraised Value (as of):	$24,500,000 (5/25/2016)
PIP(1):	$234,610	Springing	N/A	Cut-off Date LTV Ratio:	66.4%
Seasonality(2):	$84,000	Springing	(2)	Maturity Date LTV Ratio:	55.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,275,000	63.9%	Net Purchase Price(3):	$24,395,500	95.8%
Borrower Equity:	$9,196,085	36.1%	Reserves:	$632,834	2.5%
			Closing Costs:	$442,751	1.7%
Total Sources:	$25,471,085	100.0%	Total Uses:	$25,471,085	100.0%

(1)	The Residence Inn - Downtown Clearwater Borrower (as defined below) escrowed an upfront PIP reserve in the amount of $234,610, which is equal to 125% of the estimated cost ($187,688) of the Residence Inn - Downtown Clearwater Borrower to perform its obligations with respect to a change of ownership property improvement plan (“PIP”). Upon the occurrence of a PIP Trigger Event (as defined below), excess cash flow will be deposited into the PIP reserve account. A “PIP Trigger Event” means the occurrence of (a) the franchisor giving notice of its intention to terminate or cancel or not extend or renew the franchise agreement, (b) the monthly payment date immediately preceding the date that is 12 months prior to the then applicable expiration date of the franchise agreement, (c) an event of default by the Residence Inn - Downtown Clearwater Borrower or franchisor occurs under the franchise agreement, or (d) the bankruptcy or insolvency of the franchisor.

(2)	The Residence Inn - Downtown Clearwater Borrower escrowed an upfront seasonality reserve in the amount of $84,000. On each monthly payment date occurring in the calendar months of January through May, commencing in and including the calendar year of 2017, and each subsequent calendar year during the term of the Residence Inn - Downtown Clearwater Mortgage Loan (as defined below), the Residence Inn - Downtown Clearwater Borrower is required to deposit with the lender an amount equal to the seasonality monthly escrow amount according to the loan documents, capped at the seasonality T-12 shortfall amount (currently equal to $84,000) for each 12-month period commencing October 1, according to the loan documents.

(3)	Net Purchase Price represents the contract sale price of the Residence Inn - Downtown Clearwater Property less a seller credit of $51,500 for capital expenditure repairs pursuant to the purchase and sale agreement.

The Mortgage Loan. The twelfth largest mortgage loan (the “Residence Inn - Downtown Clearwater Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,275,000 and secured by a first priority fee mortgage encumbering an extended stay hospitality property in Clearwater, Florida (the “Residence Inn - Downtown Clearwater Property”). The proceeds of the Residence Inn - Downtown Clearwater Mortgage Loan, along with borrower equity, were used to acquire the Residence Inn - Downtown Clearwater Property, fund upfront reserves, and pay closing costs.

The Borrower and the Sponsor. The borrower is 940 Court Street Clearwater, LLC (the “Residence Inn - Downtown Clearwater Borrower”), a Delaware limited liability company, with one independent director. Equity ownership in the Residence Inn - Downtown Clearwater Borrower is collectively held through Scarlett Real Estate Holdings, LLC by Joseph H. Scarlett (80.0%), Andrew Scarlett (6.66%), Rob Sadoff (6.67%), and Zio Pekovic (6.67%). The sponsor and nonrecourse carve-out guarantor of the Residence Inn - Downtown Clearwater Mortgage Loan are Andrew Scarlett and Joseph H. Scarlett, respectively.

Andrew Scarlett has been in the hotel industry for 17 years in a variety of management and leadership roles with several management companies including White Lodging Services, Sage Hospitality, and First Hospitality Group. Most recently, Andrew Scarlett was the Director of Operations for the Courtyard Austin Downtown and the Residence Inn Austin Downtown in Austin, Texas from April 2014 through May 2016.

The Property. The Residence Inn - Downtown Clearwater Property consists of a seven-story, 115-room extended stay hotel situated on a 2.2-acre site located at the southeast corner of Court Street and Ewing Avenue in Clearwater, Florida, approximately 0.8 miles southeast of the Clearwater central business district (“CBD”) and approximately 2.5 miles southeast of Clearwater Beach, the number one ranked beach in the United States in

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

116

MSC 2016-UBS11	Residence Inn - Downtown Clearwater

2016 according to a travel website. Built in 2008, the Residence Inn - Downtown Clearwater Property underwent approximately $2.1 million of renovations in 2014 including upgrades to the lobby, corridor, bathrooms, and guestrooms improvements. As a part of the required change in ownership PIP, the Residence Inn - Downtown Clearwater Property will undergo an additional $187,688 PIP renovation including technology upgrades, pool repairs, and ADA certification, escrowed at 125% of the estimated costs at loan origination. The Residence Inn - Downtown Clearwater Property’s guestroom configuration consists of 91 king rooms, 12 one-bedroom suites, and 12 two-bedroom suites. The guestrooms were renovated in 2014 and feature 32-inch flat-screen televisions with cable, a telephone, a desk and chair, dresser, nightstand, and complimentary high speed wireless internet access. The rooms range in size from 575 SF to 905 SF and all units offer a fully equipped kitchen with refrigerator, stovetop, oven, microwave, dishwasher, and utensils. The Residence Inn - Downtown Clearwater Property offers a breakfast lounge, 400 SF of meeting space, an outdoor pool, a fitness center, and on-site laundry services. The Residence Inn - Downtown Clearwater Property includes 114 parking spaces. The Residence Inn - Downtown Clearwater Property has received awards from travel websites, in addition to being the number seven ranked hotel in the Clearwater, Florida market of 96 hotels by a travel website.

The Residence Inn - Downtown Clearwater Property is currently subject to a franchise agreement with Marriott International, Inc. (“Marriott”) and is operating under the Residence Inn by Marriott brand. The franchise agreement is currently set to expire in June 2031. The Residence Inn - Downtown Clearwater Property has operated as a Residence Inn since its opening in 2008. As of year-end 2015, there were 690 Residence Inn hotels in North America, of which 579 were franchised.

According to the appraisal, the Residence Inn - Downtown Clearwater Property generates approximately 63% of its room revenue from commercial and leisure demand, 32% from extended stay demand, and 5% from meeting and group business.

More specific information about the Residence Inn - Downtown Clearwater Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set			Residence Inn - Downtown Clearwater Property(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	60.3%	$98.39	$59.28	75.9%	$109.87	$83.40	126.0%	111.7%	140.7%
2012	65.4%	$104.78	$68.50	80.9%	$118.01	$95.52	123.8%	112.6%	139.4%
2013	67.8%	$102.98	$69.86	85.9%	$116.49	$100.12	126.7%	113.1%	143.3%
2014	72.1%	$107.77	$77.74	86.4%	$122.76	$106.08	119.8%	113.9%	136.5%
2015	76.6%	$116.25	$89.10	89.2%	$135.02	$120.40	116.3%	116.2%	135.1%
4/30/2016 TTM	76.0%	$118.93	$90.40	89.1%	$137.42	$122.45	117.2%	115.5%	135.5%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Residence Inn - Downtown Clearwater Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Residence Inn - Downtown Clearwater Property is located in Clearwater, Pinellas County, Florida, approximately 17.7 miles west of Tampa International Airport and approximately 22.3 miles west of the Tampa CBD. Access to the Residence Inn - Downtown Clearwater Property is provided by Florida State Road 60, which is the main route from the Tampa area, across Tampa Bay, to Clearwater, and the only route that provides access to Clearwater Beach.

In addition, Clearwater Beach and other neighboring beaches in Pinellas County have been praised by multiple travel websites. Clearwater Beach was the 2016 number one ranked beach in the United States according to a travel website. Popular beaches on the neighboring islands south of Clearwater Beach include Indian Shores, Madeira Beach, Treasure Island, St. Pete Beach, and Tierra Verde. According to the appraisal, over 950,000 visitors traveled to Clearwater Beach in 2013, injecting approximately $784 million into the local economy.

Other nearby attractions in downtown Clearwater include Pier 60, the headquarters of the Church of Scientology, Clearwater Marine Aquarium, Cleveland Street retail and entertainment district, and Coachman Park. Pier 60, located approximately 2.8 miles northwest from the Residence Inn - Downtown Clearwater Property, features waterslides, bungee trampolines, other children’s activities, a fishing pier, and food, drink and merchandise vendors. Pier 60 also routinely hosts festivals and markets along its deck. The Cleveland Street retail and entertainment district is a five-block stretch of Cleveland Street that is home to numerous restaurants, bars, and retail outlets. The Church of Scientology, headquartered in Clearwater, owns over 22 facilities in downtown Clearwater. According to the appraisal, thousands of Scientologists visit Clearwater annually, providing demand for hotels in the area.

According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Residence Inn - Downtown Clearwater Property is 13,631, 89,697, and 220,323, respectively. Estimated 2016 average household income within a one-, three-, and five-mile radius of the Residence Inn - Downtown Clearwater Property is $45,942, $58,244, and $57,164, respectively.

According to an industry report as of April 2016, the Residence Inn - Downtown Clearwater Property is located in the Clearwater, Florida hospitality submarket which consists of 92 hotel properties with a total of 7,815 rooms. The overall Clearwater, Florida submarket experienced an occupancy rate of 74.2%, an ADR of $130.38, and a RevPAR of $96.71 for the trailing 12 months through April 2016. Occupancy, ADR, and RevPAR of the Clearwater, Florida submarket increased from 2014 to 2015 by 3.6%, 5.4%, and 9.2%, respectively. The upscale chains tract contains nine hotels spanning 1,819 rooms, including the Residence Inn - Downtown Clearwater Property. The upscale chains tract reported an occupancy rate of 79.5%, an ADR of $183.77, and a RevPAR of $146.12 for the trailing 12 months through April 2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

117

MSC 2016-UBS11	Residence Inn - Downtown Clearwater

Primary competitive properties to the Residence Inn - Downtown Clearwater Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial and Leisure Demand	Meeting & Group Demand	Extended Stay Demand	2015 Occupancy	2015 ADR	2015 RevPAR
Residence Inn - Downtown Clearwater Property(1)	115	63%	5%	32%	89.2%	$134.88	$120.27
Hampton Inn Clearwater Central	178	90%	10%	0%	65.0%	$104.00	$67.60
Residence Inn Clearwater	88	50%	5%	45%	84.0%	$119.00	$99.96
Homewood Suites Clearwater	112	40%	10%	50%	84.0%	$116.00	$97.44
Fairfield Inn & Suites Bayside	127	90%	10%	0%	77.0%	$102.00	$78.54
Holiday Inn Express & Suites Clearwater	105	85%	15%	0%	68.0%	$126.00	$85.68
Total/Wtd. Avg.(2)	610	74%	10%	16%	74.2%	$111.74	$83.14

Source: Appraisal

(1)	The minor variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Residence Inn - Downtown Clearwater Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Total/Wtd. Avg. excludes the Residence Inn - Downtown Clearwater Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Residence Inn - Downtown Clearwater Property:

Cash Flow Analysis(1)
	2013	2014	2015	4/30/2016 TTM	UW	UW per Room
Occupancy(2)(3)	85.9%	86.4%	89.2%	89.1%	89.1%
ADR(2)(3)	$116.49	$122.76	$134.86	$137.30	$137.30
RevPAR(2)(3)	$100.12	$106.08	$120.27	$122.34	$122.34

Rooms Revenue	$4,202,676	$4,452,869	$5,048,241	$5,149,192	$5,135,123	$44,653
Food & Beverage	$0	$0	$0	$0	$0	$0
Other Income	$75,945	$72,454	$93,029	$98,326	$98,057	$853
Total Revenue	$4,278,621	$4,525,323	$5,141,270	$5,247,518	$5,233,181	$45,506
Total Expenses	$2,606,792	$2,810,793	$2,906,112	$2,955,575	$3,010,874	$26,182
Net Operating Income	$1,671,829	$1,714,530	$2,235,158	$2,291,943	$2,222,307	$19,324
FF&E	$213,928	$226,297	$257,064	$262,391	$209,327	$1,820
Net Cash Flow	$1,457,901	$1,488,233	$1,978,094	$2,029,552	$2,012,980	$17,504

NOI DSCR	1.53x	1.57x	2.04x	2.09x	2.03x
NCF DSCR	1.33x	1.36x	1.81x	1.85x	1.84x
NOI Debt Yield	10.3%	10.5%	13.7%	14.1%	13.7%
NCF Debt Yield	9.0%	9.2%	12.2%	12.5%	12.4%

(1)	The minor variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Residence Inn - Downtown Clearwater Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Occupancy, ADR and RevPAR figures have been taken from financial statements provided by the Residence Inn - Downtown Clearwater Borrower.

(3)	The Residence Inn - Downtown Clearwater Property underwent renovations in 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

118

(THIS PAGE INTENTIONALLY LEFT BLANK)

119

MSC 2016-UBS11	Nameoki Commons

Mortgage Loan No. 13 – Nameoki Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$16,250,000			Location:	Granite City, IL 62040
Cut-off Date Balance:	$16,232,323			General Property Type:	Retail
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Mark Vakili (a/k/a Morteza Vakili); Mitra Vakili; Mark Vakili and Mitra Vakili as trustees of The Vakili Family Trust dated August 2, 1999			Year Built/Renovated:	1969, 1986, 2004-2005/N/A
				Size:	155,421 SF
				Cut-off Date Balance per SF:	$104
Mortgage Rate:	4.9000%			Maturity Date Balance per SF:	$86
Note Date:	6/30/2016			Property Manager:	MMV Investments, LLC (borrower-related)
First Payment Date:	8/6/2016
Maturity Date:	7/6/2026
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$1,637,837
Seasoning:	1 month			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	12.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.42x
Additional Debt Type:	N/A			Most Recent NOI:	$1,541,301 (4/30/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,481,413 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,507,908 (12/31/2014)
Reserves				Most Recent Occupancy:	95.6% (5/16/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	88.0% (12/31/2015)
RE Tax:	$332,616	$38,676	N/A	3rd Most Recent Occupancy:	88.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$22,500,000 (4/22/2016)
Recurring Replacements:	$0	$2,590	N/A	Cut-off Date LTV Ratio:	72.1%
Deferred Maintenance:	$10,398	$0	N/A	Maturity Date LTV Ratio:	59.3%
TI/LC:	$0	$7,771	N/A
Other(1):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,250,000	84.2%	Loan Payoff:	$18,716,232	97.0%
Borrower Equity:	$3,049,992	15.8%	Reserves:	$343,014	1.8%
			Closing Costs:	$240,746	1.2%
Total Sources:	$19,299,992	100.0%	Total Uses:	$19,299,992	100.0%

(1)	Commencing if (i) a Specified Tenant (as defined below) gives notice of its intention to terminate or not extend or renew its lease, (ii) 12 months or more prior to the then applicable expiration date under its lease, a Specified Tenant does not extend or renew its lease upon terms and conditions reasonably acceptable to the lender, (iii) an event of default under a Specified Tenant lease occurs, (iv) the bankruptcy or insolvency of a Specified Tenant (or, if applicable, any lease guarantor) occurs, (v) a Specified Tenant lease terminates, or (vi) a Specified Tenant “goes dark”, vacates, ceases to occupy or discontinues its operations at the Nameoki Commons Property (as defined below), the Nameoki Commons Borrower (as defined below) is required to deposit monthly all excess cash flow into a Specified Tenant TI/LC reserve for tenant improvements and leasing commissions. A “Specified Tenant” means (i) Shop N Save or (ii) any tenant leasing space (a) comprising greater than 20.0% of the total rentable square footage at the Nameoki Commons Property or (b) comprising greater than or equal to 20.0% of the total in-place base rent at the Nameoki Commons Property.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Nameoki Commons Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $16,250,000, secured by a first priority fee mortgage encumbering a 155,421 SF anchored retail center known as Nameoki Commons, in Granite City, Illinois (the “Nameoki Commons Property”). The proceeds of the Nameoki Commons Mortgage Loan, together with borrower equity of $3,049,992, were used to refinance existing debt, fund upfront reserves and pay closing costs. A previous loan secured by the Nameoki Commons Property was included in the GSMS 2006-GG8 securitization.

The Borrower and the Sponsor. The borrower is Nameoki Shopping Center Investments, LLC (the “Nameoki Commons Borrower”), a single-purpose Delaware limited liability company with one independent director in its organizational structure. The sponsors and non-recourse carveout guarantors for the Nameoki Commons Mortgage Loan are Mark Vakili (a/k/a Morteza Vakili), Mitra Vakili, and The Vakili Family Trust dated August 2, 1999, with Mark Vakili and Mitra Vakili as trustees. Mark Vakili has over 30 years of experience in commercial real estate and is one of the partners of CommPros, Inc., a real estate management company headquartered in Newport Beach, California. CommPros, Inc.’s portfolio includes 19 properties in 12 states with over 2.5 million SF of retail space ranging from 28,344 SF to 287,922 SF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

120

MSC 2016-UBS11	Nameoki Commons

The Property. The Nameoki Commons Property is an anchored retail shopping center that contains 155,421 SF of leasable area on a 14.81-acre parcel of land with 830 parking spaces (5.3 per 1,000 SF). The Nameoki Commons Property is located approximately 11.1 miles northeast of the St. Louis Central Business District (“CBD”) in Granite City, Illinois. The Nameoki Commons Property was built in stages in 1969, 1986 and 2004 through 2005. The Nameoki Commons Property is anchored by Shop N Save, a 69,000 SF grocery retailer that has been at the Nameoki Commons Property since 2004. No other tenant accounts for more than 7.6% of net rentable area or 5.2% of underwritten base rent at the Nameoki Commons Property. The Nameoki Commons Property contains seven retail strip buildings and two outparcels fronting Nameoki Road improved with freestanding restaurants, Applebee’s and Arby’s, each of which owns its improvements.

Major and in-line tenants at the Nameoki Commons Property include Tee Profits Pro, Hibbett Sports, The UPS Store, Applebee’s, Arby’s, Jan’s Hallmark Gold Crown and Payless Shoesource. Adjacent uses to the Nameoki Commons Property include Kmart and Dollar Tree to the north, Burger King and Jack in the Box to the east across Nameoki Road, and vacant land to the west. As of May 16, 2016, the Nameoki Commons Property was 95.6% occupied by 30 tenants.

The following table presents certain information relating to the leases at the Nameoki Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Sales PSF(4)	Occ. Cost %(5)	Lease Expiration
Anchor/Major Tenants
Shop N Save	B/B3/B+	69,000	44.4%	$621,000	34.5%	$9.00	N/A	N/A	9/30/2024
Tee Profits Pro	NR/NR/NR	11,800	7.6%	$94,400	5.2%	$8.00	N/A	N/A	6/30/2019
Subtotal/Wtd. Avg.		80,800	52.0%	$715,400	39.7%	$8.85

Outparcels
Applebee’s	NR/NR/NR	3,826	2.5%	$48,400	2.7%	$12.65	N/A	N/A	4/30/2025(6)
Arby’s	NR/NR/NR	3,400	2.2%	$49,231	2.7%	$14.48	N/A	N/A	2/28/2020
Subtotal/Wtd. Avg.		7,226	4.6%	$97,631	5.4%	$13.51

Top 10 In-Line(7)
Hibbett Sports	NR/NR/NR	5,335	3.4%	$71,756	4.0%	$13.45	$153	12.0%	1/31/2019
Blue Sky Dental Care	NR/NR/NR	3,200	2.1%	$67,200	3.7%	$21.00	N/A	N/A	9/30/2024
Gerardo Garcia Mendez (El Terero Restaurant)	NR/NR/NR	3,200	2.1%	$55,360	3.1%	$17.30	N/A	N/A	9/30/2021
The Cato Corporation	NR/NR/NR	4,000	2.6%	$52,000	2.9%	$13.00	N/A	N/A	1/31/2020
Jan’s Hallmark Gold Crown	NR/NR/NR	4,800	3.1%	$50,400	2.8%	$10.50	$113	13.6%	2/28/2021
3F Vision	NR/NR/NR	2,250	1.4%	$42,750	2.4%	$19.00	N/A	N/A	2/29/2020(8)
Osaka Sushi Café	NR/NR/NR	1,600	1.0%	$36,000	2.0%	$22.50	N/A	N/A	10/31/2021
88 China	NR/NR/NR	1,600	1.0%	$36,000	2.0%	$22.50	N/A	N/A	8/31/2020
Payless Shoesource	NR/NR/B	3,000	1.9%	$35,250	2.0%	$11.75	N/A	N/A	5/31/2019
Marshall, Etc. (Sprint)	NR/NR/NR	1,833	1.2%	$34,827	1.9%	$19.00	N/A	N/A	6/30/2018
Subtotal/Wtd. Avg.		30,818	19.8%	$481,543	26.7%	$15.63	$134	12.7%

Other Tenants		29,778	19.2%	$507,061	28.1%	$17.03
Vacant Space		6,799	4.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		155,421	100.0%	$1,801,634	100.0%	$12.12

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales PSF is as of December 31, 2015 and only includes tenants reporting comparable sales. Subtotal is based on tenants reporting comparable sales.

(5)	Occ. Cost % is based on Annual UW Rent. Subtotal is based on tenants reporting comparable sales.

(6)	Applebee’s has the right to terminate its lease with 60 days’ notice if Applebee’s gross receipts in the tenth lease year do not exceed $2.0 million after the expiration of the tenth lease year with the lease automatically terminating upon the 90th day following the landlord’s receipt of notice.

(7)	Top in-line tenants are ordered by Annual UW Rent.

(8)	3F Vision has a one-time right to terminate its lease after the 64th month (March 2017) with 120 days’ notice and a termination fee of $50,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

121

MSC 2016-UBS11	Nameoki Commons

The following table presents certain information relating to the lease rollover schedule at the Nameoki Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	2	3,208	$16.18	2.1%	2.1%	$51,896	2.9%	2.9%
2017	3	4,700	$16.91	3.0%	5.1%	$79,500	4.4%	7.3%
2018	5	7,633	$18.80	4.9%	10.0%	$143,517	8.0%	15.3%
2019	6	29,568	$11.60	19.0%	29.0%	$343,047	19.0%	34.3%
2020	6	14,460	$16.53	9.3%	38.3%	$238,986	13.3%	47.6%
2021	5	13,027	$15.97	8.4%	46.7%	$208,089	11.6%	59.1%
2022	0	0	$0.00	0.0%	46.7%	$0	0.0%	59.1%
2023	0	0	$0.00	0.0%	46.7%	$0	0.0%	59.1%
2024	2	72,200	$9.53	46.5%	93.2%	$688,200	38.2%	97.3%
2025	1	3,826	$12.65	2.5%	95.6%	$48,400	2.7%	100.0%
2026 & Beyond	0	0	$0.00	0.0%	95.6%	$0	0.0%	100.0%
Vacant	0	6,799	$0.00	4.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	30	155,421	$12.12	100.0%		$1,801,634	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Nameoki Commons Property is located in Madison County, which is part of the St. Louis, MO-IL Metropolitan Statistical Area (“MSA”), which is commonly known as the St. Louis MSA. The St. Louis MSA is the nineteenth largest metropolitan statistical area in the United States with an estimated population of approximately 2.8 million. The Nameoki Commons Property is located along Nameoki Road, a main commercial thoroughfare for the neighborhood and fronts the Nameoki Commons Property, with Interstate 270 approximately 3.0 miles to the north, Illinois Route 111 approximately 3.4 miles to the east, Illinois Routes 162 and 203 approximately 1.8 miles to the south, and the Mississippi River to the west. National retailers within approximately two miles of the Nameoki Commons Property include Walmart, Lowe’s Home Improvement, Save-A-Lot, Schnucks, ALDI, Family Dollar, McDonald’s and Burger King. Other retail and service-related uses along the primary roadways include restaurants, hotels, branch banks, churches, and gas stations. U.S. Steel’s Granite City Works plant, located approximately 2.4 miles south, is the neighborhood’s largest employer with approximately 2,250 employees.

The estimated 2016 population within a one-, three- and five-mile radius of the Nameoki Commons Property is 9,103, 36,890 and 54,120, respectively, according to a third party market research report. The 2016 average household income within a one-, three- and five-mile radius of the Nameoki Commons Property is estimated to be to be $60,138, $56,697 and $54,139, respectively.

The Nameoki Commons Property is located within the Northeast Metro Illinois retail submarket. According to a third party market research report, as of the first quarter of 2016, the Northeast Metro Illinois retail submarket had an overall vacancy rate of 6.8% and an average rental rate of $9.60 PSF. The submarket contains approximately 11.1 million SF of retail space.

The following table presents competitive shopping centers with respect to the Nameoki Commons Property:

Competitive Property Summary
Property Name	Year Built / Renovated	Occ.	Total GLA (SF)	Lease Area (SF)	Lease Date / Term	Largest Tenant	Rent PSF	Distance to subject (mi.)
Clarkson Square	1983/N/A	100.0%	84,706	40,925	Oct-15 / 10.0 Yrs	Total Wine	$9.00	24.7
Megan Crossings	2005/N/A	82.4%	85,880	58,800	May-15 / 13.9 Yrs	Hobby Lobby	$5.75	31.3
Shoppes at Hawk Ridge	2008/N/A	100.0%	75,951	42,081	Mar-15 / 3.8 Yrs	Sports Authority	$12.90	35.8
Fairview City Shopping Center	1976/1992	92.0%	180,698	28,000	Jan-15 / 10.0 Yrs	Fresh Thyme Farmers Market	$12.00	11.7
Monticello Plaza	1959/1982	84.1%	89,495	22,700	Jan-14 / 7.0 Yrs	Ruler Foods	$7.50	15.8
Dollar General	2015/NA	100.0%	9,100	9,100	Apr-15 / 15.0 Yrs	Dollar General	$11.99	15.2
Glen Carbon Strip Center	2004/N/A	60.0%	7,000	1,000	Apr-16 / 3.0 Yrs	Dan’s Supply Store	$16.50	9.5
University Pointe	2003/N/A	91.0%	54,048	3,245 740 1,440	Feb-16 / 5.0 Yrs Jan-16 / 5.0 Yrs Dec-15 / 5.0 Yrs	Catrina’s Restaurant Allstate Complete Fitness	$18.50 $19.00 $19.50	8.8
Joey B’s Food and Drink	2000/N/A	100.0%	5,419	5,419	May-15 / 5.0 Yrs	Joey B’s	$18.00	23.2
St Clair Square	1974/2003	99.0%	1,107,435	8,113	Apr-14 / 6.2 Yrs	DXL Men’s Apparel	$16.25	11.9
Nameoki Commons Property	1969, 1986, 2004-2005/N/A	95.6%(1)	155,421(1)

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

122

MSC 2016-UBS11	Nameoki Commons

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Nameoki Commons Property:

Cash Flow Analysis
	2013	2014	2015	4/30/2016 TTM	UW	UW PSF
Base Rent(1)	$1,869,072	$1,609,463	$1,654,117	$1,677,882	$1,924,016	$12.38
Total Recoveries	$620,681	$612,316	$627,038	$640,898	$656,589	$4.22
Other Income	$440	$68,100	$7,600	$7,700	$7,700	$0.05
Less Vacancy & Credit Loss	$0	$0	$0	$0	($158,849)	($1.02)
Effective Gross Income	$2,490,193	$2,289,880	$2,288,755	$2,326,480	$2,429,455	$15.63
Total Operating Expenses	$796,521	$781,972	$807,341	$785,179	$791,618	$5.09
Net Operating Income	$1,693,672	$1,507,908	$1,481,413	$1,541,301	$1,637,837	$10.54
Capital Expenditures	$0	$0	$0	$0	$31,084	$0.20
TI/LC	$0	$0	$0	$0	$132,913	$0.86
Net Cash Flow	$1,693,672	$1,507,908	$1,481,413	$1,541,301	$1,473,840	$9.48

Occupancy %	91.0%	88.0%	88.0%	95.6%(2)	95.6%
NOI DSCR	1.64x	1.46x	1.43x	1.49x	1.58x
NCF DSCR	1.64x	1.46x	1.43x	1.49x	1.42x
NOI Debt Yield	10.4%	9.3%	9.1%	9.5%	10.1%
NCF Debt Yield	10.4%	9.3%	9.1%	9.5%	9.1%

(1)	UW Base Rent includes approximately $3,015 of additional contractual rent steps effective June 30, 2017 for investment grade tenants and December 31, 2016 for non-investment grade tenants.

(2)	Occupancy as of May 16, 2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

123

MSC 2016-UBS11	Martin Resorts – Best Western Plus Shore Cliff Lodge

Mortgage Loan No. 14 – Martin Resorts - Best Western Plus Shore Cliff Lodge

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$15,800,000			Location:	Pismo Beach, CA 93449
Cut-off Date Balance:	$15,800,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Limited Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Noreen Martin			Year Built/Renovated:	1970/2016
Mortgage Rate:	4.2500%			Size:	100 Rooms
Note Date:	7/28/2016			Cut-off Date Balance per Room:	$158,000
First Payment Date:	9/6/2016			Maturity Date Balance per Room:	$115,281
Maturity Date:	8/6/2026			Property Manager:	Martin Hotel Management Company (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	300 months
IO Period:	0 months
Seasoning:	0 months
Prepayment Provisions:	LO (24); DEF (92); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI:	$2,734,789
Additional Debt Type:	N/A			UW NOI Debt Yield:	17.3%
Additional Debt Balance:	N/A			UW NOI Debt Yield at Maturity:	23.7%
Future Debt Permitted (Type):	Yes (Mezzanine)			UW NCF DSCR:	2.43x
Reserves				Most Recent NOI:	$2,940,733 (3/31/2016 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$3,099,457 (12/31/2015)
RE Tax:	$79,180	$14,139	N/A	3rd Most Recent NOI:	$2,802,446 (12/31/2014)
Insurance:	$0	Springing	N/A	Most Recent Occupancy:	80.9% (3/31/2016)
Deferred Maintenance:	$8,125	$0	N/A	2nd Most Recent Occupancy:	84.7% (12/31/2015)
Recurring Replacements:	$0	$19,356	N/A	3rd Most Recent Occupancy:	78.6% (12/31/2014)
Stabilization(1):	$428,000	$0	N/A	Appraised Value (as of):	$37,200,000 (4/26/2016)
PIP(2):	$58,604	Springing	N/A	Cut-off Date LTV Ratio:	42.5%
Seasonality(3):	$57,768	Springing	N/A	Maturity Date LTV Ratio:	31.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,800,000	100.0%	Loan Payoff:	$7,688,787	48.7%
			Reserves:	$631,677	4.0%
			Closing Costs:	$88,869	0.6%
			Return of Equity:	$7,390,667	46.8%
Total Sources:	$15,800,000	100.0%	Total Uses:	$15,800,000	100.0%

(1)	The Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower (as defined below) escrowed with the lender an upfront stabilization reserve in the amount of $428,000, and upon the Martin Resorts - Best Western Plus Shore Cliff Lodge Property (as defined below) meeting or exceeding debt yield requirements, together with other release requirements as set forth in the loan documents after deflagging the Martin Resorts - Best Western Plus Shore Cliff Lodge Property in accordance with the loan documents, shall be disbursed to (i) the seasonality reserve up to the aggregate of the required seasonality monthly escrow amounts that would have been on deposit in the seasonality reserve had the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower been making required deposits in accordance with the loan documents, and the remaining, if any, (ii) during the continuance of a cash management trigger period under the loan documents, into the cash management account, or (iii) if no cash management trigger period has occurred and is continuing, the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower. Such rebranding may occur on or after October 1, 2016.

(2)	The Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower escrowed an upfront PIP reserve in the amount of $58,604, which equals 125% of the estimated remaining cost ($46,883) of the current property improvement plan (“PIP”). Upon the occurrence of a Future PIP Trigger Event (as defined below), excess cash flow will be deposited into the future PIP reserve account. A “Future PIP Trigger Event” means (a) the franchisor giving notice of its intention to terminate or cancel or not extend or renew the franchise agreement, (b) the date that is 12 months prior to the then applicable expiration date of the franchise agreement, (c) an event of default by the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower or an affiliate of the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower as franchisee under the franchise agreement, or (d) prior to the termination of the Best Western franchise agreement, the bankruptcy or insolvency of the franchisor. The Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower giving notice of its intention to terminate the existing franchise agreement in accordance with the terms in the loan documents will not result in a Future PIP Trigger Event.

(3)	The Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower escrowed an upfront seasonality reserve in the amount of $57,768. On each monthly payment date occurring in the calendar months of April through September, commencing in and including the calendar year of 2017, and each subsequent calendar year during the term of the Martin Resorts - Best Western Plus Shore Cliff Lodge Mortgage Loan, the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower is required to deposit with the lender an amount equal to the seasonality monthly escrow amount according to the loan documents. Such monthly deposits into the seasonality reserve are waived for a period of 12 months after deflagging the Martin Resorts - Best Western Plus Shore Cliff Lodge Property in accordance with the loan documents.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Martin Resorts - Best Western Plus Shore Cliff Lodge Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,800,000 and secured by a first priority fee mortgage encumbering a limited service hospitality property known as Martin Resorts - Best Western Plus Shore Cliff Lodge in Pismo Beach, California (the “Martin Resorts - Best Western Plus Shore Cliff Lodge Property”). The proceeds of the Martin Resorts - Best Western Plus Shore Cliff Lodge Mortgage Loan were used to refinance a previous loan, fund upfront reserves, pay closing costs and return equity to the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower. The previous mortgage loan secured by the Martin Resorts - Best Western Plus Shore Cliff Lodge Property was included in the LBUBS 2006-C7 securitization trust.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

124

MSC 2016-UBS11	Martin Resorts – Best Western Plus Shore Cliff Lodge

The Borrower and the Sponsor. The borrower is Pismo Shore Cliff, Inc. (the “Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower”), a California corporation, with no independent directors in its organizational structure. Equity ownership in the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower is collectively held through Martin Resorts, Inc. by five parties: Tom and Noreen Martin Family Trust (25.0%), Meghan Noreen Martin (25.0%), Julie Marie Martin (22.5%), Julie Marie Martin and Donald Westfall (2.5%), and Jonathan and Laura Sherlock, Trustees of the Sherlock Family Trust (25.0%). The sponsor and nonrecourse carve-out guarantor of the Martin Resorts - Best Western Plus Shore Cliff Lodge Mortgage Loan is Noreen Martin (the “Martin Resorts - Best Western Plus Shore Cliff Lodge Sponsor”).

Noreen Martin, CEO of Martin Resorts, has over 18 years’ experience in the hospitality industry including the development and operations of boutique and franchised hotels in San Luis Obispo County. The company’s portfolio includes five hotels comprising 374 rooms. In a county heavily dependent upon tourism, Noreen Martin is the board president of Visit San Luis Obispo County and received the 2015 Tourism Champion Award from San Luis Obispo County. Noreen Martin is also the vice chairperson for Visit California, the official tourism board of California.

The Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower is affiliated with the borrowers of four other mortgage loans through partial or complete direct or indirect common ownership, identified as Martin Resorts - Avila Lighthouse Suites, Martin Resorts - Pismo Lighthouse Suites, Martin Resorts - Paso Robles Inn, and Martin Resorts - The Inn at the Cove in Annex A-1 to the Preliminary Prospectus, all of which are located in San Luis Obispo County, California.

The Property. The Martin Resorts - Best Western Plus Shore Cliff Lodge Property is a 100-room, limited service hotel located in Pismo Beach, California. Built in 1970 on a 5.8-acre parcel, the Martin Resorts - Best Western Plus Shore Cliff Lodge Property consists of four buildings ranging from one to three stories. The Martin Resorts - Best Western Plus Shore Cliff Lodge Property features 159 parking spaces, electric vehicle charging stations, an outdoor pool and jacuzzi, wedding lawn with gazebo, fitness center, clay tennis courts, and breakfast room. The guestroom mix includes 30 queen rooms, 64 king rooms, and six suites. The guestrooms overlook the Pacific Ocean and offer complimentary wireless internet access, mini refrigerator, LCD flat panel television, coffeemaker, hairdryer, ergonomic desk chair, bathrobes, and individual balconies. The Martin Resorts - Best Western Plus Shore Cliff Lodge Property recently received an award from a travel website for 2016.

The Martin Resorts - Best Western Plus Shore Cliff Lodge Sponsor purchased the Martin Resorts - Best Western Plus Shore Cliff Lodge Property in 2002 for approximately $4.2 million and invested a total of approximately $14.2 million in building costs and capital expenditures. Approximately $7.1 million of such renovations to the Martin Resorts - Best Western Plus Shore Cliff Lodge Property occurred since 2006, including approximately $4.6 million on exterior and interior common space renovations and upgrades, approximately $2.4 million on the remodeling of 66 guestrooms and suites, and approximately $92,000 on upgrades to the restaurant on site. The Martin Resorts - Best Western Plus Shore Cliff Lodge Property is currently undergoing a PIP renovation, budgeted at $581,500, to the building exterior, elevator upgrades, and refreshing of guestrooms. At loan origination, a PIP Reserve was escrowed in the amount of $58,604, which equals 125% of the estimated remaining costs to complete the PIP renovations ($46,883).

The Martin Resorts - Best Western Plus Shore Cliff Lodge Property is currently subject to a franchise agreement with Best Western International, Inc. (“Best Western”) and is operating under the Best Western Plus brand. The franchise agreement is currently set to expire in November 2016. The Martin Resorts - Best Western Plus Shore Cliff Lodge Property is expected to be converted into a boutique hotel without the Best Western affiliation upon expiration of the franchise agreement. Affiliates of the Martin Resorts - Best Western Plus Shore Cliff Lodge Sponsor own and operate four other independent hotels in San Luis Obispo County, California, all of which secure mortgage loans included in this MSC 2016-UBS11 securitization. In addition, the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower escrowed with the lender an upfront stabilization reserve in the amount of $428,000, and upon the Martin Resorts - Best Western Plus Shore Cliff Lodge Property meeting or exceeding debt yield requirements, together with other release requirements as set forth in the loan documents after rebranding the Martin Resorts - Best Western Plus Shore Cliff Lodge Property in accordance with the loan documents, shall be disbursed to (i) the seasonality reserve up to the aggregate of the required seasonality monthly escrow amounts that would have been on deposit in the seasonality reserve had the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower been making required deposits in accordance with the loan documents, and the remaining, if any, (ii) during the continuance of a cash management trigger period under the loan documents, into the cash management account, or (iii) if no cash management trigger period has occurred and is continuing, the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower.

According to the appraisal, the Martin Resorts - Best Western Plus Shore Cliff Lodge Property generates approximately 20% of its room revenue from commercial demand, 20% from meeting and group business, and 60% from leisure demand. From 2013 to 2015, the top corporate accounts at the Martin Resorts - Best Western Plus Shore Cliff Lodge Property included Pacific Gas and Electric, AT&T, Southern California Gas, and Sunset Magazine.

More specific information about the Martin Resorts - Best Western Plus Shore Cliff Lodge Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR

	Competitive Set			Martin Resorts - Best Western Plus Shore Cliff Lodge Property(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	69.5%	$161.56	$112.24	75.7%	$143.35	$108.48	108.9%	88.7%	96.7%
2012	72.2%	$166.09	$119.96	73.6%	$157.61	$115.96	101.9%	94.9%	96.7%
2013	75.0%	$172.59	$129.48	78.5%	$167.17	$131.16	104.6%	96.9%	101.3%
2014	76.7%	$182.33	$139.80	79.0%	$182.69	$144.39	103.1%	100.2%	103.3%
2015	76.7%	$193.17	$148.09	84.8%	$190.53	$161.60	110.6%	98.6%	109.1%
6/30/2016 TTM	78.1%	$194.84	$152.18	78.4%	$192.87	$151.24	100.4%	99.0%	99.4%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Martin Resorts - Best Western Plus Shore Cliff Lodge Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Martin Resorts - Best Western Plus Shore Cliff Lodge Property is located in Pismo Beach, San Luis Obispo County, California, approximately 178 miles northwest of Los Angeles and 249 miles southeast of San Francisco. The area is serviced by the San Luis Obispo County Regional Airport, located approximately 9.5 miles north of the Martin Resorts - Best Western Plus Shore Cliff Lodge Property. The Martin Resorts - Best

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

125

MSC 2016-UBS11	Martin Resorts – Best Western Plus Shore Cliff Lodge

Western Plus Shore Cliff Lodge Property is adjacent to U. S. Highway 101, which is a major north-south arterial that connects California to the states of Oregon and Washington, and in San Luis Obispo County, intersects with the Pacific Coast Highway.

Pismo Beach is the only oceanfront community on U.S. Highway 101 between Santa Barbara and San Francisco and features expansive beaches, golf, biking, jogging, scuba diving, kayaking, surf fishing, shopping attractions, and restaurants. Popular tourist destinations in the area include five distinct wine regions, including Paso Robles and Edna Valley, Hearst Castle, Pismo Beach Pier, Monarch Butterfly Grove, and Oceano Dunes State Vehicular Recreation Area, which is the only beach in California that allows driving on the beach. According to the appraisal, visitors in San Luis Obispo County spent approximately $1.52 billion in 2014, which represents a 3.4% increase in spending over 2013.

According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Martin Resorts - Best Western Plus Shore Cliff Lodge Property is 1,423, 15,241, and 48,199, respectively. Estimated 2016 average household income within a one-, three-, and five-mile radius of the Martin Resorts - Best Western Plus Shore Cliff Lodge Property is $76,364, $79,236 and $80,367, respectively.

According to an industry report as of June 2016, the Martin Resorts - Best Western Plus Shore Cliff Lodge Property is located in the San Luis Obispo/Paso Robles, California hospitality submarket, which consists of 159 hotel properties with a total of 8,944 rooms. The San Luis Obispo/Paso Robles, California hospitality submarket had occupancy, ADR and RevPAR of 70.0%, $144.23 and $100.90, respectively over the trailing 12-month period. Occupancy, ADR, and RevPAR in the San Luis Obispo/Paso Robles, California submarket has experienced steady growth and from 2014 to 2015, increasing by 2.0%, 6.2%, and 8.3%, respectively. The Martin Resorts - Best Western Plus Shore Cliff Lodge Property had an occupancy, ADR and RevPAR of 78.4%, $192.87 and $151.24, respectively over the trailing 12-month period ending June 30, 2016.

Primary competitive properties to the Martin Resorts - Best Western Plus Shore Cliff Lodge Property are shown in the table below:

Competitive Property Summary

Property Name	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	2015 Occupancy(1)(2)	2015 ADR(1)(2)	2015 RevPAR(1)(2)
Martin Resorts - Best Western Plus Shore Cliff Lodge Property	100	20%	20%	60%	83.5%	$190.76	$159.30
Martin Resorts - Avila Lighthouse Suites(3)	54	5%	15%	80%	73.5%	$285.81	$210.21
Martin Resorts - The Inn at the Cove(3)	52	13%	12%	75%	64.1%	$204.60	$131.24
Martin Resorts - Pismo Lighthouse Suites(3)	70	10%	5%	85%	76.3%	$236.77	$180.67
The Cliffs Resort	162	16%	30%	54%	N/A	N/A	N/A
Spyglass Inn	82	10%	10%	80%	N/A	N/A	N/A
Cottage Inn by the Sea	80	10%	8%	82%	N/A	N/A	N/A
Sandcastle Inn	75	2%	8%	90%	N/A	N/A	N/A
SeaVenture Beach Resort	50	5%	20%	75%	N/A	N/A	N/A
Total/Wtd. Avg.(1)(4)	625	10%	16%	74%	76.1%	$211.24	$160.76

Source: Appraisal

(1)	2015 Occupancy, ADR, and RevPAR for the individual properties of the competitive set are not set forth in the appraisal. Total/Wtd. Avg. represents the historical market performance of the overall competitive supply according to the appraisal.

(2)	2015 Occupancy, ADR, and RevPAR for Martin Resorts - Avila Lighthouse Suites, Martin Resorts - The Inn at the Cove and Martin Resorts - Pismo Lighthouse Suites are based on industry reports.

(3)	The property is owned by an affiliate of the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower and secures a mortgage loan included in this MSC 2016-UBS11 securitization.

(4)	Total/Wtd. Avg. demand segmentation excludes the Martin Resorts - Best Western Plus Shore Cliff Lodge Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

126

MSC 2016-UBS11	Martin Resorts – Best Western Plus Shore Cliff Lodge

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Martin Resorts - Best Western Plus Shore Cliff Lodge Property:

Cash Flow Analysis(1)

	2013	2014	2015	3/31/2016 TTM	UW	UW per Room
Occupancy(2)	78.4%	78.6%	84.7%	80.9%	80.9%
ADR(2)	$167.33	$182.86	$190.85	$194.93	$194.93
RevPAR(2)	$131.24	$143.64	$161.61	$157.68	$157.68

Rooms Revenue	$4,790,253	$5,243,027	$5,898,735	$5,755,367	$5,755,367	$57,554
Food & Beverage	$0	$0	$0	$0	$0	$0
Other Income	$175,564	$185,222	$193,411	$188,517	$188,517	$1,885
Total Revenue	$4,965,818	$5,428,249	$6,092,146	$5,943,885	$5,943,885	$59,439
Total Expenses	$2,487,028	$2,625,803	$2,992,690	$3,003,152	$3,209,096	$32,091
Net Operating Income	$2,478,789	$2,802,446	$3,099,457	$2,940,733	$2,734,789	$27,348
FF&E	$0	$0	$0	$0	$237,755	$2,378
Net Cash Flow	$2,478,789	$2,802,446	$3,099,457	$2,940,733	$2,497,033	$24,970

NOI DSCR	2.41x	2.73x	3.02x	2.86x	2.66x
NCF DSCR	2.41x	2.73x	3.02x	2.86x	2.43x
NOI Debt Yield	15.7%	17.7%	19.6%	18.6%	17.3%
NCF Debt Yield	15.7%	17.7%	19.6%	18.6%	15.8%

(1)	The minor variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Martin Resorts - Best Western Plus Shore Cliff Lodge Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Occupancy, ADR and RevPAR figures have been taken from financial statements provided by the Martin Resorts - Best Western Plus Shore Cliff Lodge Borrower.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

127

MSC 2016-UBS11	Newington Business Center

Mortgage Loan No. 15 – Newington Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$15,715,000			Location:	Newington, CT 06111
Cut-off Date Balance:	$15,715,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Warehouse
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Barry Friedman			Year Built/Renovated:	1956, 2000, 2006, 2008/1998, 2012-2015
Mortgage Rate:	4.5700%
Note Date:	6/29/2016			Size:	614,600 SF
First Payment Date:	8/6/2016			Cut-off Date Balance per SF:	$26
Maturity Date:	7/6/2026			Maturity Date Balance per SF:	$22
Original Term to Maturity:	120 months			Property Manager:	SGS Management, LLC (borrower-related)
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(2):	$1,638,390
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	10.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.2%
Additional Debt Type:	N/A			UW NCF DSCR:	2.00x (IO) 1.51x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(2):	$974,411 (5/31/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	$890,824 (12/31/2015)
Reserves				3rd Most Recent NOI(2):	$203,699 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.7% (6/7/2016)
RE Tax:	$66,934	$25,744	N/A	2nd Most Recent Occupancy:	92.0% (12/31/2015)
Insurance:	$0	$8,401	N/A	3rd Most Recent Occupancy:	92.0% (12/31/2014)
Recurring Replacements:	$0	$7,683	$190,000	Appraised Value (as of):	$22,400,000 (6/8/2016)
Deferred Maintenance:	$1,500	$0	N/A	Cut-off Date LTV Ratio:	70.2%
TI/LC:	$380,000	Springing	$380,000	Maturity Date LTV Ratio:	60.2%
Other(1):	$229,104	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,715,000	66.8%	Purchase Price:	$22,414,743	95.3%
Borrower Equity:	$7,812,767	33.2%	Reserves:	$677,538	2.9%
			Closing Costs:	$435,485	1.9%
Total Sources:	$23,527,767	100.0%	Total Uses:	$23,527,767	100.0%

(1)	Other reserves is comprised of (1) an upfront ADS Warehouse Solutions, LLC reduced rent reserve fund of $229,104 for any free or abated rent or other payments, credits, or allowances by the Newington Business Center Borrower (as defined below) to ADS Warehouse Solutions, LLC, (2) a springing Material Tenant TI/LC reserve and (3) a springing rent concession reserve. Upon the commencement of any of the following (i) a Material Tenant (as defined below) gives notice of its intention to terminate or not extend or renew its lease, (ii) six months or more prior for the Huttig Building Products, Inc. or 12 months or more prior for all other Material Tenants, to the then applicable expiration date under its lease, the associated Material Tenant, does not extend or renew its lease upon terms and conditions reasonably acceptable to the lender, (iii) a Material Tenant fails to give notice of its election to extend or renew its lease, (iv) an event of default under a Material Tenant lease occurs, (v) the bankruptcy or insolvency of a Material Tenant (or, if applicable, any lease guarantor) occurs, (vi) a Material Tenant lease terminates, or (vii) a Material Tenant “goes dark”, vacates, ceases to occupy or discontinues its operations at the Newington Business Center Property (as defined below), the Newington Business Center Borrower is required to deposit monthly all excess cash flow into a Material Tenant TI/LC reserve for tenant improvements and leasing commissions. A “Material Tenant” means (i) ADS Warehouse Solutions, LLC, (ii) Huttig Building Products, Inc., (iii) Davidson Company Inc. of Meriden, or (iv) any tenant leasing space comprising greater than 20.0% of (a) the total rentable square footage at the Newington Business Center Property or (b) the total in-place base rent at the Newington Business Center Property. The Newington Business Center Borrower is required to pay to the lender as incurred (i) all outstanding free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements or leasing commission obligations required to be given by the Newington Business Center Borrower to any tenant and (ii) if applicable, in connection with (a) the extension or renewal of a Material Tenant lease with respect to all of the applicable Material Tenant space or (b) the leasing of all or a portion of the applicable Material Tenant space to a replacement tenant, any free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements or leasing commission obligations to a tenant or a replacement tenant into a rent concession reserve.

(2)	UW NOI is higher than historical financial information due to occupancy increasing from 45.9% as of year-end 2013 to 92.0% as of year-end 2014 and 2015 and inclusion of contractual rent steps as described below under “Operating History and Underwritten Net Cash Flow”. Increase in occupancy was due to Davidson Company’s lease commencing in July 2012 (19.6% of NRA, 23.1% of underwritten base rent), ADS Solutions’ lease commencing in December 2013 (50.4% of NRA, 49.7% of underwritten base rent) and Fun Quest, Inc. (Jump On In)’s lease commencing in January 2016 (1.7% of NRA, 2.9% of underwritten base rent). In addition, Nutritional Supplements vacated 52,800 SF (8.6% of NRA) in June 2012 and Huttig reduced its initial lease size from 140,000 SF to 89,949 SF in April 2013 before increasing to 111,245 SF in October 2013. Huttig has leased 135,213 SF (22.0% of NRA) since January 2014.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Newington Business Center Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $15,715,000, secured by a first priority fee mortgage encumbering a 614,600 SF industrial warehouse in Newington, Connecticut (the “Newington Business Center Property”). Proceeds of the Newington Business Center Mortgage Loan, along with approximately $7.8 million of borrower equity, were primarily used to acquire the Newington Business Center Property, fund upfront reserves and pay closing costs.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

128

MSC 2016-UBS11	Newington Business Center

The Borrower and the Sponsor. The borrower is Shelbourne Newington, LLC (the “Newington Business Center Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The managing member of the Newington Business Center Borrower is Shelbourne Global Acquisitions, LLC, owned by Barry Friedman (51.0%) and Shelbourne Global Solutions, LLC (49.0%). Barry Friedman is the sponsor and the nonrecourse carve-out guarantor of the Newington Business Center Mortgage Loan.

The Property. The Newington Business Center Property is a one-story 614,600 SF industrial warehouse situated on a 62.9-acre site in Newington, Connecticut. The Newington Business Center Property was built in 1956 with additions of 228,692 SF in 2000, 68,400 SF in 2006, and 60,000 SF in 2008, for a total of 614,600 SF. The Newington Business Center Property has undergone multiple renovations, with the most recent including approximately $968,845 spent between 2012 and 2015 to primarily address the build-out of office space, loading dock improvements, water-gate replacements, and floor sealing. The Newington Business Center Property is comprised of 95.1% warehouse space and 4.9% office space. The clear ceiling height throughout the Newington Business Center Property is 20 feet and features 11 grade-level overhead doors and 15 dock-high overhead doors. The Newington Business Center Property has 490 parking spaces or 0.80 spaces per 1,000 SF. The Newington Business Center Property is located in Newington, Hartford County, Connecticut, approximately 5.0 miles southwest of the Hartford central business district.

The Newington Business Center Property is currently 93.7% occupied as of June 7, 2016 by four tenants. The largest tenant, ADS Warehouse Solutions, LLC (“ADS Solutions”) occupies 309,600 SF (50.4% NRA; 49.7% underwritten base rent) of space with a lease expiration in May 2026. The second largest tenant, Huttig Building Products, Inc., has occupied 135,213 SF (22.0% NRA; 24.3% underwritten base rent) of space since April 2000 with a lease expiration in March 2018. The third largest tenant, Davidson Company Inc. of Meriden, occupies 120,544 SF (19.6% NRA; 23.1% underwritten base rent) of space since July 2012 with a lease expiration in January 2023. The fourth largest tenant, Fun Quest, Inc. (Jump On In), has occupied 10,459 SF (1.7% NRA; 2.9% underwritten base rent) of space since January 2016 with a lease expiration in February 2026.

Major Tenants.

ADS Warehouse Solutions, LLC (309,600 SF, 50.4% of NRA, 49.7% of underwritten base rent). ADS Solutions is a logistics management company for Jade Marketing Group and Onyx Design Groups. The ADS Solutions’ space serves as a distribution center for the clothing manufacturer’s jean brands, which include Amethyst Jeans, Ariya Jeans and T.K. Axel Brand. ADS Solutions has leased 309,600 SF expiring in May 2026, with two five-year renewal options and no termination options. The ADS Solutions lease requires an annual base rent of $2.48 PSF, which increases to $2.85 PSF in June 2018 and $3.05 PSF in June 2022.

Huttig Building Products, Inc. (135,213 SF, 22.0% of NRA, 24.3% of underwritten base rent). Huttig Building Products, Inc. (“Huttig”) is the nation’s largest wholesale distributor of millwork, and specialty building products for light commercial, residential construction and remodeling with over 27 wholesale distribution centers serving 41 states around the United States. Huttig has leased 135,213 SF expiring in March 2018, with no renewal options. Huttig has the right to terminate 23,968 SF of space with 30 days’ notice and no termination fee if (a) the sprinkler system in the 23,968 SF space is required to be repaired and (b) the landlord refuses to or otherwise fails to cause such repairs. The Huttig lease requires an annual base rent of $3.12 PSF, which increases to $3.19 PSF in April 2017.

Davidson Company Inc. of Meriden (120,544 SF, 19.6% of NRA, 23.1% of underwritten base rent). Davidson Company Inc. of Meriden (“Davidson Company”) is the largest specialty food distributor in New England. Davidson Company has leased 120,544 SF expiring in January 2023, with one five-year renewal option. Davidson Company has a right to terminate its lease after January 31, 2018 with 270 days’ notice and a termination fee equivalent to unamortized tenant improvements and leasing commissions. The Davidson Company lease requires an annual base rent of $3.30 PSF, which increases by $0.10 PSF each year for the remainder of the Davidson Company lease term.

The following table presents certain information relating to the leases at the Newington Business Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
ADS Warehouse Solutions, LLC	NR/NR/NR	309,600	50.4%	$882,360	49.7%	$2.85	5/31/2026
Huttig Building Products, Inc.	NR/NR/NR	135,213	22.0%	$431,478	24.3%	$3.19	3/31/2018(3)
Davidson Company Inc. of Meriden	NR/NR/NR	120,544	19.6%	$409,850	23.1%	$3.40	1/31/2023(4)
Fun Quest, Inc. (Jump On In)	NR/NR/NR	10,459	1.7%	$52,280	2.9%	$5.00	2/28/2026
Subtotal/Wtd. Avg.		575,816	93.7%	$1,775,968	100.0%	$3.08
Vacant Space		38,784	6.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		614,600	100.0%	$1,775,968	100.0%	$3.08

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Huttig has the right to terminate 23,968 SF of space with 30 days’ notice and no termination fee if (a) the sprinkler system in the 23,968 SF space is required to be repaired and (b) the landlord refuses to or otherwise fails to cause such repairs.

(4)	Davidson Company has a right to terminate its lease after January 31, 2018 with 270 days’ notice and a termination fee equivalent to unamortized tenant improvements and leasing commissions.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

129

MSC 2016-UBS11	Newington Business Center

The following table presents certain information relating to the lease rollover schedule at the Newington Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	1	135,213	$3.19	22.0%	22.0%	$431,478	24.3%	24.3%
2019	0	0	$0.00	0.0%	22.0%	$0	0.0%	24.3%
2020	0	0	$0.00	0.0%	22.0%	$0	0.0%	24.3%
2021	0	0	$0.00	0.0%	22.0%	$0	0.0%	24.3%
2022	0	0	$0.00	0.0%	22.0%	$0	0.0%	24.3%
2023	1	120,544	$3.40	19.6%	41.6%	$409,850	23.1%	47.4%
2024	0	0	$0.00	0.0%	41.6%	$0	0.0%	47.4%
2025	0	0	$0.00	0.0%	41.6%	$0	0.0%	47.4%
2026 & Beyond	2	320,059	$2.92	52.1%	93.7%	$934,640	52.6%	100.0%
Vacant	0	38,784	$0.00	6.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	614,600	$3.08	100.0%		$1,775,968	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Newington Business Center Property is located in the Hartford industrial market and the south industrial submarket. According to a third party market research report, as of the first quarter of 2016, the south industrial submarket has inventory of approximately 20.1 million SF with a market vacancy of 9.1% and an average annual rental rate of $4.82 PSF.

The estimated 2016 population within a one-, three- and five-mile radius of the Newington Business Center Property is 8,460, 86,559 and 273,276, respectively, according to a third party market research report. The 2016 average household income within a one-, three- and five-mile radius of the Newington Business Center Property is estimated to be $92,793, $80,480 and $74,990, respectively.

The following table presents comparable industrial properties with respect to the Newington Business Center Property:

Competitive Property Summary
Property Name	Address	Year Built	Net Rentable Area (SF)	Percent Office	Clear Height (ft.)	Largest Tenant Name	Lease Date / Term	Base Rent (PSF)
Newington Business Center Property	475 Willard Avenue Newington, CT	1956, 2000, 2006, 2008	614,600(1)	4.9%	20	ADS Warehouse Solutions, LLC	Dec-13 / 12.5 Yrs	$2.85
Multi-tenant Industrial	295 Ella Grasso Turnpike Windsor Locks, CT	1968	475,000	0.1%	18-40	Thrift Books, LLC	Jan-15 / 1.0 Yr	$2.70
Former Quebecor Building	291-297 State Street North Haven, CT	1962	372,856	7.3%	22-42	Confidential Confidential	Mar-14 / 10.0 Yrs Jan-14 / 5.0 Yrs	$4.24 $3.50
88 Long Hill Street	88 Long Hill Street East Hartford, CT	1978	515,000	9.7%	20	Kichler Company	Jul-10 / 5.0 Yrs	$3.70
Allied Building Products	780 North Colony Road Wallingford, CT	1954	85,646	12.7%	22	Allied Building Products	Feb-12 / 6.0 Yrs	$3.21
40 Brainard Road – Lease	40 Brainard Road Hartford, CT	1971	192,622	4.0%	19	Southern NE Telephone	May-10 / 7.0 Yrs	$3.00
235 Dividend Road	235 Dividend Road Rocky Hill, CT	1981	115,301	8.4%	23	Cleary Millwork	Jan-00 / 7.0 Yrs	$3.17
East Windsor Industrial	8 Craftsman Road East Windsor, CT	1979	74,919	4.0%	24	Blue Bell Mattress Company	Jul-13 / 4.0 Yrs	$2.50
Progress Industrial Park	436 Hayden Station Road Windsor, CT	1988	60,000	3.0%	23	SCP Distributors, LLC	May-15 / 5.0 Yrs	$3.50

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

130

MSC 2016-UBS11	Newington Business Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Newington Business Center Property:

Cash Flow Analysis(1)
	2013	2014	2015	5/31/2016 TTM	UW	UW PSF
Base Rent(2)	$722,497	$932,362	$1,277,413	$1,418,277	$1,931,104	$3.14
Total Recoveries	$405,727	$260,665	$649,052	$642,692	$940,975	$1.53
Other Income	$35,792	$5,821	$5,158	$5,158	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($214,516)	($0.35)
Effective Gross Income	$1,164,016	$1,198,848	$1,931,623	$2,066,127	$2,657,563	$4.32
Total Operating Expenses	$1,034,906	$995,149	$1,040,799	$1,091,716	$1,019,173	$1.66
Net Operating Income	$129,110	$203,699	$890,824	$974,411	$1,638,390	$2.67
Capital Expenditures	$0	$0	$0	$0	$92,190	$0.15
TI/LC	$0	$0	$0	$0	$90,992	$0.15
Net Cash Flow	$129,110	$203,699	$890,824	$974,411	$1,455,209	$2.37

Occupancy %	45.9%	92.0%	92.0%	93.7%	93.7%
NOI DSCR	0.13x	0.21x	0.92x	1.01x	1.70x
NCF DSCR	0.13x	0.21x	0.92x	1.01x	1.51x
NOI Debt Yield	0.8%	1.3%	5.7%	6.2%	10.4%
NCF Debt Yield	0.8%	1.3%	5.7%	6.2%	9.3%

(1)	The Newington Business Center Property was acquired by the Newington Business Center Borrower in June 2016 for approximately $22.4 million. As such, the historical financial information was provided by the seller of the Newington Business Center Property.

(2)	UW Base Rent is higher than historical financial information due to occupancy increasing from 45.9% as of year-end 2013 to 92.0% as of year-end 2014 and 2015. UW Base Rent includes contractual rent steps through July 1, 2017 for Huttig, Davidson Company and Fun Quest, Inc. (Jump On In) and June 1, 2018 for ADS Solutions. Increase in occupancy was due to Davidson Company’s lease commencing in July 2012 (19.6% of NRA, 23.1% of underwritten base rent), ADS Solutions’ lease commencing in December 2013 (50.4% of NRA, 49.7% of underwritten base rent) and Fun Quest, Inc. (Jump On In)’s lease commencing in January 2016 (1.7% of NRA, 2.9% of underwritten base rent). In addition, Nutritional Supplements vacated 52,800 SF (8.6% of NRA) in June 2012 and Huttig reduced its initial lease size from 140,000 SF to 89,949 SF in April 2013 before increasing to 111,245 SF in October 2013. Huttig has leased 135,213 SF (22.0% of NRA) since January 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

131

MSC 2016-UBS11

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), UBS Securities LLC (together with its affiliates, “UBS Securities”), KeyBanc Capital Markets Inc. (together with its affiliates, “KeyBanc”) and Natixis Americas Securities LLC (together with its affiliates, “Natixis Americas”, and, collectively with Morgan Stanley, UBS Securities and KeyBanc, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This Term Sheet may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this Term Sheet is subject to change, completion or amendment from time to time, and the information in this Term Sheet supersedes information in any other communication other than in any other Free Writing Prospectus relating to the securities referred to in this Term Sheet. This Term Sheet is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this Term Sheet may not be suitable for all investors. This Term Sheet has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this Term Sheet. This Term Sheet does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this Term Sheet as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by one or more Underwriters that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

In the United Kingdom, this Term Sheet is only being distributed to, and is directed only at, persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals in accordance with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) are high net worth companies, unincorporated associations, partnerships or trustees in accordance with Article 49(2) of the Order (all such persons together being referred to as “relevant persons”). This Term Sheet must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Term Sheet relates is available only to relevant persons and will be engaged in only with relevant persons.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH OF Morgan Stanley & Co. LLC, UBS SECURITIES LLC, KEYBANC CAPITAL MARKETS INC. AND NATIXIS AMERICAS SECURITIES LLC. HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

© 2016 Morgan Stanley